                                                                     EXHIBIT 3.2

                         AMENDED AND RESTATED AGREEMENT

                                       OF

                               LIMITED PARTNERSHIP

                                       OF

                         NORTHERN BORDER PARTNERS, L.P.

                                TABLE OF CONTENTS

                        ARTICLE I
              ORGANIZATIONAL MATTERS..........          1
1.1 Formation and Continuation................          1
1.2 Name......................................          1
1.3 Registered Office; Principal Office.......          1
1.4 Power of Attorney.........................          2
1.5 Term......................................          3
1.6 Possible Restrictions on Transfer.........          3

                       ARTICLE II
             DEFINITIONS......................          3
"Additional Limited Partner"..................          3
"Adjusted Capital Account"....................          4
"Adjusted Property"...........................          4
"Administrative Services Agreement"...........          4
"Affiliate"...................................          4
"Agreed Allocation"...........................          4
"Agreed Value"................................          4
"Agreement"...................................          5
"Arbitrator"..................................          5
"Assignee"....................................          5
"Audit Committee".............................          5
"Authorized Officer"..........................          5
"Available Cash"..............................          5
"Book-Tax Disparity"..........................          6
"Business Day"................................          6
"Buyout Price"................................          6
"Buyout Event"................................          6
"Capital Account".............................          7
"Capital Additions and Improvements"..........          7
"Capital Contribution"........................          7
"Carrying Value"..............................          7
"Cash from Interim Capital Transactions"......          7
"Cash from Operations"........................          7
"Cause".......................................          9
"Certificate".................................          9
"Certificate of Limited Partnership"..........          9
"Citizenship Certification"...................          9
"Closing Date"................................          9
"Closing Price"...............................          9
"Code"........................................          9
"Combined Interest"...........................          9
"Commission"..................................          9
"Common Unit".................................          9
"Common Unit Arrearage".......................          9
"Contributed Property"........................         10
"Conveyance Agreement"........................         10
"Credit Agreement"............................         10

"Cumulative Common Unit Arrearage"......................    10
"Curative Allocation"...................................    10
"Current Market Price"..................................    10
"Delaware Act"..........................................    10
"Departing Partner".....................................    10
"Economic Risk of Loss".................................    10
"Eligible Citizen"......................................    10
"Enron".................................................    10
"Event of Withdrawal"...................................    10
"First Liquidation Target Amount".......................    11
"First Target Distribution".............................    11
"General Partners"......................................    11
"General Partner Percentage Interest"...................    11
"Gross General Partner Percentage Interest".............    11
"Group".................................................    11
"Hypothetical Equity Value".............................    11
"Incentive Distribution"................................    11
"Indemnified Persons"...................................    12
"Indemnitee"............................................    12
"Indemnity Agreement"...................................    12
"Initial Common Units"..................................    12
"Initial Limited Partners"..............................    12
"Initial Offering"......................................    12
"Initial Unit Price"....................................    12
"Interim Capital Transactions"..........................    12
"Intermediate Partnership"..............................    12
"Intermediate Partnership Agreement"....................    13
"Issue Price"...........................................    13
"Limited Partner".......................................    13
"Liquidation Date"......................................    13
"Liquidator"............................................    13
"Maintenance Capital Expenditures"......................    13
"Merger Agreement"......................................    13
"Minimum Quarterly Distribution"........................    13
"National Securities Exchange"..........................    13
"Net Agreed Value"......................................    14
"Net Income"............................................    14
"Net Loss"..............................................    14
"Net Termination Gain"..................................    14
"Net Termination Loss"..................................    14
"Non-citizen Assignee"..................................    15
"Nonrecourse Built-in Gain".............................    15
"Nonrecourse Deductions"................................    15
"Nonrecourse Liability".................................    15
"Northern Border Interim Capital Transactions"..........    15
"Northern Border Pipeline"..............................    15
"Northern Border Pipeline Partnership Agreement"........    15
"Northern Border Termination Capital Transactions"......    15
"Northern Plains".......................................    15
"Northwest Border"......................................    15

"Notice of Election to Purchase" .............    15
"Opinion of Counsel" .........................    16
"Organizational Limited Partner" .............    16
"Outstanding" ................................    16
"Overallotment Option" .......................    16
"Pan Border" .................................    16
"Panhandle" ..................................    16
"Partner Nonrecourse Debt" ...................    16
"Partner Non-recourse Debt Minimum Gain"......    16
"Partner Non-recourse Deductions" ............    16
"Partners" ...................................    16
"Partnership" ................................    16
"Partnership Interest" .......................    16
"Partnership Minimum Gain" ...................    16
"Partnership Policy Committee" ...............    17
"Partnership Securities" .....................    17
"Per Unit Capital Amount" ....................    17
"Percentage Interest" ........................    17
"Person" .....................................    17
"Pipeline System" ............................    17
"Purchase Date" ..............................    17
"Recapture Income" ...........................    17
"Record Date" ................................    17
"Record Holder" ..............................    17
"Redeemable Units" ...........................    17
"Registration Statement" .....................    17
"Required Allocations" .......................    18
"Residual Gain" ..............................    18
"Residual Loss" ..............................    18
"Second Liquidation Target Amount" ...........    18
"Second Target Distribution" .................    18
"Securities Act" .............................    18
"Special Approval" ...........................    18
"Subordinated Unit" ..........................    18
"Subordination Period" .......................    18
"Substituted Limited Partner" ................    19
"Surviving Business Entity" ..................    19
"Termination Capital Transactions" ...........    19
"Third Target Distribution" ..................    19
"Trading Day" ................................    19
"Transfer Agent" .............................    19
"Transfer Application" .......................    19
"Underwriter" ................................    20
"Underwriting Agreement" .....................    20
"Unit" .......................................    20
"Unpaid MQD" .................................    20
"Unrealized Gain" ............................    20
"Unrealized Loss" ............................    20
"Unrecovered Initial Unit Price" .............    20
"Unrecovered Subordinated Unit Capital" ......    20

"Williams".................................................................    21
"Withdrawal Opinion of Counsel"............................................    21

                                   ARTICLE III
                                    PURPOSE................................    21
3.1 Purpose and Business...................................................    21
3.2 Powers.................................................................    21

                                   ARTICLE IV
                            CAPITAL CONTRIBUTIONS..........................    21
4.1 Contributions by the General Partners..................................    21
4.2 Issuances of Additional Units and Other Securities.....................    22
4.3 Limited Preemptive Rights..............................................    23
4.4 Capital Accounts.......................................................    23
4.5 Interest...............................................................    26
4.6 No Withdrawal..........................................................    26
4.7 Loans from Partners....................................................    26
4.8 No Fractional Units....................................................    26
4.9 Splits and Combinations................................................    26

                                    ARTICLE V
                        ALLOCATIONS AND DISTRIBUTIONS......................    27
5.1 Allocations for Capital Account Purposes...............................    27
    (a) Net Income.........................................................    27
    (b) Net Losses.........................................................    28
    (c) Net Termination Gains and Losses...................................    28
    (d) Special Allocations................................................    30
        (i)   Partnership Minimum Gain Chargeback..........................    30
        (ii)  Chargeback of Partner Nonrecourse Debt Minimum Gain..........    30
        (iii) Priority Allocations.........................................    31
        (iv)  Qualified Income Offset......................................    31
        (v)   Gross Income Allocations.....................................    31
        (vi)  Nonrecourse Deductions.......................................    31
        (vii) Partner Nonrecourse Deductions...............................    32
        (viii)Nonrecourse Liabilities......................................    32
        (ix)  Code Section 754 Adjustments.................................    32
        (x)   Economic Uniformity..........................................    32
        (xi)  Curative Allocation..........................................    33
5.2 Allocations for Tax Purposes...........................................    33
5.3 Requirement and Characterization of Distributions......................    35
5.4 Distributions of Cash from Operations..................................    36
5.5 Distributions of Cash from Interim Capital Transactions................    37
5.6 Adjustment of Minimum Quarterly Distribution and Target Distribution
    Levels.................................................................    37
5.7 Special Provisions Relating to the Subordinated Units..................    37

                                   ARTICLE VI
                       MANAGEMENT AND OPERATION OF BUSINESS................    38
6.1 Partnership Policy Committee...........................................    38
6.2 Management.............................................................    41

6.3  Certificate of Limited Partnership.........................................    42
6.4  Restrictions on the Partnership Policy Committee's Authority...............    43
6.5  Reimbursement of the General Partners and the Partnership Policy
     Committee..................................................................    44
6.6  Outside Activities.........................................................    44
6.7  Loans to and from the General Partners; Contracts with Affiliates..........    45
6.8  Indemnification............................................................    47
6.9  Liability of Indemnitees...................................................    48
6.10 Resolution of Conflicts of Interest........................................    49
6.11 Other Matters Concerning the General Partners and the Partnership Policy
     Committee..................................................................    50
6.12 Title to Partnership Assets................................................    51
6.13 Purchase or Sale of Units..................................................    51
6.14 Registration Rights of Certain Persons.....................................    51
6.15 Reliance by Third Parties..................................................    54

                                   ARTICLE VII
                RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS......................    55
7.1  Limitation of Liability....................................................    55
7.2  Management of Business.....................................................    55
7.3  Outside Activities.........................................................    55
7.4  Return of Capital..........................................................    55
7.5  Rights of Limited Partners Relating to the Partnership.....................    55

                                  ARTICLE VIII
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS.....................    56
8.1  Records and Accounting.....................................................    56
8.2  Fiscal Year................................................................    57
8.3  Reports....................................................................    57

                                   ARTICLE IX
                                  TAX MATTERS...................................    57
9.1  Preparation of Tax Returns.................................................    57
9.2  Tax Elections..............................................................    57
9.3  Tax Controversies..........................................................    57
9.4  Organizational Expenses....................................................    58
9.5  Withholding................................................................    58
9.6  Entity Level-Taxation......................................................    58
9.7  Entity Level-Arrearage Collections.........................................    58
9.8  Opinions of Counsel........................................................    59

                                    ARTICLE X
                                   CERTIFICATES.................................    59
10.1 Certificates...............................................................    59
10.2 Registration, Registration of Transfer and Exchange........................    59
10.3 Mutilated, Destroyed, Lost or Stolen Certificates..........................    60
10.4 Record Holder..............................................................    60

                                   ARTICLE XI
                             TRANSFER OF INTERESTS..............................    61

11.1  Transfer............................................................    61
11.2  Transfer of a General Partner's Partnership Interest................    61
11.3  Transfer of Units...................................................    62
11.4  Restrictions on Transfers...........................................    62
11.5  Citizenship Certificates; Non-citizen Assignees.....................    62
11.6  Redemption of interests.............................................    63
11.7  Right to Make Offer; Preferential Purchase Right; Buyout Right......    64

                                   ARTICLE XII
                             ADMISSION OF PARTNERS........................    65
12.1  Admission of General Partners and Underwriters as Limited Partners..    65
12.2  Admission of Substituted Limited Partners...........................    65
12.3  Admission of Successor General Partner..............................    66
12.4  Admission of Additional Limited Partners............................    66
12.5  Amendment of Agreement and Certificate of Limited Partnership.......    66

                                  ARTICLE XIII
                       WITHDRAWAL OR REMOVAL OF PARTNERS..................    66
13.1  Withdrawal of a General Partner.....................................    66
13.2  Removal of a General Partner........................................    68
13.3  Interest of Departing Partner and Successor General Partner.........    68
13.4  Withdrawal of Limited Partners......................................    69

                                   ARTICLE XIV
                           DISSOLUTION AND LIQUIDATION....................    70
14.1  Dissolution.........................................................    70
14.2  Continuation of the Business of the Partnership after Dissolution...    70
14.3  Liquidation.........................................................    71
14.4  Distributions in Kind...............................................    72
14.5  Cancellation of Certificate of Limited Partnership..................    72
14.6  Reasonable Time for Winding Up......................................    72
14.7  Return of Capital...................................................    73
14.8  No Capital Account Restoration......................................    73
14.9  Waiver of Partition.................................................    73

                                   ARTICLE XV
                       AMENDMENT OF PARTNERSHIP AGREEMENT;
                             MEETINGS; RECORD DATE........................    73
15.1  Amendment to be Adopted Solely by Partnership Policy Committee......    73
15.2  Amendment Procedures................................................    74
15.3  Amendment Requirements..............................................    74
15.4  Meetings............................................................    75
15.5  Notice of a Meeting.................................................    75
15.6  Record Date.........................................................    75
15.7  Adjournment.........................................................    76
15.8  Waiver of Notice; Approval of Meeting; Approval of Minutes..........    76
15.9  Quorum..............................................................    76
15.10 Conduct of Meeting..................................................    76
15.11 Action Without a Meeting............................................    77
15.12 Voting and Other Rights.............................................    77

                                  ARTICLE XVI
                                    MERGER.....................    78
16.1  Authority................................................    78
16.2  Procedure for Merger or Consolidation....................    78
16.3  Approval by Limited Partners of Merger or Consolidation..    79
16.4  Certificate of Merger....................................    79
16.5  Effect of Merger.........................................    79

                                  ARTICLE XVII
                             RIGHT TO ACQUIRE UNITS............    80
17.1 Right to Acquire Units....................................    80

                                 ARTICLE XVIII
                               GENERAL PROVISIONS..............    81
18.1  Addresses and Notices....................................    81
18.2  References...............................................    82
18.3  Pronouns and Plurals.....................................    82
18.4  Further Action...........................................    82
18.5  Binding Effect...........................................    82
18.6  Integration..............................................    82
18.7  Creditors................................................    82
18.8  Waiver...................................................    82
18.9  Counterparts.............................................    82
18.10 Applicable Law...........................................    82
18.11 Invalidity of Provisions.................................    83

Exhibit A - Form of Certificate Evidencing Common Units

            AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF
                         NORTHERN BORDER PARTNERS, L.P.

      THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF NORTHERN BORDER PARTNERS, L.P., dated as of October 1, 1993, is entered into by and among Northern Plains Natural Gas Company, a Delaware corporation, Pan Border Gas Company, a Delaware corporation, and Northwest Border Pipeline Company, a Delaware corporation, each in its capacity as a General Partner, and Northwest Border Pipeline Company, a Delaware corporation, in its capacity as the Organizational Limited Partner, together with any other Persons who become Partners in the Partnership or parties hereto as provided herein. In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I
                             ORGANIZATIONAL MATTERS

      1.1 FORMATION AND CONTINUATION. (a) The General Partners and the Organizational Limited Partner have previously formed the Partnership as a limited partnership pursuant to the provisions of the Delaware Act and hereby amend and restate the original Agreement of Limited Partnership of Northern Border Partners, L.P., as previously amended, in its entirety. Subject to the provisions of this Agreement, the General Partners and the Organizational Limited Partner hereby continue the Partnership as a limited partnership pursuant to the provisions of the Delaware Act. Except as expressly provided to the contrary in this Agreement, the rights and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. All Partnership Interests shall constitute personal property of the owner thereof for all purposes.

      (b) In connection with the formation of the Partnership, Northern Plains, Pan Border and Northwest Border have been admitted as general partners of the Partnership (each owning a general partner interest in the Partnership equal to its General Partner Percentage Interest), and the Organizational Limited Partner has been admitted as a limited partner of the Partnership. As of the Closing Date, after giving effect to the transactions contemplated by Section 4.1, the interest in the Partnership of the Organizational Limited Partner shall be terminated and the Organizational Limited Partner shall withdraw as a limited partner of the Partnership.

      1.2 NAME. The name of the Partnership shall be "Northern Border Partners, L.P." The Partnership's business may be conducted under any other name or names deemed necessary or appropriate by the Partnership Policy Committee. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The Partnership Policy Committee in its sole discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to Limited Partners.

      1.3 REGISTERED OFFICE; PRINCIPAL OFFICE. Unless and until changed by the Partnership Policy Committee, the registered office of the Partnership in the State of Delaware shall be located at The Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Partnership shall be located at 1400 Smith Street, Houston, Texas 77002, or such other place as the Partnership Policy Committee may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the Partnership Policy Committee deems necessary or appropriate.

      1.4 POWER OF ATTORNEY. (a) Each Limited Partner and each Assignee hereby constitutes and appoints each Authorized Officer and, if a Liquidator shall have been selected pursuant to Section 14.3, the Liquidator severally (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each authorized officer and attorney-in-fact of the Liquidator, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

            (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate of Limited Partnership and all amendments or restatements thereof) that the Partnership Policy Committee or the Liquidator deems necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all certificates, documents and other instruments that the Partnership Policy Committee or the Liquidator deems necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments (including, without limitation, conveyances and a certificate of cancellation) that the Partnership Policy Committee or the Liquidator deems necessary or appropriate to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in,
      Article XI, XII, XIII or XIV or the Capital Contribution of any Partner;
      (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Units or other Partnership Securities issued pursuant to Section 4.2; and (F) all certificates, documents and other instruments (including, without limitation, agreements and a certificate of merger) relating to a merger or consolidation of the Partnership pursuant to Article XVI; and

            (ii) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments necessary or appropriate, in the sole discretion of the Partnership Policy Committee or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or is necessary or appropriate, in the sole discretion of the Partnership Policy Committee or the Liquidator, to effectuate the terms or intent of this Agreement; provided, that when required by Section 15.3 or any other provision of this Agreement that establishes a percentage of the Limited Partners or of the Limited Partners of any class or series required to take any action, the Partnership Policy Committee or the Liquidator may exercise the power of attorney made in this Section 1.4(a)(ii) only after the necessary vote, consent or approval of the Limited Partners or of the Limited Partners of such class or series, as applicable.

Nothing contained in this Section 1.4(a) shall be construed as authorizing the Partnership Policy Committee to amend this Agreement except in accordance with
Article XV or as may be otherwise expressly provided for in this Agreement.

      (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner's or Assignee's Partnership Interest and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the Partnership Policy Committee or the Liquidator acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Partnership Policy Committee or the Liquidator taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the Partnership Policy Committee or the Liquidator, within 15 days after receipt of the Partnership Policy Committee's or the Liquidator's request therefor, such further designation, powers of attorney and other instruments as the Partnership Policy Committee or the Liquidator deems necessary to effectuate this Agreement and the purposes of the Partnership.

      1.5 TERM. The Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until the close of Partnership business on December 31, 2083, or until the earlier termination of the Partnership in accordance with the provisions of
Article XIV.

      1.6 POSSIBLE RESTRICTIONS ON TRANSFER. Notwithstanding anything to the contrary contained in this Agreement, in the event of (a) the enactment (or imminent enactment) of any legislation, (b) the publication of any temporary or final regulation by the Treasury Department, (c) any ruling by the Internal Revenue Service or (d) any judicial decision, that, in any such case, in the Opinion of Counsel, would result in the taxation of the Partnership, the Intermediate Partnership or Northern Border Pipeline as an association taxable as a corporation or would otherwise result in the Partnership, the Intermediate Partnership or Northern Border Pipeline being taxed as an entity for federal income tax purposes, then, the Partnership Policy Committee may impose such restrictions on the transfer of Units or Partnership Interests as may be required, in the Opinion of Counsel, to prevent the Partnership, the Intermediate Partnership or Northern Border Pipeline from being taxed as an association taxable as a corporation or otherwise as an entity for federal income tax purposes, including, without limitation, making such amendments to this Agreement as the Partnership Policy Committee in its sole discretion may determine to be necessary or appropriate to impose such restrictions, provided, that any such amendment to this Agreement that would result in the delisting or suspension of trading of any class of Units on any National Securities Exchange on which such class of Units is then traded must be approved by the holders of at least two-thirds of the Outstanding Units of such class (excluding the vote in respect of Units held by the General Partners and their Affiliates).

                                   ARTICLE II
                                   DEFINITIONS

      The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

            "ADDITIONAL LIMITED PARTNER" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 12.4 and who is shown as such on the books and records of the Partnership.

      "ADJUSTED CAPITAL ACCOUNT" means the Capital Account maintained for each Partner as of the end of each fiscal year of the Partnership, (a) increased by any amounts that such Partner is obligated to restore under the standards set by Treasury Regulation Section 1.704-1 (b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of all losses and deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1 (b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Partner in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Partner's Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 5.1
(d)(i) or 5.1 (d)(ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1
(b)(2)(ii)(d) and shall be interpreted consistently therewith. The "Adjusted Capital Account" in respect of a Common Unit, a Subordinated Unit or any other specified interest in the Partnership shall be the amount which such Adjusted Capital Account would be if such Common Unit, Subordinated Unit or other interest in the Partnership was the only interest in the Partnership held by a Limited Partner.

      "ADJUSTED PROPERTY" means any property the Carrying Value of which has been adjusted pursuant to Section 4.4(d)(i) or 4.4(d)(ii). Once an Adjusted Property is deemed distributed by, and recontributed to, the Partnership for federal income tax purposes upon a termination thereof pursuant to Section 708 of the Code, such property shall thereafter constitute a Contributed Property until the Carrying Value of such property is subsequently adjusted pursuant to
Section 4.4(d)(i) or 4.4(d)(ii).

      "ADMINISTRATIVE SERVICES AGREEMENT" means that certain Administrative Services Agreement, dated the Closing Date, among NBP Services Corporation, a Delaware corporation, the Intermediate Partnership and the Partnership.

      "AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

      "AGREED ALLOCATION" means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section 5.1, including, without limitation, a Curative Allocation (if appropriate to the context in which the term "Agreed Allocation" is used).

      "AGREED VALUE" of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the Partnership Policy Committee using such reasonable method of valuation as it may adopt; provided, however, that the Agreed Value of any property deemed contributed to the Partnership for federal income tax purposes upon termination and reconstitution thereof pursuant to Section 708 of the Code shall be determined in accordance with Section 4.4(c)(i). Subject to Section 4.4(c)(i), the Partnership Policy Committee shall, in its sole discretion, use such method as it deems reasonable and appropriate to allocate the aggregate Agreed Value of

Contributed Properties contributed to the Partnership in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

      "AGREEMENT" means this Amended and Restated Agreement of Limited Partnership of Northern Border Partners, L.P., as it may be amended, supplemented or restated from time to time.

      "ARBITRATOR" has the meaning assigned to such term in Section 6.1(b)(iii)(A).

      "ASSIGNEE" means a Non-citizen Assignee or a Person to whom one or more Units have been transferred in a manner permitted under this Agreement and who has executed and delivered a Transfer Application as required by this Agreement, but who has not become a Substituted Limited Partner.

      "AUDIT COMMITTEE" means a committee consisting of two persons appointed by the Partnership Policy Committee who are neither officers nor employees of any General Partner or any of their Affiliates.

      "AUTHORIZED OFFICER" means the Chief Executive Officer and the Chief Financial and Accounting Officer and such other officers as may be authorized from time to time by the Partnership Policy Committee to execute contracts, certificates and other instruments on behalf of the Partnership.

      "AVAILABLE CASH" means, with respect to any calendar quarter and without duplication:

            (a) the sum of:

                  (i) all cash receipts of the Partnership during such quarter from all sources (including, without limitation, distributions of cash received from the Intermediate Partnership (other than any such distributions that constitute distributions received by the Intermediate Partnership in respect of Northern Border Termination Capital Transactions) and cash proceeds from Interim Capital Transactions, but excluding cash proceeds from Termination Capital Transactions), plus, in the case of the calendar quarter ending December 31, 1993, the cash balance of the Partnership and the Intermediate Partnership as of the close of business on the Closing Date; and

                  (ii) any reduction in a reserve with respect to such quarter from the level of such reserve at the end of the prior quarter;

            (b) less the sum of:

                  (i) all cash disbursements of the Partnership during such
            quarter, including, without limitation, disbursements for operating expenses, taxes, if any, debt service (including, without limitation, the payment of principal, premium and interest), capital expenditures and contributions, if any, to the Intermediate Partnership (but excluding all cash distributions to Partners and any cash disbursements with respect to which, and to the extent that, a reserve was established in a prior quarter); and

                  (ii) any reserves established with respect to such quarter, and any increase in reserves established with respect to prior quarters, in such amounts as the Partnership Policy Committee determines in its reasonable discretion to be necessary or appropriate (x) to provide for the proper conduct of the business of the Partnership or the Intermediate Partnership, (y) to provide funds for distributions with respect to Units in respect of any one or more of the next four calendar quarters or (z) because the distribution of such amounts would be prohibited by applicable law or by any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Partnership or the Intermediate Partnership is a party or by which it is bound or its assets are subject.

Notwithstanding the foregoing, "Available Cash" with respect to any calendar quarter (A) shall not include any cash receipts or reductions in reserves or take into account any disbursements made or reserves established after the Liquidation Date and (B) shall include any distributions of cash (to the extent such distributions are attributable to transactions and operations during such quarter) received by the Partnership from the Intermediate Partnership after the end of such quarter but on or before the date on which the Partnership makes its distribution of Available Cash in respect of such quarter pursuant to Section
5.3. Taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners shall not be considered cash disbursements of the Partnership that reduce Available Cash, but the payment or withholding thereof shall be deemed to be a distribution of Available Cash to such Partners. Alternatively, in the discretion of the Partnership Policy Committee, such taxes (if pertaining to all Partners) may be considered to be cash disbursements of the Partnership which reduce Available Cash, but the payment or withholding thereof shall not be deemed to be a distribution of Available Cash to such Partners (and thus shall not be considered for purposes of determining whether the Partnership has distributed an amount equal to the Minimum Quarterly Distribution for the applicable quarter).

      "BOOK-TAX DISPARITY" means with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Section 4.4 and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

      "BUSINESS DAY" means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States or the states of New York or Texas shall not be regarded as a Business Day.

      "BUYOUT PRICE" means, as of the date of determination, an amount equal to 110% of the sum of (a) the fair market value of the Combined Interest of the affected General Partner as determined in accordance with the second paragraph of Section 13.3(a), and (b) the product of (i) the number of Subordinated Units owned by the affected General Partner and (ii) the then Current Market Price of a Common Unit.

      "BUYOUT EVENT" has the meaning assigned to such term in Section 11.7(c).

      "CAPITAL ACCOUNT" means the capital account maintained for a Partner pursuant to Section 4.4.

      "CAPITAL ADDITIONS AND IMPROVEMENTS" Means additions or improvements (whether by acquisition or new construction) to the Pipeline System (as same existed on the Closing Date) or a newly acquired or constructed pipeline system (in each case, including, without limitation, related facilities such as those that increase the throughput, deliverable capacity or storage capacity of the Pipeline System from the throughput, deliverable capacity or storage thereof immediately prior to the making or acquisition of such additions or improvements), irrespective of whether such additions or improvements serve the same or different geographic markets than are served by the Pipeline System immediately prior to the making or acquisition of such additions or improvements.

      "CAPITAL CONTRIBUTION" means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner contributes to the Partnership pursuant to the Conveyance Agreement or Sections 4.1, 4.2, 4.4(c)(i) or 13.3(c).

      "CARRYING VALUE" means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Partners' and Assignees' Capital Accounts in respect of such Contributed Property, and (b) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Sections 4.4(d)(i) and 4.4(d)(ii) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the Partnership Policy Committee.

      "CASH FROM INTERIM CAPITAL TRANSACTIONS" means, at any date, the sum of such amounts of Available Cash as (i) are deemed to be Cash from Interim Capital Transactions pursuant to Section 5.3 and (ii) constitute distributions received by the Intermediate Partnership from Northern Border Pipeline in respect of Northern Border Interim Capital Transactions.

      "CASH FROM OPERATIONS" means, at the close of any calendar quarter but prior to the Liquidation Date, on a cumulative basis and without duplication,

            (a) the sum of all cash receipts of the Partnership and the Intermediate Partnership during the period since the Closing Date through such date (including, without limitation, (i) the cash balance of the Partnership as of the close of business on the Closing Date, and (ii) cash distributions received by the Intermediate Partnership from Northern Border Pipeline (other than any such distributions in respect of Northern Border Interim Capital Transactions or Northern Border Termination Capital Transactions), but in each case excluding any cash proceeds from any Interim Capital Transactions (except to the extent specified in Section 5.3) and Termination Capital Transactions),

            (b) less the sum of:

                  (i) all cash operating expenditures of the Partnership and the
            Intermediate Partnership during such period, including, without limitation, taxes, if any, and the Partnership's share of capital contributions made by the

            Intermediate Partnership to Northern Border Pipeline in respect of the Intermediate Partnership's share of similar expenditures of Northern Border Pipeline,

                  (ii) all cash debt service payments of the Partnership and the
            Intermediate Partnership during such period (other than payments or prepayments of principal and premium required by reason of loan agreements (including, without limitation, covenants and default provisions therein) or by lenders, in each case in connection with sales or other dispositions of assets or made in connection with refinancings or refundings of indebtedness, provided, that any payment or prepayment of principal, whether or not then due, shall be deemed, at the election and in the discretion of the Partnership Policy Committee, to be refunded or refinanced by any indebtedness incurred or to be incurred by the Partnership or the Intermediate Partnership simultaneously with or within 180 days prior to or after such payment or prepayment to the extent of the principal amount of such indebtedness so incurred) and the Partnership's share of capital contributions made by the Intermediate Partnership to Northern Border Pipeline in respect of the Intermediate Partnership's share of any such payments made by Northern Border Pipeline,

                  (iii) all cash capital expenditures of the Partnership and the
            Intermediate Partnership during such period, and the Partnership's share of any capital contributions made by the Intermediate Partnership to Northern Border Pipeline in respect of the Intermediate Partnership's share of any cash capital expenditures of Northern Border Pipeline during such period, including, without limitation, cash capital expenditures made, or the Partnership's share of capital contributions to Northern Border Pipeline, in respect of Maintenance Capital Expenditures, but excluding (A) cash capital expenditures made, or the Partnership's share of capital contributions to Northern Border Pipeline, in respect of Capital Additions and Improvements and (B) cash expenditures made in payment of transaction expenses relating to Interim Capital Transactions,

                  (iv) an amount equal to revenues, if any, collected by the
            Intermediate Partnership (or by Northern Border Pipeline to the extent same are distributed to the Intermediate Partnership) as a result of transportation rate increases that are subject to possible refund,

                  (v) any reserves outstanding as of such date that the
            Partnership Policy Committee deems in its reasonable discretion to be necessary or appropriate to provide for the future cash payment of, or future capital contributions to Northern Border Pipeline with respect to, items of the type referred to in clauses (i) through
            (iv) of this sentence, and

                  (vi) any reserves that the Partnership Policy Committee deems in its reasonable discretion to be necessary or appropriate to provide funds for distributions with respect to Units in respect of any one or more of the next four calendar quarters,

all as determined on a consolidated basis and after taking into account the interest of each of the General Partners therein attributable to their general partner interest in the Intermediate

Partnership. Where cash capital expenditures, or capital contributions by the Intermediate Partnership, are made in part in respect of Capital Additions and Improvements and in part for other purposes, the Partnership Policy Committee's good faith allocation thereof between the portion made for Capital Additions and Improvements and the portion made for other purposes shall be conclusive.

      "CAUSE" means a court of competent jurisdiction has entered a final, non-appealable judgment finding a General Partner liable for actual fraud, gross negligence or willful or wanton misconduct in its capacity as general partner of the Partnership.

      "CERTIFICATE" means a certificate, substantially in the form of Exhibit A to this Agreement or in such other forms as may be adopted by the Partnership Policy Committee in its sole discretion, issued by the Partnership evidencing ownership of one or more Common Units, or a certificate, in such form as may be adopted by the Partnership Policy Committee in its sole discretion, issued by the Partnership evidencing ownership of one or more other Units.

      "CERTIFICATE OF LIMITED PARTNERSHIP" means the Certificate of Limited Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 6.3, as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.

      "CITIZENSHIP CERTIFICATION" means a properly completed certificate in such form as may be specified by the Partnership Policy Committee by which an Assignee or a Limited Partner certifies that he (and if he is a nominee holding for the account of another Person, that to the best of his knowledge such other Person) is an Eligible Citizen.

      "CLOSING DATE" means the first date on which Common Units are sold by Northern Plains and Pan Border to the Underwriters pursuant to the provisions of the Underwriting Agreement.

      "CLOSING PRICE" has the meaning assigned to such term in Section 17.1(a).

      "CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

      "COMBINED INTEREST" has the meaning assigned to such term in Section 13.3(a).

      "COMMISSION" means the Securities and Exchange Commission.

      "COMMON UNIT" means a Unit representing a fractional part of the Partnership Interests of all Limited Partners and Assignees and having the rights and obligations specified with respect to Common Units in this Agreement.

      "COMMON UNIT ARREARAGE" means, with respect to any Common Unit, whenever issued, and as to any calendar quarter within the Subordination Period, the excess, if any, of (a) the Minimum Quarterly Distribution with respect to such Common Unit over (b) the sum of all Available Cash distributed with respect to such Common Unit in respect of such quarter pursuant to Section 5.4(a).

      "CONTRIBUTED PROPERTY" means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Partnership (or deemed contributed to the Partnership on termination and reconstitution thereof pursuant to Section 708 of the Code). Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 4.4(d), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.

      "CONVEYANCE AGREEMENT" means the Conveyance, Contribution and Assumption Agreement dated as of the Closing Date, among the Partnership, the Intermediate Partnership, Northern Plains, Pan Border and Northwest Border.

      "CREDIT AGREEMENT" means the Credit Agreement dated as of October 1, 1993, among the Intermediate Partnership, as Borrower, Northern Plains, Pan Border and Northwest Border, as Lenders, and NB Services Corporation, as agent for the Lenders.

      "CUMULATIVE COMMON UNIT ARREARAGE" means, with respect to any Common Unit, whenever issued, and as of the end of any calendar quarter, the excess, if any, of (a) the sum resulting from adding together the Common Unit Arrearage as to such Common Unit for each of the quarters within the Subordination Period ending on or before the last day of such quarter over (b) the sum of any distributions theretofore made pursuant to Section 5.4(b) with respect to such Common Unit (including any distributions to be made in respect of the last of such quarters).

      "CURATIVE ALLOCATION" means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 5.1(d)(xi).

      "CURRENT MARKET PRICE" has the meaning assigned to such term in Section 17.1(a).

      "DELAWARE ACT" means the Delaware Revised Uniform Limited Partnership Act, 6 Del C. Section 17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

      "DEPARTING PARTNER" means a General Partner with respect to which an Event of Withdrawal of the type described in Section 13.1 has occurred.

      "ECONOMIC RISK OF LOSS" has the meaning set forth in Treasury Regulation
Section 1.752-2(a).

      "ELIGIBLE CITIZEN" means a Person qualified to own interests in real property in jurisdictions in which the Partnership, the Intermediate Partnership or Northern Border Pipeline does business or proposes to do business from time to time, and whose status as a Limited Partner or Assignee does not or would not subject the Partnership, the Intermediate Partnership or Northern Border Pipeline to a substantial risk of cancellation or forfeiture of any of its properties or any interest therein.

      "ENRON" means Enron Corp., a Delaware corporation.

      "EVENT OF WITHDRAWAL" has the meaning assigned to such term in Section 13.1(a).

      "FIRST LIQUIDATION TARGET AMOUNT" has the meaning assigned to such term in
Section 5.1(c)(i)(D).

      "FIRST TARGET DISTRIBUTION" means $0.605 per Unit (or, with respect to the period commencing on the Closing Date and ending on December 31,1993, the product of $0.605 multiplied by a fraction of which the numerator is the number of days in such period and of which the denominator is 92), subject to adjustment in accordance with Sections 5.6 and 9.6.

      "GENERAL PARTNERS" means Northern Plains, Pan Border and Northwest Border, as the initial general partners of the Partnership, and any Person or Persons that either (i) acquires the general partner interest of such Person in the Partnership pursuant to and in accordance with the terms of Section 11.2 or (ii) is approved as a successor General Partner pursuant to Section 13.1 or 13.2 and, in either case, is admitted to the Partnership as a general partner in accordance with the terms of Section 12.3.

      "GENERAL PARTNER PERCENTAGE INTEREST" means (a) as to Northern Plains and its permitted successors and assigns, 0.50%, (b) as to Pan Border and its permitted successors and assigns, 0.325%, and (c) as to Northwest Border and its permitted successors and assigns, 0.175%.

      "GROSS GENERAL PARTNER PERCENTAGE INTEREST" means, with respect to a Departing Partner, an amount equal to the sum of (a) the product of such Departing Partner's General Partner Percentage Interest (expressed as a decimal) and .9899 and (b) such Departing Partner's general partner percentage interest in the Intermediate Partnership. By way of example, if Northern Plains were the Departing Partner, its Gross General Partner Percentage Interest would be equal to .01 ((.005 x .9899) + .0050505).

      "GROUP" means a "group" of Persons as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

      "HYPOTHETICAL EQUITY VALUE" means, as of the date of determination, an amount equal to the product obtained from the following formula:

                         1.0101 x [TCUO] x [1/PCU] x CMP

where such symbols have the following meanings as of the date of determination:
(a) "TCUO" means the total number of Common Units Outstanding, (b) "PCU" means the product, expressed as a decimal, of (i) the total number of Common Units Outstanding divided by the total number of Units Outstanding and (ii) .9899 and
(c) CMP means the Current Market Price as of such date (as such term is defined in Section 17.1 (a)). By way of example, if the Current Market Price is $22.50 and the Overallotment Option is not exercised, then the Hypothetical Equity Value is equal to $601,529,396.91 (1.0101 x 17,200,000 x
(1/(17,200,000/26,200,000 X .9899)) X $22.50.

      "INCENTIVE DISTRIBUTION" means any amount of cash distributed to the General Partners, in their capacity as general partners of the Partnership, pursuant to Sections 5.4(e), 5.4(f) or 5.4(g) that exceeds that amount equal to 1% of the aggregate amount of cash then being distributed pursuant to such provisions.

      "INDEMNIFIED PERSONS" has the meaning assigned to such term in Section 6.14(h).

      "INDEMNITEE" means any General Partner, any member of the Partnership Policy Committee, any Departing Partner, any Person who is or was an Affiliate of any General Partner or any Departing Partner, any Person who is or was an officer, director, employee, partner, agent or trustee of any General Partner, the Partnership or any Departing Partner or any such Affiliate, or any Person who is or was serving at the request of any General Partner, the Partnership Policy Committee or any Departing Partner or any such Affiliate as a director, officer, employee, partner, agent or trustee of another Person.

      "INDEMNITY AGREEMENT" means the Indemnity Agreement dated as of September 23, 1993 among Northern Plains, Pan Border and Northwest Border.

      "INITIAL COMMON UNITS" means any Common Units received by Northwest Border on the Closing Date pursuant to Section 4.1 or in connection with the exercise by the Underwriters of the Overallotment Option pursuant to Section 5.7.

      "INITIAL LIMITED PARTNERS" means the General Partners (with respect to the Common Units and Subordinated Units received by them pursuant to Section 4.1) and the Underwriters, in each case upon being admitted to the Partnership in accordance with Section 12.1.

      "INITIAL OFFERING" means the initial offering and sale of Common Units to the public, as described in the Registration Statement.

      "INITIAL UNIT PRICE" means the initial price per Common Unit at which the Underwriters offered the Common Units to the public for sale as set forth on the cover page of the prospectus first issued at or after the time the Registration Statement first became effective and, with respect to any other class or series of Units, the price per unit at which such class or series of Units is initially sold by the Partnership, as determined by the Partnership Policy Committee, in each case adjusted as the Partnership Policy Committee determines to be appropriate to give effect to any distribution, subdivision or combination of Units.

      "INTERIM CAPITAL TRANSACTIONS" means (a) borrowings, refinancings or refundings of indebtedness and sales of debt securities (other than for working capital purposes and other than for items purchased on open account in the ordinary course of business) by the Partnership or the Intermediate Partnership,
(b) sales of equity interests (other than sales of Common Units by the Underwriters pursuant to the exercise of the Overallotment Option) by the Partnership or the Intermediate Partnership and (c) sales or other voluntary or involuntary dispositions of any assets of the Partnership or the Intermediate Partnership (other than (x) sales or other dispositions of inventory in the ordinary course of business, (y) sales or other dispositions of other current assets including, without limitation, receivables and accounts and (z) sales or other dispositions of assets as a part of normal retirements or replacements), in each case prior to the commencement of the dissolution and liquidation of the Partnership.

      "INTERMEDIATE PARTNERSHIP" means Northern Border Intermediate Limited Partnership, a Delaware limited partnership continued pursuant to the Intermediate Partnership Agreement.

      "INTERMEDIATE PARTNERSHIP AGREEMENT" means the Amended and Restated Agreement of Limited Partnership of Northern Border Intermediate Limited Partnership, as it may be amended, supplemented or restated from time to time.

      "ISSUE PRICE" means the price at which a Unit is purchased from the Partnership, after taking into account any sales commission or underwriting discount charged to the Partnership.

      "LIMITED PARTNER" means, unless the context otherwise requires, each Substituted Limited Partner, each Initial Limited Partner, each Additional Limited Partner and any Departing Partner upon the change of its status from General Partner to Limited Partner pursuant to Section 13.3, subject to the provisions of Section 5.7; and solely for purposes of Articles IV, V and VI and Sections 14.3 and 14.4, an Assignee.

      "LIQUIDATION DATE" means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (b) of the first sentence of Section 14.2, the date on which the applicable time period during which the holders of Outstanding Units have the right to elect to reconstitute the Partnership and continue its business has expired without such an election being made, and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

      "LIQUIDATOR" means the Partnership Policy Committee or other Person approved pursuant to Section 14.3 who performs the functions described therein.

      "MAINTENANCE CAPITAL EXPENDITURES" means cash capital expenditures, whether made by the Partnership, the Intermediate Partnership or Northern Border Pipeline, made to maintain, up to the level thereof that existed on the Closing Date, the throughput, deliverable capacity or storage capacity (assuming normal operating conditions, including, without limitation, down-time and maintenance) of the assets of the Partnership, the Intermediate Partnership and Northern Border Pipeline, taken as a whole, as such assets existed on the Closing Date and shall, therefore, not include cash capital expenditures or capital contributions to Northern Border Pipeline made in respect of Capital Additions and Improvements. Where cash capital expenditures are made in part to effectuate the capacity maintenance level referred to in the immediately preceding sentence and in part for other purposes, the Partnership Policy Committee's good faith allocation thereof between the portion used to maintain such capacity level and the portion used for other purposes shall be conclusive.

      "MERGER AGREEMENT" has the meaning assigned to such term in Section 16.1.

      "MINIMUM QUARTERLY DISTRIBUTION" means $0.55 per Unit per calendar quarter (or, with respect to the period commencing on the Closing Date and ending on December 31, 1993, the product of $0.55 multiplied by a fraction of which the numerator is the number of days in such period and of which the denominator is
92), subject to adjustment in accordance with Sections 5.6 and 9.6.

      "NATIONAL SECURITIES EXCHANGE" means an exchange registered with the Securities and Exchange Commission under Section 6(a) of the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute.

            "NET AGREED VALUE" means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Partner or Assignee by the Partnership, the Partnership's Carrying Value of such property (as adjusted pursuant to Section 4.4(d)(ii)) at the time such property is distributed, reduced by any indebtedness either assumed by such Partner or Assignee upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.

            "NET INCOME" means, for any taxable period, the excess, if any, of the Partnership's items of income and gain (other than those items attributable to dispositions constituting Termination Capital Transactions) for such taxable period over the Partnership's items of loss and deduction (other than those items attributable to dispositions constituting Termination Capital Transactions) for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Section 4.4(b) and shall not include any items specially allocated under Section 5.1 (d). Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to a Required Allocation or a Curative Allocation, Net Income or Net Loss, whichever the case may be, shall be recomputed without regard to such item.

            "NET LOSS" means, for any taxable period, the excess, if any, of the Partnership's items of loss and deduction (other than those items attributable to dispositions constituting Termination Capital Transactions) for such taxable period over the Partnership's items of income and gain (other than those items attributable to dispositions constituting Termination Capital Transactions) for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Section 4.4(b) and shall not include any items specially allocated under Section 5.1(d). Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to a Required Allocation or a Curative Allocation, Net Income, or Net Loss, whichever the case may be, shall be recomputed without regard to such item.

            "NET TERMINATION GAIN" means, for any taxable period, the sum, if positive, of all items of income, gain, loss or deduction recognized by the Partnership (including, without limitation, such amounts recognized through the Intermediate Partnership) from Termination Capital Transactions occurring in such taxable period. The items included in the determination of Net Termination Gain shall be determined in accordance with Section 4.4(b) and shall not include any items of income, gain or loss specially allocated under Section 5.1 (d). Once an item of income, gain or loss that has been included in the initial computation of Net Termination Gain is subjected to a Required Allocation or a Curative Allocation, Net Termination Gain or Net Termination Loss, whichever the case may be, shall be recomputed without regard to such item.

            "NET TERMINATION LOSS" means, for any taxable period, the sum, if negative, of all items of income, gain, loss or deduction recognized by the Partnership (including, without limitation, such amounts recognized through the Intermediate Partnership) from Termination Capital Transactions occurring in such taxable period. The items included in the determination of Net Termination Loss shall be determined in accordance with Section 4.4(b) and shall not include any items of income, gain or loss specially allocated under Section 5.1 (d). Once an item of gain or loss that has been included in the initial computation of Net Termination Loss is subjected to a Required Allocation or a Curative Allocation, Net Termination

      Gain or Net Termination Loss, whichever the case may be, shall be recomputed without regard to such item.

            "NON-CITIZEN ASSIGNEE" means a Person who the Partnership Policy Committee has determined in its sole discretion does not constitute an Eligible Citizen and as to whose Partnership Interest the Partnership Policy Committee has become the Substituted Limited Partner, pursuant to
      Section 11.5.

            "NONRECOURSE BUILT-IN GAIN" means with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Sections 5.2(b)(i)(A), 5.2(b)(ii)(A) or 5.2(b)(iv) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

            "NONRECOURSE DEDUCTIONS" means any and all items of loss, deduction or expenditures (described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.

            "NONRECOURSE LIABILITY" has the meaning set forth in Treasury Regulation Section 1.752-1(a)(2).

            "NORTHERN BORDER INTERIM CAPITAL TRANSACTIONS" means any transaction of the type described in the definition of "Interim Capital Transactions" that is undertaken by Northern Border Pipeline.

            "NORTHERN BORDER PIPELINE" means Northern Border Pipeline Company, a Texas general partnership among Northern Plains, Pan Border, Northwest Border, TransCanada Border PipeLine Ltd., a Nevada corporation, and TransCan Northern Ltd., a Delaware corporation.

            "NORTHERN BORDER PIPELINE PARTNERSHIP AGREEMENT" means that certain General Partnership Agreement of Northern Border Pipeline Company dated effective as of March 9, 1978, among Northern Plains, Pan Border, Northwest Border, TransCanada Border PipeLine Ltd. and TransCan Northern Ltd., as amended and supplemented.

            "NORTHERN BORDER TERMINATION CAPITAL TRANSACTIONS" means any sale, transfer or other disposition of property of Northern Border Pipeline occurring upon or incident to the liquidation and winding up of Northern Border Pipeline.

            "NORTHERN PLAINS" means Northern Plains Natural Gas Company, a Delaware corporation.

            "NORTHWEST BORDER" means Northwest Border Pipeline Company, a Delaware corporation.

            "NOTICE OF ELECTION TO PURCHASE" has the meaning assigned to such term in Section 17.1(b).

            "OPINION OF COUNSEL" means a written opinion of counsel (who may be regular counsel to any of the General Partners, their Affiliates or the Partnership) acceptable to the Partnership Policy Committee.

            "ORGANIZATIONAL LIMITED PARTNER" means Northwest Border, in its capacity as the organizational limited partner of the Partnership pursuant to this Agreement, it being recognized that Northern Plains was such organizational limited partner at the time of the original Agreement of Limited Partnership of Northern Border Partners, L.P. but previously has transferred its rights in such capacity to Northwest Border.

            "OUTSTANDING" means, with respect to the Units or other Partnership Securities, all Units or other Partnership Securities that are issued by the Partnership and reflected as outstanding on the Partnership's books and records as of the date of determination; provided that, if at any time any Person or Group (other than the General Partners and their Affiliates) owns beneficially 20% or more of all Common Units, such Common Units so owned shall not be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Limited Partners (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement, except that such Common Units shall be considered to be Outstanding for purposes of Section 13.1(b)(iv) (such Common Units shall not, however, be treated as a separate class of Partnership Securities for purposes of this Agreement).

            "OVERALLOTMENT OPTION" means the overallotment option granted to the Underwriters pursuant to the Underwriting Agreement.

            "PAN BORDER" means Pan Border Gas Company, a Delaware corporation.

            "PANHANDLE" means Panhandle Eastern Corporation, a Delaware corporation.

            "PARTNER NONRECOURSE DEBT" has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

            "PARTNER NONRECOURSE DEBT MINIMUM GAIN" has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).

            "PARTNER NONRECOURSE DEDUCTIONS" means any and all items of loss, deduction or expenditure (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Partner Nonrecourse Debt.

            "PARTNERS" means the General Partners and the Limited Partners.

            "PARTNERSHIP" means the limited partnership heretofore formed and continued pursuant to this Agreement.

            "PARTNERSHIP INTEREST" means an interest in the Partnership, which shall include general partner interests, Common Units, Subordinated Units or other Partnership Securities, or a combination thereof or interest therein, as the case may be.

            "PARTNERSHIP MINIMUM GAIN" means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).

            "PARTNERSHIP POLICY COMMITTEE" has the meaning assigned to such term in Section 6.1.

            "PARTNERSHIP SECURITIES" has the meaning assigned to such term in
      Section 4.2(a).

            "PER UNIT CAPITAL AMOUNT" means, as of any date of determination, the Capital Account, stated on a per Unit basis, underlying any Unit held by a Person other than a General Partner or any Affiliate of such General Partner who holds Units.

            "PERCENTAGE INTEREST" means as of the date of such determination (a) as to a General Partner, its General Partner Percentage Interest, (b) as to any Limited Partner or Assignee holding Units, the product of (i) 99% multiplied by (ii) the quotient of the number of Units held by such Limited Partner or Assignee divided by the total number of all Units then Outstanding; provided, however, that following any issuance of additional Partnership Securities by the Partnership in accordance with Section 4.2, proper adjustment shall be made to the Percentage Interest represented by each Unit to reflect such issuance, and (c) as to the holders of additional Partnership Securities issued by the Partnership in accordance with Section 4.2, the percentage established as a part of such issuance.

            "PERSON" means an individual or a corporation, partnership, trust, unincorporated organization, association or other entity.

            "PIPELINE SYSTEM" means the natural gas pipeline assets and related facilities that are owned by Northern Border Pipeline.

            "PURCHASE DATE" means the date determined by the General Partners as the date for purchase of all Outstanding Units (other than Units owned by the General Partners and their Affiliates) pursuant to Article XVII.

            "RECAPTURE INCOME" means any gain recognized by the Partnership (computed without regard to any adjustment required by Sections 734 or 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

            "RECORD DATE" means the date established by the Partnership Policy Committee for determining (a) the identity of the Record Holder entitled to notice of, or to vote at, any meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Limited Partners or (b) the identity of Record Holders entitled to receive any report or distribution.

            "RECORD HOLDER" means the Person in whose name a Unit is registered on the books of the Transfer Agent as of the opening of business on a particular Business Day.

            "REDEEMABLE UNITS" means any Units for which a redemption notice has been given, and has not been withdrawn, under Section 11.6.

            "REGISTRATION STATEMENT" means the Registration Statement on Form S-1 (Registration No. 33-66158), as it has been or as it may be amended or supplemented from time to time, filed by the Partnership with the Securities and Exchange Commission under the Securities Act to register the offering and sale of the Common Units in the Initial Offering.

            "REQUIRED ALLOCATIONS" means any allocation (or limitation imposed on any allocation) of an item of income, gain, deduction or loss pursuant to (a) Section 5.1 (b)(ii) or (b) Sections 5.1(d)(i), 5.1(d)(ii), 5.1(d)(iv), 5.1(d)(v), 5.1(d)(vi), 5.1(d)(vii) and 5.1(d)(ix), such allocations (or limitations thereon) being directly or indirectly required by the Treasury regulations promulgated under Section 704(b) of the Code.

            "RESIDUAL GAIN" OR "RESIDUAL LOSS" means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Sections 5.2(b)(i)(A) or 5.2(b)(ii)(A), respectively, to eliminate Book-Tax Disparities.

            "SECOND LIQUIDATION TARGET AMOUNT" has the meaning assigned to such term in Section 5.1 (c)(i)(E).

            "SECOND TARGET DISTRIBUTION" means $0.715 per Unit (or, with respect to the period commencing on the Closing Date and ending on December 31, 1993, the product of $0.715 multiplied by a fraction of which the numerator is equal to the number of days in such period and of which the denominator is 92), subject to adjustment in accordance with Sections 5.6 and 9.6.

            "SECURITIES ACT" means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

            "SPECIAL APPROVAL" means approval by the Audit Committee.

            "SUBORDINATED UNIT" means a Unit representing a fractional part of the Partnership Interests of all Limited Partners and Assignees and having the rights and obligations specified with respect to Subordinated Units in this Agreement.

            "SUBORDINATION PERIOD" means the period commencing on the Closing Date and ending on the first to occur of any one of the following dates:

                  (a) the date on which one or more of the General Partners is removed as a general partner of the Partnership upon the requisite vote by Limited Partners under circumstances where Cause does not exist,

                  (b) the first day of any calendar quarter commencing on or after January 1, 2004, provided that the Partnership has, with respect to each of the 20 most recently completed calendar quarters, distributed an amount equal to or greater than the Minimum Quarterly Distribution for each Common Unit and Subordinated Unit Outstanding during such quarter (it being agreed that the Subordination Period will be deemed to have ended effective as of the first day of any such quarter despite the fact that the distribution with respect to the 20th consecutive quarter will have been made during such quarter as contemplated by Section 5.3(a)),

                  (c) the first day of any calendar quarter commencing on or after January 1, 2004, provided that both of the following tests have been satisfied: (i) the aggregate amount of capital expenditures of the Partnership, the Intermediate Partnership and Northern Border Pipeline (in the case of Northern Border Pipeline, only to the extent such capital expenditures are attributable to the Intermediate Partnership's interest in Northern Border Pipeline) since the Closing Date equals or exceeds $248,000,000, and (ii) there are no Cumulative Common Unit Arrearages, and

                  (d) the first day of any calendar quarter that commences on or after January 1, 1999, but ends prior to January 1, 2004, provided that both of the following tests have been satisfied: (i) the aggregate amount of capital expenditures of the Partnership, the Intermediate Partnership and Northern Border Pipeline (in the case of Northern Border Pipeline, only to the extent such capital expenditures are attributable to the Intermediate Partnership's interest in Northern Border Pipeline) since the Closing Date equals or exceeds $248,000,000, and (ii) the Partnership has, with respect to each of the eight most recently completed calendar quarters, distributed an amount equal to or greater than the Minimum Quarterly Distribution for each Common Unit and Subordinated Unit Outstanding during such quarter (it being agreed that the Subordination Period will be deemed to have ended effective as of the first day of any such quarter despite the fact that the distribution with respect to the eighth consecutive quarter will have been made during such quarter as contemplated by Section 5.3(a)).

            "SUBSTITUTED LIMITED PARTNER" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 12.2 in place of and with all the rights of a Limited Partner and who is shown as a Limited Partner on the books and records of the Partnership.

            "SURVIVING BUSINESS ENTITY" has the meaning assigned to such term in
      Section 16.2(b).

            "TERMINATION CAPITAL TRANSACTIONS" means any sale, transfer or other disposition of property of the Partnership or the Intermediate Partnership occurring upon or incident to the liquidation and winding up of the Partnership and the Intermediate Partnership pursuant to Article XIV.

            "THIRD TARGET DISTRIBUTION" means $0.935 per Unit (or, with respect to the period commencing on the Closing Date and ending on December 31, 1993, the product of $0.935 multiplied by a fraction of which the numerator is equal to the number of days in such period and of which the denominator is 92), subject to adjustment in accordance with Sections 5.6 and 9.6.

            "TRADING DAY" has the meaning assigned to such term in Section 17.1(a).

            "TRANSFER AGENT" means First Chicago Trust Company of New York or such other bank, trust company or other Person (including, without limitation, any General Partner or one of its Affiliates) as shall be appointed from time to time by the Partnership to act as registrar and transfer agent for the Units.

            "TRANSFER APPLICATION" means an application and agreement for transfer of Units in the form set forth on the back of a Certificate or in a form substantially to the same effect in a separate instrument.

            "UNDERWRITER" means each Person named as an underwriter in Schedule I to the Underwriting Agreement who purchases Common Units pursuant thereto.

            "UNDERWRITING AGREEMENT" means the Underwriting Agreement dated September 23, 1993, among the Underwriters, the Partnership, Northern Plains, Pan Border, the Intermediate Partnership, Panhandle, and Enron providing for the purchase of Common Units by such Underwriters.

            "UNIT" means a Partnership Interest of a Limited Partner or Assignee in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners and Assignees and shall include, without limitation, Common Units and Subordinated Units; provided, that each Common Unit at any time Outstanding shall represent the same fractional part of the Partnership Interests of all Limited Partners and Assignees holding Common Units as each other Common Unit and each Subordinated Unit at any time Outstanding shall represent the same fractional part of the Partnership Interests of all Limited Partners and Assignees holding Subordinated Units as each other Subordinated Unit.

            "UNPAID MQD" has the meaning assigned to such term in Section 5.1(c)(i)(B).

            "UNREALIZED GAIN" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 4.4(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 4.4(d) as of such date).

            "UNREALIZED LOSS" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 4.4(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 4.4(d)).

            "UNRECOVERED INITIAL UNIT PRICE" means, at any time, with respect to a class or series of Units (other than Subordinated Units), the price per Unit at which such class or series of Units was initially offered to the public for sale by the Underwriters in respect of such offering, as determined by the Partnership Policy Committee, less the sum of all distributions theretofore made in respect of a Unit of such class or series that was sold in the initial offering of Units of said class or series constituting Cash from Interim Capital Transactions and any distributions of cash (or the Net Agreed Value of any distributions in kind) in connection with the dissolution and liquidation of the Partnership theretofore made in respect of a Unit of such class or series that was sold in the initial offering of Units of such class or series, adjusted as the Partnership Policy Committee determines to be appropriate to give effect to any distribution, subdivision or combination of Units.

            "UNRECOVERED SUBORDINATED UNIT CAPITAL" means, at any time, with respect to a Subordinated Unit, prior to its conversion into a Common Unit pursuant to Section 5.7(b), the excess, if any, of (a) the Net Agreed Value (at the time of conveyance) of the undivided interest in the Contributed Property conveyed to the Partnership pursuant to Section 4.1
      (a) in exchange for such Subordinated Unit, over (b) any distributions of cash (or the Net Agreed Value of any distributions in kind) in connection with the dissolution and liquidation of the Partnership, adjusted as the Partnership Policy Committee determines to be appropriate to give effect to any distribution, subdivision or combination of Units.

            "WILLIAMS" means The Williams Companies, Inc., a Delaware corporation.

            "WITHDRAWAL OPINION OF COUNSEL" has the meaning assigned to such term in Section 13.1(b).

                                   ARTICLE III
                                    PURPOSE

      3.1 PURPOSE AND BUSINESS. The purpose and nature of the business to be conducted by the Partnership shall be (a) to serve as a limited partner in the Intermediate Partnership and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership as a limited partner in the Intermediate Partnership pursuant to the Intermediate Partnership Agreement or otherwise, (b) to engage directly in, or to enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage in, any business activity that the Intermediate Partnership is permitted to engage in by the Intermediate Partnership Agreement and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity (including, without limitation, all of the rights and powers conferred upon the Intermediate Partnership under the Northern Border Pipeline Partnership Agreement), (c) to engage directly in, or to enter or form into any corporation, partnership, joint venture, limited liability company or other arrangement to engage in, any business activity that is approved by unanimous vote of the Partnership Policy Committee and which lawfully may be conducted by a limited partnership organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, and (d) to do anything necessary or appropriate to the foregoing, including, without limitation, the making of capital contributions or loans to the Intermediate Partnership (including, without limitation, those contributions or loans that may be required in connection with any business activity that may be made available to the Intermediate Partnership in connection with its involvement in the activities referred to in clauses (b) and (c) of this sentence). The Partnership Policy Committee has no obligation or duty to the Partnership, the Limited Partners or the Assignees to propose or approve, and in its sole discretion may decline to propose or approve, the conduct by the Partnership of any business.

      3.2 POWERS. The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in
Section 3.1 and for the protection and benefit of the Partnership.

                                   ARTICLE IV
                             CAPITAL CONTRIBUTIONS

      4.1 CONTRIBUTIONS BY THE GENERAL PARTNERS. On the Closing Date, the General Partners shall, in the aggregate and as set forth in the Conveyance Agreement, contribute, transfer, convey, assign and deliver to the Partnership, as a Capital Contribution, Partnership Interests (as defined in the Intermediate Partnership Agreement) representing, in the aggregate, a 98.9899% Percentage Interest (as defined in the Intermediate Partnership Agreement) in the Intermediate Partnership, in exchange for the continuation of each General Partner's Partnership Interest as a general partner in the Partnership, subject to all of the rights, privileges and duties of the General Partners under this Agreement, and (a) in the case of Northern Plains, 8,600,000 Common Units and 4,500,000 Subordinated Units, (b) in the case of Pan Border, 5,590,000 Common Units and 2,925,000

Subordinated Units and (c) in the case of Northwest Border, 3,010,000 Common Units and 1,575,000 Subordinated Units.

      4.2 ISSUANCES OF ADDITIONAL UNITS AND OTHER SECURITIES. (a) Subject to
Section 4.2(c), the Partnership Policy Committee is hereby authorized to cause the Partnership to issue, in addition to the Partnership Interests and Units issued pursuant to Section 4.1, such additional Units, or classes or series thereof, or options, rights, warrants or appreciation rights relating thereto, or any other type of equity security that the Partnership may lawfully issue, any unsecured or secured debt obligations of the Partnership convertible into any class or series of equity securities of the Partnership (collectively, "PARTNERSHIP SECURITIES"),for any Partnership purpose, at any time or from time to time, to the Partners or to other Persons for such consideration and on such terms and conditions as shall be established by the Partnership Policy Committee in its sole discretion, all without the approval of any Limited Partners. The Partnership Policy Committee shall have sole discretion, subject to the guidelines set forth in this Section 4.2 and the requirements of the Delaware Act, in determining the consideration and terms and conditions with respect to any future issuance of Partnership Securities.

      (b) Additional Partnership Securities to be issued by the Partnership pursuant to this Section 4.2 shall be issuable from time to time in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including, without limitation, rights, powers and duties senior to existing classes and series of Partnership Securities (except as provided in Section 4.2(c)), all as shall be fixed by the Partnership Policy Committee in the exercise of its sole discretion, subject to Delaware law and
Section 4.2(c), including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Securities; (ii) the right of each such class or series of Partnership Securities to share in Partnership distributions; (iii) the rights of each such class or series of Partnership Securities upon dissolution and liquidation of the Partnership; (iv) whether such class or series of additional Partnership Securities is redeemable by the Partnership and, if so, the price at which, and the terms and conditions upon which, such class or series of additional Partnership Securities may be redeemed by the Partnership; (v) whether such class or series of additional Partnership Securities is issued with the privilege of conversion and, if so, the rate at which, and the terms and conditions upon which, such class or series of Partnership Securities may be converted into any other class or series of Partnership Securities or other property; (vi) the terms and conditions upon which each such class or series of Partnership Securities will be issued, evidenced by certificates and assigned or transferred; and (vii) the right, if any, of each such class or series of Partnership Securities to vote on Partnership matters, including, without limitation, matters relating to the relative rights, preferences and privileges of each such class or series.

      (c) Notwithstanding the terms of Sections 4.2(a) and 4.2(b), the issuance by the Partnership of any Partnership Securities pursuant to this Section 4.2 shall be subject to the following restrictions and limitations:

            (i) For a period of 180 days following the Closing Date, the Partnership shall not issue additional Common Units or other Partnership Securities having rights to distribution or in liquidation ranking on a parity with the Common Units; and

            (ii) During the Subordination Period, the Partnership shall not issue an aggregate of more than 17,200,000 additional Common Units or an equivalent amount of other Units having rights to distributions or in liquidation ranking on a parity with the Common Units, without the prior approval of a majority of the Outstanding Common Units (excluding Common Units held by the General Partners and their Affiliates);

            (iii) From and after the Closing Date, the Partnership shall not issue additional Partnership Securities having rights to distributions or in liquidation ranking senior to the Common Units, without the prior approval of a majority of the Outstanding Common Units (excluding, during the Subordination Period, Common Units held by the General Partners and their Affiliates); and

            (iv) Upon the issuance of any Partnership Interests by the Partnership or the making of any other Capital Contributions to the Partnership, the General Partners shall be required to make additional Capital Contributions to the Partnership (each in the proportion of its General Partner Percentage Interest) such that the General Partners shall at all times have a balance in their Capital Account with respect to their general partner interests equal to, in the aggregate, 1% of the total positive Capital Account balances of all Partners.

      (d) The Partnership Policy Committee is hereby authorized and directed to take all actions that it deems necessary or appropriate in connection with each issuance of Units or other Partnership Securities pursuant to Section 4.2(a) and to amend this Agreement in any manner that it deems necessary or appropriate to provide for each such issuance, to admit Additional Limited Partners in connection therewith and to specify the relative rights, powers and duties of the holders of the Units or other Partnership Securities being so issued.

      (e) The Partnership Policy Committee shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things it deems to be necessary or advisable in connection with any future issuance of Partnership Securities, including, without limitation, compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Units or other Partnership Securities are listed for trading.

      4.3 LIMITED PREEMPTIVE RIGHTS. Except as provided in this Section 4.3, no Person shall have any preemptive, preferential or other similar right with respect to (a) additional Capital Contributions; (b) issuance or sale of any class or series of Units or other Partnership Securities, whether unissued, held in the treasury or hereafter created; (c) issuance of any obligations, evidences of indebtedness or other securities of the Partnership convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any such Units or other Partnership Securities; (d) issuance of any right of subscription to or right to receive, or any warrant or option for the purchase of, any such Units or other Partnership Securities; or (e) issuance or sale of any other securities that may be issued or sold by the Partnership. Each General Partner shall have the right, which it may from time to time assign in whole or in part to any of its Affiliates or to any other General Partner or its Affiliates, to purchase Units or other Partnership Securities from the Partnership whenever, and on the same terms that, the Partnership issues Units or other Partnership Securities to Persons other than the General Partners and their Affiliates, to the extent necessary to maintain the Percentage Interests of such General Partner and its Affiliates equal to that which existed immediately prior to the issuance of such Units or other Partnership Securities.

      4.4 CAPITAL ACCOUNTS, (a) The Partnership shall maintain for each Partner (or a beneficial owner of Units held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031 (c) of the Code or any other method acceptable to the Partnership Policy Committee in its sole discretion) owning a Partnership Interest a separate Capital Account with respect to such Partnership Interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Partnership with respect to such Partnership Interest pursuant to this Agreement and (ii) all items of Partnership income and gain (including, without limitation, income and gain exempt from tax) computed in accordance with Section 4.4(b) and allocated with respect to such Partnership Interest pursuant to
Section 5.1, and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such Partnership Interest pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 4.4(b) and allocated with respect to such Partnership Interest pursuant to Section 5.1.

      (b) For purposes of computing the amount of any item of income, gain, loss or deduction to be reflected in the Partners' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including, without limitation, any method of depreciation, cost recovery or amortization used for that purpose), provided, that:

            (i) Solely for purposes of this Section 4.4, the Partnership shall be treated as owning directly its proportionate share (as determined by the Partnership Policy Committee based upon the provisions of the Intermediate Partnership Agreement) of all property owned by the Intermediate Partnership and by Northern Border Pipeline.

            (ii) All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Partners pursuant to Section 5.1.

            (iii) Except as otherwise provided in Treasury Regulation Section 1.704-1 (b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

            (iv) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

            (v) In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 4.4(d) to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined (A) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided, however, that, if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any reasonable method that the Partnership Policy Committee may adopt.

          (vi) If the Partnership's adjusted basis in a depreciable or cost recovery property is reduced for federal income tax purposes pursuant to
      Section 48(q)(1) or 48(q)(3) of the Code, the amount of such reduction shall, solely for purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Partners pursuant to
      Section 5.1. Any restoration of such basis pursuant to Section 48(q)(2) of the Code shall, to the extent possible, be allocated in the same manner to the Partners to whom such deemed deduction was allocated.

      (c) (i) Except as otherwise provided in Section 4.4(c)(ii), a transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred; provided, however, that, if the transfer causes a termination of the Partnership under Section 708(b)(1)(B) of the Code, the Partnership's properties shall be deemed to have been distributed in liquidation of the Partnership to the Partners (including any transferee of a Partnership Interest that is a party to the transfer causing such termination) pursuant to Sections 14.3 and 14.4 and recontributed by such Partners in reconstitution of the Partnership. Any such deemed distribution shall be treated as an actual distribution for purposes of this Section 4.4. In such event, the Carrying Values of the Partnership properties shall be adjusted immediately prior to such deemed distribution pursuant to Section 4.4(d)(ii) and such Carrying Values shall then constitute the Agreed Values of such properties upon such deemed contribution to the reconstituted Partnership. The Capital Accounts of such reconstituted Partnership shall be maintained in accordance with the principles of this Section 4.4.

          (ii) Immediately prior to the conversion of a Subordinated Unit into a Common Unit pursuant to Section 5.7(b) or the sale, exchange or other disposition of a Subordinated Unit by a holder thereof, the Capital Account maintained for such Person with respect to its Subordinated Units will (A) first, be allocated to the Subordinated Units to be transferred in an amount equal to the product of (x) the number of such Subordinated Units to be transferred and (y) the Per Unit Capital Amount for a Common Unit, and (B) second, any remaining balance in such Capital Account will be retained by the transferor, regardless of whether it has retained any Subordinated Units. Following any such allocation, the transferor's Capital Account, if any, maintained with respect to the retained Subordinated Units, if any, will have a balance equal to the amount allocated under clause (B) hereinabove, and the transferee's Capital Account established with respect to the transferred Subordinated Units will have a balance equal to the amount allocated under clause (A) hereinabove.

      (d) (i) Consistent with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(f), on an issuance of additional Units for cash or Contributed Property or the conversion of a General Partner's Partnership Interest to Common Units pursuant to Section 13.3(b), the Capital Account of all Partners and the Carrying Value of each Partnership property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance and had been allocated to the Partners at such time pursuant to Section 5.1. In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to the issuance of additional Units shall be determined by the Partnership Policy Committee using such reasonable method of valuation as it may adopt; provided, however, the Partnership Policy Committee, in arriving at such valuation, must take fully into account the fair market value of the Partnership

      Interests of all Partners at such time. The Partnership Policy Committee shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its sole discretion to be reasonable) to arrive at a fair market value for individual properties.

            (ii) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Partner of any Partnership property (other than a distribution of cash that is not in redemption or retirement of a Partnership Interest), the Capital Accounts of all Partners and the Carrying Value of such Partnership property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Partners, at such time, pursuant to Section 5.1. Any Unrealized Gain or Unrealized Loss attributable to such property shall be allocated in the same manner as Net Termination Gain or Net Termination Loss pursuant to Section 5.1 (c); provided, however, that, in making any such allocation, Net Termination Gain or Net Termination Loss actually realized shall be allocated first. In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to a distribution shall (A) in the case of a deemed distribution occurring as a result of a termination of the Partnership pursuant to Section 708 of the Code, be determined and allocated in the same manner as that provided in Section 4.4(d)(i) or (B) in the case of a liquidating distribution pursuant to Section 14.3 or 14.4, be determined and allocated by the Liquidator using such reasonable method of valuation as it may adopt.

      4.5 INTEREST. No interest shall be paid by the Partnership on Capital Contributions or on balances in Partners' Capital Accounts.

      4.6 NO WITHDRAWAL. No Partner shall be entitled to withdraw any part of his Capital Contributions or its Capital Account or to receive any distribution from the Partnership, except as provided in Section 4.2, Articles V, VII, XIII and XIV.

      4.7 LOANS FROM PARTNERS. Loans by a Partner to the Partnership shall not constitute Capital Contributions. If any Partner shall advance funds to the Partnership in excess of the amounts required hereunder to be contributed by it to the capital of the Partnership, the making of such excess advances shall not result in any increase in the amount of the Capital Account of such Partner. The amount of any such excess advances shall be a debt obligation of the Partnership to such Partner and shall be payable or collectible only out of the Partnership assets in accordance with the terms and conditions upon which such advances are made.

      4.8 NO FRACTIONAL UNITS. No fractional Units shall be issued by the Partnership.

      4.9 SPLITS AND COMBINATIONS. (a) Subject to Section 4.9(d), the Partnership Policy Committee may make a pro rata distribution of Units or other Partnership Securities to all Record Holders or may effect a subdivision or combination of Units or other Partnership Securities; provided, however, that after any such distribution, subdivision or combination, each Partner shall have the same Percentage Interest in the Partnership as before such distribution, subdivision or combination.

      (b) Whenever such a distribution, subdivision or combination of Units or other Partnership Securities is declared, the Partnership Policy Committee shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice of the distribution, subdivision or combination at least 20 days prior to such Record Date to each Record Holder as of the date not less than 10 days prior to the date of such notice. The Partnership Policy Committee also may cause a firm of independent public accountants selected by it to calculate the number of Units to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The Partnership Policy Committee shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

      (c) Promptly following any such distribution, subdivision or combination, the Partnership Policy Committee may cause Certificates to be issued to the Record Holders of Units as of the applicable Record Date representing the new number of Units held by such Record Holders, or the Partnership Policy Committee may adopt such other procedures as it may deem appropriate to reflect such distribution, subdivision or combination;provided, however, if any such distribution, subdivision or combination results in a smaller total number of Units Outstanding, the Partnership Policy Committee shall require, as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

      (d) The Partnership shall not issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions of Section 4.8 and this Section 4.9(d), each fractional Unit shall be rounded to the nearest whole Unit (and a 0.5 Unit shall be rounded to the next higher Unit).

                                    ARTICLE V
                          ALLOCATIONS AND DISTRIBUTIONS

      5.1 ALLOCATIONS FOR CAPITAL ACCOUNT PURPOSES. For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Section 4.4(b)) shall be allocated among the Partners in each taxable year (or portion thereof) as provided hereinbelow.

            (a) Net Income. After giving effect to the special allocations set forth in Section 5.1(d), Net Income for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Income for such taxable period shall be allocated as follows:

                  (i) First, 100% to the General Partners in accordance with their relative General Partner Percentage Interests until the aggregate Net Income allocated to each General Partner pursuant to this Section 5.1 (a)(i) for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated to such General Partner pursuant to Section 5.1(b)(iii) for all previous taxable years;

                  (ii) Second, 100% to the General Partners and the Limited
            Partners, in the same proportion as Net Losses were allocated pursuant to Section 5.1 (b)(ii), until the aggregate Net Income allocated to such Partners pursuant to this Section 5.1(a)(ii) for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated to such Partners pursuant to
            Section 5.1(b)(ii) for all previous taxable years; and

                  (iii) Third, the balance, if any, 100% to the General Partners and the Limited Partners in accordance with their respective Percentage Interests.

            (b) Net Losses. After giving effect to the special allocations set forth in Section 5.1(d), Net Losses for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Losses for such taxable period shall be allocated as follows:

                  (i) First, 100% to the General Partners and the Limited
            Partners, in accordance with their respective Percentage Interests, until the aggregate Net Losses allocated pursuant to this Section
            5.1 (b)(i) for the current taxable year and all previous taxable years is equal to the aggregate Net Income allocated to such Partners pursuant to Section 5.1(a)(iii) for all previous taxable years;

                  (ii) Second, 100% to the General Partners and the Limited
            Partners in proportion to, and to the extent of, the positive balances in their respective Adjusted Capital Accounts; and

                  (iii) Third, the balance, if any, 100% to the General Partners in accordance with their relative General Partner Percentage Interests.

            (c) Net Termination Gains and Losses. After giving effect to the special allocations set forth in Section 5.1(d), all items of income gain, loss and deduction taken into account in computing Net Termination Gain or Net Termination Loss for such taxable period shall be allocated in the same manner as such Net Termination Gain or Net Termination Loss is allocated hereunder. All allocations under this Section 5.1 (c) shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section 5.1 and after all distributions of Available Cash provided under Section 5.4 have been made with respect to the taxable period ending on the date of the Partnership's liquidation pursuant to Section 14.3.

                  (i) If a Net Termination Gain is recognized (or deemed
            recognized pursuant to Section 4.4(d)) from Termination Capital Transactions, such Net Termination Gain shall be allocated between the General Partners and the Limited Partners in the following manner (and the Adjusted Capital Accounts of the Partners shall be increased by the amount so allocated in each of the following subclauses, in the order listed, before an allocation is made pursuant to the next succeeding subclause):

                        (A) First, to each Partner having a deficit balance in
                  its Adjusted Capital Account, in the proportion that such deficit balance bears to the total deficit balances in the Adjusted Capital Accounts of all Partners, until each such Partner has been allocated Net Termination Gain equal to any such deficit balance in its Adjusted Capital Account;

                        (B) Second, 99% to all Limited Partners holding Common
                  Units, in the proportion that the total number of Common Units held by each such Limited Partner bears to the total number of Common Units then Outstanding, and 1% to the General Partners, in accordance with their relative General Partner Percentage Interests, until the Adjusted Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) its Unrecovered Initial Unit Price, plus (2) the Minimum Quarterly Distribution for the quarter during which such Net Termination Gain is recognized, reduced by any distribution pursuant to Section 5.4(a) with respect to such Common

                  Unit for such quarter (the amount determined pursuant to this clause (2) is hereinafter defined as the "UNPAID MQD"), plus
                  (3) any then existing Cumulative Common Unit Arrearage with respect to a Common Unit sold by the Underwriters on the Closing Date;

                        (C) Third, if such Termination Capital Transaction
                  occurs (or is deemed to occur) prior to the conversion of the last Outstanding Subordinated Unit pursuant to Section 5.7(b), 99% to the Limited Partners holding Subordinated Units, in the proportion that the total number of Subordinated Units held by each such Limited Partner bears to the total number of Subordinated Units then Outstanding, and 1% to the General Partners, in accordance with their relative General Partner Percentage Interests, in the amount which will increase the Adjusted Capital Account of each such Limited Partner maintained with respect to such Subordinated Units to that amount which equals the sum of (1) the Unrecovered Subordinated Unit Capital attributable to such Subordinated Units, determined for the taxable year (or portion thereof) to which this allocation of gain relates plus (2) the Minimum Quarterly Distribution for the quarter during which such Net Termination Gain is recognized, reduced by any distribution pursuant to Section 5.4(c) with respect to such Subordinated Unit for such quarter;

                        (D) Fourth, 99% to all Limited Partners, in accordance
                  with their respective Percentage Interests, and 1% to the General Partners, in accordance with their relative General Partner Percentage Interests, until the Adjusted Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) its Unrecovered Initial Unit Price, plus (2) the Unpaid MQD, if any, for such Common Unit with respect to the quarter during which such Net Termination Gain is recognized, plus (3) any then existing Cumulative Common Unit Arrearage with respect to a Common Unit sold by the Underwriters on the Closing Date, plus (4) the excess of (aa) the First Target Distribution less the Minimum Quarterly Distribution for each quarter of the Partnership's existence over (bb) the amount of any distributions of Cash from Operations that was distributed pursuant to Section 5.4(d) (the sum of (1) plus (2) plus (3) plus (4) is hereinafter defined as the "FIRST LIQUIDATION TARGET AMOUNT");

                        (E) Fifth, 85.8673% to all Limited Partners, in
                  accordance with their respective Percentage Interests, and 14.1327% to the General Partners, in accordance with their relative General Partner Percentage Interests, until the Adjusted Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) the First Liquidation Target Amount, plus (2) the excess of (aa) the Second Target Distribution less the First Target Distribution for each quarter of the Partnership's existence over (bb) the amount of any distributions of Cash from Operations that was distributed pursuant to Section 5.4(e) (the sum of (1) plus (2) is hereinafter defined as the "SECOND LIQUIDATION TARGET AMOUNT");

                        (F) Sixth, 75.7653% to all Limited Partners, in
                  accordance with their respective Percentage Interests, and 24.2347% to the General Partners, in accordance with their relative General Partner Percentage Interests, until the Adjusted Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) the Second Liquidation Target Amount, plus (2) the excess of (aa) the Third Target Distribution less the Second Target Distribution for each quarter of the Partnership's existence over (bb) the amount of any distributions of Cash from Operations that was distributed pursuant to Section 5.4(f); and

                  (G) Seventh, any remaining amount 50.5102% to all Limited
            Partners, in accordance with their respective Percentage Interests, and 49.4898% to the General Partners, in accordance with their relative General Partner Percentage Interests.

            (ii) If a Net Termination Loss is recognized (or deemed recognized pursuant to Section 4.4(d)) from Termination Capital Transactions, such Net Termination Loss shall be allocated to the Partners in the following manner:

                  (A) First, 100% to the General Partners and the Limited
            Partners in proportion to, and to the extent of, the positive balances in their respective Adjusted Capital Accounts; and

                  (B) Second, the balance, if any, 100% to the General Partners, in accordance with their relative General Partner Percentage Interests.

      (d) Special Allocations. Notwithstanding any other provision of this
Section 5.1, the following special allocations shall be made for such taxable period:

            (i) Partnership Minimum Gain Chargeback. Notwithstanding any other provision of this Section 5.1, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section
      5.1 (d), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.1(d) with respect to such taxable period (other than an allocation pursuant to Sections 5.1(d)(vi) and 5.1 (d)(vii)). This Section
      5.1 (d)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

            (ii) Chargeback of Partner Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 5.1 (other than Section 5.1 (d)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership taxable period, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this
      Section 5.1 (d), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.1 (d), other than Section 5.1 (d)(i) and other than an allocation pursuant to Sections 5.1(d)(vi) and 5.1(d)(vii), with respect to such taxable period. This Section 5.1(d)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation
      Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

            (iii) Priority Allocations.

                  (A) If the amount of cash or the Net Agreed Value of any
            property distributed (except cash or property distributed pursuant to Section 14.3 or 14.4) to any Limited Partner with respect to a taxable year is greater (on a per Unit basis) than the amount of cash or the Net Agreed Value of property distributed to the other Limited Partners (on a per Unit basis), then (1) each Limited Partner receiving such greater cash or property distribution shall be allocated gross income in an amount equal to the product of (aa) the amount by which the distribution (on a per Unit basis) to such Limited Partner exceeds the distribution (on a per Unit basis) to the Limited Partners receiving the smallest distribution and (bb) the number of Units owned by the Limited Partner receiving the greater distribution; and (2) the General Partners shall be allocated gross income in an aggregate amount equal to 1/99 of the sum of the amounts allocated in clause (1) above.

                  (B) All or a portion of the remaining items of Partnership gross income or gain for the taxable period, if any, shall be allocated 100% to the General Partners, in accordance with their relative General Partner Percentage Interests, until the aggregate amount of such items allocated to the General Partners under this paragraph (iii) for such taxable period and all previous taxable periods is equal to the cumulative amount of cash distributed to the General Partners (or their assignees) as Incentive Distributions with respect to the period from the Closing Date through the end of such taxable period.

            (iv) Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1 (b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1 (b)(2)(ii)(d)(6), items of
      Partnership income and gain shall be specifically allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to
      Section 5.1(d)(i) or (ii).

            (v) Gross Income Allocations. In the event any Partner has a deficit balance in its Adjusted Capital Account at the end of any Partnership taxable period, such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 5.1(d)(v) shall be made only if and to the extent that such Partner would have a deficit balance in its Adjusted Capital Account after all other allocations provided for in this Section 5.1 have been tentatively made as if this Section 5.1(d)(v) were not in this Agreement.

            (vi) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Partners in accordance with their respective

      Percentage Interests. If the Partnership Policy Committee determines in its good faith discretion that the Partnership's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the Partnership Policy Committee is authorized, upon notice to the Limited Partners, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

            (vii) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.

            (viii) Nonrecourse Liabilities. For purposes of Treasury Regulation
      Section 1.752-3(a)(3), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (A) the amount of Partnership Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with their respective Percentage Interests.

            (ix) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury regulations.

            (x) Economic Uniformity. At the election of the Partnership Policy Committee with respect to any taxable period ending upon, or after, the termination of the Subordination Period, all or a portion of the remaining items of Partnership gross income or gain for such taxable period, if any, shall be allocated 100% to each Partner holding Subordinated Units in the proportion of the number of Subordinated Units held by such Partner to the total number of Subordinated Units then Outstanding, until each such Partner has been allocated an amount of gross income or gain which increases the Capital Account maintained with respect to such Subordinated Units to an amount equal to the product of (A) the number of Subordinated Units held by such Partner and (B) the Per Unit Capital Amount for a Common Unit. The purpose of this allocation is to establish uniformity between the Capital Accounts underlying Subordinated Units and the Capital Accounts underlying Common Units held by Persons other than the General Partners and their Affiliates immediately prior to the conversion of such Subordinated Units into Common Units. This allocation method for establishing such economic uniformity will only be available to the Partnership Policy Committee if the method for allocating the Capital Account maintained with respect to the Subordinated Units between the transferred and retained Subordinated Units pursuant to Section 4.4(c)(ii) does not otherwise provide such economic uniformity to the Subordinated Units.

            (xi) Curative Allocation.

                  (A) Notwithstanding any other provision of this Section 5.1, other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of income, gain, loss and deduction allocated to each Partner pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Partner under the Agreed Allocations had the Required Allocations and the related Curative Allocation not otherwise been provided in this Section 5.1. Notwithstanding the preceding sentence, Required Allocations relating to (1) Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partnership Minimum Gain and (2) Partner Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partner Nonrecourse Debt Minimum Gain. Allocations pursuant to this Section 5.1(d)(xi)(A) shall only be made with respect to Required Alloca-tions to the extent the Partnership Policy Committee reasonably determines that such allocations will otherwise be inconsistent with the economic agreement among the Partners. Further, allocations pursuant to this Section 5.1(d)(xi)(A) shall be deferred with respect to allocations pursuant to clauses (1) and (2) hereof to the extent the Partnership Policy Committee reasonably determines that such allocations are likely to be offset by subsequent Required Allocations.

                  (B) The Partnership Policy Committee shall have reasonable discretion, with respect to each taxable period, to (1) apply the provisions of Section 5.1(d)(xi)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 5.1(d)(xi)(A) among the Partners in a manner that is likely to minimize such economic distortions.

      5.2 ALLOCATIONS FOR TAX PURPOSES. (a) Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 5.1.

            (b) In an attempt to eliminate Book - Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Partners as follows:

                (i) (A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners in the manner provided under Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) except as otherwise provided in
      Section 5.2(b)(iv), any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 5.1.

                (ii) (A) In the case of an Adjusted Property, such items shall
      (1) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 4.4(d)(i) or (ii), and (2) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 5.2(b)(i)(A);and(B) except as otherwise provided in Section 5.2(b)(iv), any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 5.1.

            (iii) Except as otherwise provided in Section 5.2(b)(iv), all other items of income, gain, loss and deduction shall be allocated among the Partners in the same manner as their correlative item of "book" gain or loss is allocated pursuant to Section 5.1.

            (iv) Any items of income, gain, loss or deduction otherwise allocable under Section 5.2(b)(i)(B), 5.2(b)(ii)(B) or 5.2(b)(iii) shall be subject to allocation by the Partnership Policy Committee in a manner designed to eliminate, to the maximum extent possible, Book-Tax Disparities in a Contributed Property or Adjusted Property otherwise resulting from the application of the "ceiling" limitation (under Section 704(c) of the Code or Section 704(c) principles) to the allocations provided under Section 5.2(b)(i)(A) or 5.2(b)(ii)(A).

      (c) For the proper administration of the Partnership and for the preservation of uniformity of the Units (or any class or classes thereof), the Partnership Policy Committee shall have sole discretion to (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including, without limitation, gross income) or deductions; and (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Units (or any class or classes thereof). The Partnership Policy Committee may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 5.2(c) only if such conventions, allocations or amendments would not have a material adverse effect on the Partners, the holders of any class or classes of Units issued and Outstanding or the Partnership, and if such allocations are consistent with the principles of Section 704 of the Code.

      (d) The Partnership Policy Committee in its sole discretion may determine to depreciate the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation method and useful life applied to the Partnership's common basis of such property, despite the inconsistency of such approach with Proposed Treasury Regulation Section 1.168-2(n) and Treasury Regulation Section 1.167(c)-1(a)(6). If the Partnership Policy Committee determines that such reporting position cannot reasonably be taken, the Partnership Policy Committee may adopt a depreciation convention under which all purchasers acquiring Units in the same month would receive depreciation, based upon the same applicable rate as if they had purchased a direct interest in the Partnership's property. If the Partnership Policy Committee chooses not to utilize such aggregate method, the Partnership Policy Committee may use any other reasonable depreciation convention to preserve the uniformity of the intrinsic tax characteristics of any Units that would not have a material adverse effect on the Limited Partners or the Record Holders of any class or classes of Units.

      (e) Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 5.2, be characterized as Recapture Income in the same proportions and to the same extent as such Partners (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

      (f) All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

      (g) Each item of Partnership income, gain, loss and deduction attributable to a transferred Partnership Interest of a General Partner or to transferred Units shall, for federal income tax purposes, be determined on an annual basis and prorated on a monthly basis and shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of each month; provided, however, that (i) if the Underwriter's Overallotment Option is not exercised, such items for the period beginning on the Closing Date and ending on the last day of the month in which the Closing Date occurs shall be allocated to Partners as of the opening of the New York Stock Exchange on the first Business Day of the next succeeding month or (ii) if the Underwriters' Overallotment Option is exercised, such items for the period beginning on the Closing Date and ending on the last day of the month in which the Second Time of Delivery (as defined in the Underwriting Agreement) occurs shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of the next succeeding month; and provided, further, that gain or loss on a sale or other disposition of any assets of the Partnership other than in the ordinary course of business shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of the month in which such gain or loss is recognized for federal income tax purposes. The Partnership Policy Committee may revise, alter or otherwise modify such methods of allocation as it determines necessary, to the extent permitted or required by
Section 706 of the Code and the regulations or rulings promulgated thereunder.

      (h) Allocations that would otherwise be made to a Limited Partner under the provisions of this Article V shall instead be made to the beneficial owner of Units held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031 (c) of the Code or any other method acceptable to the Partnership Policy Committee in its sole discretion.

      5.3 REQUIREMENT AND CHARACTERIZATION OF DISTRIBUTIONS. (a) Within 45 days following the end of each calendar quarter (or following the period from the Closing Date to December 31, 1993) an amount equal to 100% of Available Cash with respect to such quarter (or period) shall be distributed in accordance with this Article V by the Partnership to the Partners, as of the Record Date selected by the Partnership Policy Committee in its reasonable discretion. All amounts of Available Cash distributed by the Partnership on any date from any source shall be deemed to be Cash from Operations until the sum of all amounts of Available Cash theretofore distributed by the Partnership to Partners pursuant to Section 5.4 equals the aggregate amount of all Cash from Operations generated by the Partnership since the Closing Date through the close of the immediately preceding calendar quarter. Any remaining amounts of Available Cash distributed by the Partnership on such date shall, except as otherwise provided in Section 5.5, be deemed to be Cash from Interim Capital Transactions.

      (b) Notwithstanding the definitions of Available Cash and Cash from Operations contained herein, disbursements (including, without limitation, contributions to the Intermediate Partnership or disbursements on behalf of the Intermediate Partnership) made or reserves established after the end of any quarter shall be deemed to have been made or established, for purposes of determining Available Cash and Cash from Operations, within such quarter if the Partnership Policy Committee so determines. Notwithstanding the foregoing, in the event of the dissolution and liquidation of the Partnership, all proceeds of such liquidation shall be applied and distributed in accordance with, and subject to the terms and conditions of, Sections 14.3 and 14.4.

      5.4 DISTRIBUTIONS OF CASH FROM OPERATIONS. Available Cash with respect to any calendar quarter that is deemed to be Cash from Operations pursuant to the provisions of Section 5.3 or 5.5 shall be distributed as follows, except as otherwise required in respect of additional Partnership Securities issued pursuant to Section 4.2(b):

            (a) First, 99% to the Limited Partners holding Common Units, in the proportion that the number of Common Units held by each such Limited Partner bears to the total number of Common Units Outstanding as of the last day of such quarter, and 1% to the General Partners, in accordance with their relative General Partner Percentage Interests, until there has been distributed in respect of each Common Unit Outstanding as of the last day of such quarter an amount equal to the Minimum Quarterly Distribution;

            (b) Second, 99% to the Limited Partners holding Common Units, in the proportion that the number of Common Units held by each such Limited Partner bears to the total number of Common Units Outstanding as of the last day of such quarter, and 1% to the General Partners, in accordance with their relative General Partner Percentage Interests, until there has been distributed in respect of each Common Unit Outstanding as of the last day of such quarter an amount equal to the Cumulative Common Unit Arrearage, if any, existing with respect to such quarter;

            (c) Third, 99% to the Partners holding Subordinated Units, in the proportion that the number of Subordinated Units held by each such Partner bears to the total number of Subordinated Units Outstanding as of the last day of such quarter, and 1% to the General Partners, in accordance with their relative General Partner Percentage Interests, until there has been distributed in respect of each Subordinated Unit Outstanding as of the last day of such quarter an amount equal to the Minimum Quarterly Distribution;

            (d) Fourth, 99% to all Limited Partners holding Units, in the proportion that the total number of Units held by each such Limited Partner bears to the total number of Units Outstanding as of the last day of such quarter, and 1% to the General Partners, in accordance with their relative General Partner Percentage Interests, until there has been distributed in respect of each Unit Outstanding as of the last day of such quarter an amount equal to the excess of the First Target Distribution over the Minimum Quarterly Distribution;

            (e) Fifth, 85.8673% to all Limited Partners holding Units, in the proportion that the total number of Units held by each such Limited Partner bears to the total number of Units Outstanding as of the last day of such quarter, and 14.1327% to the General Partners, in accordance with their relative General Partner Percentage Interests, until there has been distributed in respect of each Unit Outstanding as of the last day of such quarter an amount equal to the excess of the Second Target Distribution over the First Target Distribution;

            (f) Sixth, 75.7653% to all Limited Partners holding Units, in the proportion that the total number of Units held by each such Limited Partner bears to the total number of Units Outstanding as of the last day of such quarter, and 24.2347% to the General Partners, in accordance with their relative General Partner Percentage Interests, until there has been distributed in respect of each Unit Outstanding as of the last day of such quarter an amount equal to the excess of the Third Target Distribution over the Second Target Distribution; and

            (g) Thereafter, 50.5102% to all Limited Partners holding Units, in the proportion that the total number of Units held by each such Limited Partner bears to the total number of Units Outstanding as of the last day of such quarter, and 49.4898% to the General Partners, in accordance with their relative General Partner Percentage Interests;

provided, however, if the Minimum Quarterly Distribution, the First Target Distribution, the Second Target Distribution and the Third Target Distribution have been reduced to zero pursuant to the second sentence of Section 5.6, the distributions of Available Cash that is deemed to be Cash from Operations with respect to any quarter will be made in accordance with Section 5.4(g).

      5.5 Distributions of Cash from Interim Capital Transactions. Available Cash that constitutes Cash from Interim Capital Transactions shall be distributed, unless the provisions of Section 5.3 require otherwise, 99% to all Limited Partners, in accordance with their respective Percentage Interests, and 1% to the General Partners, in accordance with their relative General Partner Percentage Interests, until a hypothetical holder of a Common Unit acquired on the Closing Date has received with respect to such Common Unit, during the period since the Closing Date through such date, distributions of Available Cash that are deemed to be Cash from Interim Capital Transactions in an aggregate amount equal to the Initial Unit Price. Thereafter, all Available Cash shall be distributed as if it were Cash from Operations and shall be distributed in accordance with Section 5.4.

      5.6 Adjustment of Minimum Quarterly Distribution and Target Distribution Levels. (a) The Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution shall be proportionately adjusted in the event of any distribution, combination or subdivision (whether effected by a distribution payable in Units or otherwise) of Units or other Partnership Securities in accordance with Section 4.9. In the event of a distribution of Available Cash that is deemed to be Cash from Interim Capital Transactions, the Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution shall be adjusted proportionately downward to equal the product obtained by multiplying the otherwise applicable Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution, as the case may be, by a fraction of which the numerator is the Unrecovered Initial Unit Price of the Common Units immediately after giving effect to such distribution and of which the denominator is the Unrecovered Initial Unit Price of the Common Units immediately prior to giving effect to such distribution.

      (b) The Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution shall also be subject to adjustment pursuant to Section 9.6.

      5.7 Special Provisions Relating to the Subordinated Units.

      (a) Except with respect to the right to vote on or approve matters requiring the vote or approval of a percentage of the holders of Outstanding Common Units and the right to participate in allocations of income, gain, loss and deduction and distributions of cash made with respect to Common Units pursuant to this Article V, the holder of a Subordinated Unit shall have all of the rights and obligations of a Limited Partner holding Common Units hereunder; provided, however, that immediately upon the end of the Subordination Period or upon the exercise by the Underwriters of the Overallotment Option (to the extent of any Subordinated Units affected thereby as provided in subparagraph (b) below), the holder of a Subordinated Unit shall possess all of the rights and obligations of a Limited Partner holding Common Units hereunder, including, without limitation, the right to participate in allocations of income, gain, loss and deduction and distributions of cash made with respect to Common Units pursuant to this Article V (but such Subordinated Units shall remain subject to the provisions of Sections 4.4(c)(ii), 5.1(d)(x) and 11.7).

      (b) Upon exercise by the Underwriters of the Overallotment Option, Subordinated Units owned by Northern Plains and Pan Border shall be sold by them to the Underwriters, and upon such sale such Subordinated Units shall be converted (automatically, without any action on the part of Northern Plains or Pan Border and subject to subparagraph (c) immediately below) into Common Units in the hands of the Underwriters, and for each 33 Units so purchased by the Underwriters pursuant to exercise of the Overallotment Option, (i) 20 Subordinated Units sold by Northern Plains shall be converted into 20 Common Units in the hands of the Underwriters, and (ii) 13 Subordinated Units sold by Pan Border shall be converted into 13 Common Units in the hands of the Underwriters. Simultaneously with the purchase of Units by the Underwriters pursuant to exercise of the Overallotment Option, for each 33 Units so purchased by the Underwriters from Northern Plains and Pan Border, 7 Subordinated Units owned by Northwest Border shall be converted (automatically, without any action on the part of Northwest Border and subject to subparagraph (c) immediately below) into 7 Common Units in the hands of Northwest Border.

      (c) After the end of the Subordination Period or upon the exercise by the Underwriters of the Overallotment Option (to the extent of any Subordinated Units affected by such exercise of the Overallotment Option as provided in subparagraph (b) immediately above), once the Partnership Policy Committee determines, based on advice of counsel, that a Subordinated Unit has, as a substantive matter, like intrinsic economic and federal income tax characteristics, in all material respects, to the intrinsic economic and federal income tax characteristics of a Common Unit then Outstanding, then the Subordinated Unit shall be converted to a Common Unit (on a one-for-one basis) and from that time forward (which time shall, except as provided in subparagraph
(b) above, in no event commence before the first day following the end of the Subordination Period) shall constitute a Common Unit for all purposes under this Agreement. In connection with the condition set forth above, it is understood that the Partnership Policy Committee may take whatever reasonable steps are required to provide economic uniformity to the Common Units in preparation for a conversion into Common Units, including the application of Sections 4.4(c) and
5.1 (d)(x); provided, however, that no such steps may be taken that would have a material adverse effect on the Limited Partners holding Common Units or the Record Holders of any class of Units.

                                   ARTICLE VI
                      MANAGEMENT AND OPERATION OF BUSINESS

      6.1 Partnership Policy Committee, (a) As provided in Section 6.2, the powers of the Partnership shall be exercised by or under authority of, and the business and affairs of the Partnership shall be managed by or under the direction of, a committee (the "Partnership Policy Committee") consisting of one person appointed by each General Partner. Each member of the Partnership Policy Committee shall serve in such capacity until his successor or replacement shall have been appointed by the General Partner that originally appointed such member. The appointment of any such successor or replacement, which decision may be made in the sole discretion of the appointing General Partner from time to time, shall become effective upon the delivery by the appointing General Partner of written notice to each other General Partner. As of the date hereof, the General Partners have notified each other of their respective initial appointments to the Partnership Policy Committee. The Chairman of the Partnership Policy Committee shall be the appointee of Northern Plains, who shall preside at all meetings of the Partnership Policy Committee.

      (b) Voting; Quorum; Required Vote for Action. Unless otherwise required by law or the provisions hereof,

            (i) each member of the Partnership Policy Committee shall have a number of votes that corresponds to the General Partner Percentage Interest of the General Partner that appointed such member (if the Combined Interest of a General Partner is purchased by another General Partner or General Partners pursuant to the terms hereof, the voting power of the Departing Partner shall be reallocated to such purchasing General Partner(s) based on the portion of the Departing Partner's General Partner Percentage Interest purchased by such General Partner(s));

            (ii) the presence at a meeting of members of the Partnership Policy Committee that in the aggregate represent a majority of the total number of votes held by all members of the Partnership Policy Committee shall constitute a quorum at any such meeting for the transaction of business; and

            (iii) the act of members of the Partnership Policy Committee that in the aggregate represent a majority of the total number of votes held by all members of the Partnership Policy Committee shall be deemed to constitute the act of the Partnership Policy Committee. In the event of a 50-50 split in voting with respect to any matter before the Partnership Policy Committee, any member of the Partnership Policy Committee shall have the right, exercisable by delivery of written notice to the other members of the Partnership Policy Committee within 30 days after such vote, to cause such matter to be submitted to binding arbitration in accordance with the following procedures:

                  (A) The members of the Partnership Policy Committee shall, within 15 Business Days following the receipt by each non-submitting member of the notice referred to above, attempt to agree upon an independent expert qualified to decide on the particular matter with respect to which a 50-50 split in voting has occurred (the expert so selected being herein referred to as the "Arbitrator"); provided, however, that if such agreement cannot be reached within such period, the member(s) of the Partnership Policy Committee voting affirmatively on such matter shall select a qualified independent expert within 15 days thereafter, the member(s) of the Partnership Policy Committee voting against such matter shall select a qualified independent expert, and the two experts so selected shall, within ten days following the selection of the latter of the two, select a third qualified independent expert, and the three experts so selected shall constitute the Arbitrator;

                  (B) The Arbitrator shall promptly gather all materials,
            information, testimony and evidence it deems relevant to the particular matter before it (and each member of the Partnership Policy Committee will provide any such materials, information, testimony and evidence requested by the Arbitrator, except to the extent any information so requested is proprietary, subject to a third party confidentiality agreement or subject to an attorney-client or other privilege);

                  (C) The sole consideration of the Arbitrator in determining its decision with respect to any matter submitted to it shall be the best interests of the Partnership;

                  (D) All decisions of the Arbitrator, including the final
            decision of the Arbitrator with respect to any matters submitted to it, shall be final and binding on the

            General Partners and the Partnership Policy Committee; if the Arbitrator consists of three experts as contemplated by clause (A) above, all decisions of such experts, including the final decision of such experts as the Arbitrator, shall be made by approval of a majority of such experts;

                  (E) The Arbitrator shall use all reasonable efforts to render its decision with respect to any matter submitted to it as soon as practicable, but in any event on or before the 30th Business Day following the date on which the identity of the Arbitrator is finally determined pursuant to clause (A) above;

                  (F) The costs and expenses of any such arbitration shall be borne by the Partnership; and

                  (G) To the extent not inconsistent with the terms of this
            Agreement, any such arbitration shall be conducted in Houston, Texas in accordance with the then current rules of the American Arbitration Association.

      (c) Meetings. Regular meetings of the Partnership Policy Committee shall be held at least once each calendar quarter on such date(s) and at such time(s) as may be determined by the Chairman of the Partnership Policy Committee. Written notice stating the place, day and hour of each regular meeting of the Partnership Policy Committee shall be delivered by the Chairman to every other member not less than 10 nor more than 60 days prior to the date of the meeting. Special meetings of the Partnership Policy Committee may be called by written request of any member of the Partnership Policy Committee, on at least 48 hours prior written notice to the other members (which notice may be personally delivered or sent by telecopy, with confirmation of receipt by return telecopy). Any such notice, or waiver thereof, need not state the purpose of such meeting. Attendance of a member at a meeting shall constitute a waiver of notice of such meeting, unless such member attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not properly called or convened. Unless otherwise agreed upon by all members, all meetings of the Partnership Policy Committee shall be held at the principal office of the Partnership.

      (d) Action Without a Meeting; Telephone Conference Meeting. Any action required or permitted to be taken at any meeting of the Partnership Policy Committee may be taken without a meeting, and without prior notice, if a consent or consents in writing, setting forth the action so taken, shall be signed by all members of the Partnership Policy Committee. Any such consent shall be filed with the minutes of proceedings of the Partnership Policy Committee and shall have the same force and effect as a unanimous vote at a meeting. Subject to the requirement for notice of such meetings, members of the Partnership Policy Committee may participate in a meeting of the Partnership Policy Committee by means of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other, and participation in such meetings shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not properly called or convened.

      (e) Designation; Powers. The Partnership Policy Committee may delegate to one or more Persons, or designate one or more committees, that shall have and may exercise such of the powers and authority of the Partnership Policy Committee with respect to the management of the business and affairs of the Partnership as may be provided in a written resolution of the Partnership Policy Committee. Pursuant to such authority and as set forth in the Administrative Services Agreement, the Partnership Policy Committee has delegated the performance of certain administrative services in connection with the day-to-day business and affairs of the Partnership to NBP Services Corporation, a Delaware corporation.

      (f) Substitution of Members. Each member of the Partnership Policy Committee may designate one or more persons to act as alternate members of the Partnership Policy Committee, who may replace such member at any meeting of the Partnership Policy Committee.

      6.2 MANAGEMENT. (a) Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the Partnership Policy Committee, and no General Partner, Limited Partner or Assignee shall have any management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the Partnership Policy Committee under any other provision of this Agreement, the Partnership Policy Committee, subject to
Section 6.4, shall have full power and authority to do all things and on such terms as it, in its sole discretion, may deem necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in
Section 3.2 and to effectuate the purposes set forth in Section 3.1, including, without limitation, (i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any other obligations; (ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;
(iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 6.4); (iv) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement, including, without limitation, the financing of the conduct of the operations of the Partnership, the Intermediate Partnership or Northern Border Pipeline, the lending of funds to other Persons (including, without limitation, the Intermediate Partnership and Northern Border Pipeline) and the repayment of obligations of the Partnership, the Intermediate Partnership or Northern Border Pipeline and the making of capital contributions to the Intermediate Partnership; (v) the negotiation, execution and performance of any contracts, conveyances or other instruments (including, without limitation, instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partners or their assets other than its interest in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case); (vi) the distribution of Partnership cash; (vii) the selection and dismissal of officers, employees and agents (including, without limitation, officers having titles such as "president," "chief executive officer," "vice president," "chief financial and accounting officer," "secretary" and "treasurer"), outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring; (viii) the maintenance of such insurance for the benefit of the Partnership, the Intermediate Partnership and the Partners as it deems necessary or appropriate; (ix) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures, corporations or other relationships (including, without limitation, the acquisition of interests in, and the contributions of property to, the Intermediate Partnership from time to time); (x) the control of any matters affecting the rights and obligations of the Partnership, including, without limitation, the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation; (xi) the indemnification of any Person against liabilities and contingencies to the extent permitted by law;
(xii) the entering into of listing agreements with the New York Stock Exchange and any other securities exchange and the delisting of some or all of the Units from, or requesting that trading be suspended on, any such exchange (subject to any prior approval that may be required under Section 1.6); (xiii) the purchase, sale or other acquisition or disposition of Units; and (xiv) the undertaking of any action in connection with the Partnership's participation in the Intermediate Partnership as a limited partner (including, without limitation, contributions or loans of funds by the Partnership to the Intermediate Partnership).

      (b) Notwithstanding any other provision of this Agreement, the Intermediate Partnership Agreement, the Delaware Act or any applicable law, rule or regulation, each of the Partners and Assignees and each other Person who may acquire an interest in Units or any other Partnership Interest hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of this Agreement, the Intermediate Partnership Agreement, the Underwriting Agreement, the Conveyance Agreement, the Credit Agreement and the Administrative Services Agreement, and the engaging by any Affiliate of a General Partner in the transportation of natural gas and related activities, including, without limitation, the expansion of existing facilities owned or operated by such Affiliate, the acquisition of additional facilities or the construction of new facilities, even if such activities are in direct competition with the business and activities of the Partnership, the Intermediate Partnership or Northern Border Pipeline; (ii) agrees that the Partnership Policy Committee (on its own or through any officer selected as the chief executive officer, chief financial and accounting officer, president or any vice-president of the Partnership pursuant to Section 6.2(a)(vii)) is authorized to execute, deliver and perform the agreements referred to in clause
(i) of this sentence and the other agreements, acts, transactions and matters described in the Registration Statement on behalf of the Partnership without any further act, approval or vote of the Partners or the Assignees or the other Persons who may acquire an interest in Units; (iii) agrees that the execution, delivery or performance by the General Partners, the Partnership Policy Committee, the Partnership, the Intermediate Partnership or any Affiliate of any of them of this Agreement or any agreement authorized or permitted under this Agreement (including, without limitation, the exercise by a General Partner or any Affiliate of a General Partner of the rights accorded pursuant to Article
XVII), or the engaging by any Affiliate of a General Partner in any of the activities specified in clause (i) above, even if such activities are in direct competition with the business and activities of the Partnership, the Intermediate Partnership or Northern Border Pipeline, shall not constitute a breach by the General Partners, the members of the Partnership Policy Committee, any officers of the Partnership or any such Affiliate of any duty that such Persons may owe the Partnership, the General Partners, the Limited Partners, the Assignees or any other Persons under this Agreement (or any other agreements) or of any duty stated or implied by law or equity; and (iv) agrees that each General Partner and its designated representative on the management committee for Northern Border Pipeline shall not be in breach of any standard of care or duty imposed by this Agreement or under the Delaware Act or any applicable law, rule or regulation with respect to the voting of the Intermediate Partnership's interest on the management committee for Northern Border Pipeline if such designated representative acted in good faith and in a manner reasonably believed by such person to be in, or not inconsistent with, the best interests of the Partnership and the Intermediate Partnership.

      6.3 CERTIFICATE OF LIMITED PARTNERSHIP. The General Partners have caused the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act, and the Partnership Policy Committee shall use all reasonable efforts to cause to be filed such other certificates or documents as may be determined by the Partnership Policy Committee in its sole discretion to be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent that such action is determined by the Partnership Policy Committee in its sole discretion to be reasonable and necessary or appropriate, the Partnership Policy Committee shall file amendments to and restatements of the Certificate of Limited

Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property. Subject to the terms of Section 7.5(a), the Partnership Policy Committee shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner or Assignee.

      6.4 RESTRICTIONS ON THE PARTNERSHIP POLICY COMMITTEE'S AUTHORITY. (a) The Partnership Policy Committee may not, without written approval of the specific act by all of the Outstanding Units or by other written instrument executed and delivered by all of the Outstanding Units subsequent to the date of this Agreement, take any action in contravention of this Agreement, including, without limitation, (i) any act that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement; (ii) possess Partnership property, or assign any rights in specific Partnership property, for other than a Partnership purpose; (iii) admit a Person as a Partner, except as otherwise provided in this Agreement; or (iv) amend this Agreement in any manner, except as otherwise provided in this Agreement.

      (b) Except as provided in Articles XIV and XVI, the Partnership Policy Committee may not (i) sell, exchange or otherwise dispose of all or substantially all of the Partnership's assets in a single transaction or a series of related transactions, (ii) approve on behalf of the Partnership the sale, exchange or other disposition of all or substantially all of the assets of the Intermediate Partnership, or (iii) vote the interest of the Partnership as a limited partner of the Intermediate Partnership in favor of the voting by the representatives of the Intermediate Partnership on the Northern Border Management Committee in favor of (A) the sale, exchange or other disposition of all or substantially all of Northern Border Pipeline's assets in a single transaction or in a series of related transactions or (B) the liquidation or merger, consolidation or other combination of Northern Border Pipeline with or into another entity, in any such case without the approval of at least two-thirds of the Outstanding Units during the Subordination Period and thereafter without the approval of at least a majority of the Outstanding Units; provided, however, that this provision shall not preclude or limit the Partnership Policy Committee's ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the Partnership's assets and shall not apply to any forced sale of any or all of the Partnership's assets pursuant to the foreclosure of, or other realization upon, any such encumbrance. Without the approval of at least two-thirds of the Outstanding Units, the Partnership Policy Committee shall not, on behalf of the Partnership, (aa) consent to any amendment to the Intermediate Partnership Agreement or, except as expressly permitted by Section 6.10(d), take any action permitted to be taken by a partner of the Intermediate Partnership, in either case, that would have a material adverse effect on the Partnership as a partner of the Intermediate Partnership or (bb) except as permitted under Sections 11.2,13.1 and 13.2, elect or cause the Partnership to elect a successor general partner of the Intermediate Partnership.

      (c) Unless approved by the affirmative vote of the holders of at least two-thirds of each class of Outstanding Units, including two-thirds of Common Units (excluding for purposes of such determination, during the Subordination Period, Common Units owned by the General Partners and their Affiliates), the Partnership Policy Committee shall not take any action or refuse to take any reasonable action the effect of which, if taken or not taken, as the case may be, would be to cause the Partnership, the Intermediate Partnership or Northern Border Pipeline to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes; provided that this Section 6.4(c) shall not be construed to apply to amendments to this Agreement (which are governed by Article XV) or mergers or consolidations of the Partnership with any Person (which, in the case of mergers or consolidations of the Partnership, the Intermediate Partnership or Northern Border Pipeline with any Person, are governed by Article XVI).

      (d) Each General Partner agrees that, at all times while serving as a general partner of the Partnership, it will not make any dividend or distribution on, or repurchase any shares of, its stock or take any other action within its control if the effect of such dividend, distribution, repurchase or other action would be to reduce its net worth below an amount necessary to receive an Opinion of Counsel that the Partnership will be treated as a partnership for federal income tax purposes.

      6.5 REIMBURSEMENT OF THE GENERAL PARTNERS AND THE PARTNERSHIP POLICY COMMITTEE. (a) Except as provided in this Section 6.5 and elsewhere in this Agreement or in the Intermediate Partnership Agreement, neither the General Partners nor the members of the Partnership Policy Committee shall be compensated for their services as general partners of the Partnership or the Intermediate Partnership or as members of the Partnership Policy Committee, respectively.

      (b) Each of the General Partners and the members of the Partnership Policy Committee shall be reimbursed on a monthly basis, or such other basis as the Partnership Policy Committee may determine in its reasonable discretion, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership (including, without limitation, amounts paid to any Person to perform services for the Partnership or for the General Partners or the Partnership Policy Committee in the discharge of their duties to the Partnership), and (ii) all other necessary or appropriate expenses allocable to the Partnership or otherwise reasonably incurred by such Person in connection with operating the Partnership's business (including, without limitation, expenses allocated to such Person by its Affiliates); provided, however, that
(A) NBP Services Corporation and its Affiliates, including Northern Plains, shall not be reimbursed hereunder for any amounts that are duplicative of amounts paid by the Partnership or the Intermediate Partnership to NBP Services Corporation pursuant to the Administrative Services Agreement, (B) Northern Plains shall not be reimbursed for any amounts that are duplicative of amounts paid to it by Northern Border Pipeline pursuant to that certain Operating Agreement dated February 28,1980, as amended, by and between Northern Plains and Northern Border Pipeline and (C) nothing herein shall be construed to grant to any of the General Partners the power or authority to operate the Partnership's business (it being understood that the business and affairs of the Partnership shall be managed by or under the direction of the Partnership Policy Committee). The Partnership Policy Committee shall determine the fees and expenses that are allocable to the Partnership in any reasonable manner determined by the Partnership Policy Committee in its sole discretion. Reimbursements pursuant to this Section 6.5 shall be in addition to any reimbursement to such Persons as a result of indemnification pursuant to Section 6.8.

      (c) Subject to Section 4.2(c), the Partnership Policy Committee in its sole discretion and without the approval of the Limited Partners may propose and adopt on behalf of the Partnership employee benefit and incentive plans (including, without limitation, plans involving the issuance of Units), or issue Partnership Securities pursuant to any employee benefit or incentive plan maintained or sponsored by a General Partner or one of its Affiliates, the Partnership or the Intermediate Partnership, in each case for the benefit of employees of the General Partners, the Partnership, the Intermediate Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership or the Intermediate Partnership.

      6.6 OUTSIDE ACTIVITIES. (a) After the Closing Date, each General Partner, for so long as it is a general partner of the Partnership, (i) agrees that its sole business will be to act as a general partner of the Partnership and the Intermediate Partnership and to undertake activities that are ancillary or related thereto (including being a limited partner in the Partnership) and to take such other action and conduct such other activities permitted to be taken or conducted by a general partner of Northern Border Pipeline pursuant to the terms of the Northern Border Pipeline Partnership

Agreement (including, in the case of Northern Plains, acting as operator of the Pipeline System pursuant to the Operating Agreement), and (ii) shall not enter into or conduct any business or incur any debts or liabilities except (A) in connection with or incidental to (Y) its performance of the activities required or authorized by the Intermediate Partnership Agreement or this Agreement or described in or contemplated by the Registration Statement and (Z) the acquisition, ownership or disposition of partnership interests in the Partnership and the Intermediate Partnership (except that, notwithstanding the foregoing, employees of each General Partner may perform services for Affiliates of such General Partner) and (B) any business, debts or liabilities permitted of a general partner of Northern Border Pipeline pursuant to the terms of the Northern Border Pipeline Partnership Agreement.

      (b) Except as described in the Registration Statement or Section 6.6(a), no Indemnitee shall be expressly or implicitly restricted or proscribed pursuant to this Agreement, the Intermediate Partnership Agreement, the Northern Border Pipeline Partnership Agreement or the partnership relationship established hereby or thereby from engaging in other activities for profit, whether in the businesses engaged in by the Partnership, the Intermediate Partnership or Northern Border Pipeline or anticipated to be engaged in by the Partnership, the Intermediate Partnership, Northern Border Pipeline or otherwise, including, without limitation, in the case of any Affiliates of the General Partners, those businesses and activities described in or contemplated by Section 6.2(b)(i) and by the Registration Statement. Without limitation of and subject to the foregoing, each Indemnitee (other than a General Partner) shall have the right to engage in businesses of every type and description and to engage in and possess an interest in other business ventures of any and every type or description, independently or with others, including, without limitation, in the case of any Affiliates of the General Partners, business interests and activities of the type described in Section 6.2(b)(i), and none of the same shall constitute a breach of this Agreement, the Intermediate Partnership Agreement or any duty to the Partnership, the Intermediate Partnership or any Partners. Neither the Partnership, the Intermediate Partnership, any Limited Partner nor any other Person shall have any rights by virtue of this Agreement, the Intermediate Partnership Agreement, the Northern Border Pipeline Partnership Agreement or the partnership relationship established hereby or thereby in any business ventures of any Indemnitee (subject, in the case of a General Partner, to compliance with Section 6.6(a)), and such Indemnitees shall have no obligation to offer any interest in any such business ventures to the Partnership, the Intermediate Partnership, Northern Border Pipeline, any Limited Partner or any other Person. The General Partners and any other Persons affiliated with the General Partners may acquire Units or other Partnership Securities, in addition to those acquired by any of such Persons on the Closing Date, and shall be entitled to exercise all rights of an Assignee or Limited Partner, as applicable, relating to such Units or Partnership Securities, as the case may be.

      (c) Without limitation of Sections 6.6(a) and 6.6(b), and notwithstanding anything to the contrary in this Agreement, the competitive activities of any Indemnitees are hereby approved by all Partners, and it shall not be deemed to be a breach of the fiduciary duties of the General Partners and the members of the Partnership Policy Committee for such Persons to permit an Indemnitee to engage in a business opportunity in preference to or to the exclusion of the Partnership, if such activities are permitted by this Agreement or the Intermediate Partnership Agreement.

      6.7 LOANS TO AND FROM THE GENERAL PARTNERS; CONTRACTS WITH AFFILIATES. (a)
(i) Each General Partner or any Affiliate thereof may lend to the Partnership or the Intermediate Partnership, and the Partnership and the Intermediate Partnership may borrow, funds needed or desired by the Partnership and the Intermediate Partnership for such periods of time as the Partnership Policy Committee may determine and (ii) each General Partner or any Affiliate thereof may borrow from the Partnership or the Intermediate Partnership, and the Partnership and the Intermediate Partnership may lend to such General Partner or such Affiliate, excess funds of the Partnership and the Intermediate Partnership for such periods of time and in such amounts as the Partnership Policy Committee may determine; provided, however, that in either such case the lending party may not charge the borrowing party interest at a rate greater than the rate that would be charged the borrowing party (without reference to the lending party's financial abilities or guarantees), by unrelated lenders on comparable loans. The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds. For purposes of this Section 6.7(a) and Section 6.7(b), the term "Partnership" shall include any Affiliate of the Partnership that is controlled by the Partnership and the term "Intermediate Partnership" shall include any Affiliate of the Intermediate Partnership that is controlled by the Intermediate Partnership.

      (b) The Partnership may lend or contribute to the Intermediate Partnership, and the Intermediate Partnership may borrow, funds on terms and conditions established in the sole discretion of the Partnership Policy Committee; provided, however, that the Partnership may not charge the Intermediate Partnership interest at a rate greater than the rate that would be charged to the Intermediate Partnership (without reference to the financial abilities or guarantees of the General Partners), by unrelated lenders on comparable loans. The foregoing authority shall be exercised by the Partnership Policy Committee in its sole discretion and shall not create any right or benefit in favor of the Intermediate Partnership or any other Person.

      (c) The Partnership Policy Committee may permit the Partnership to enter into one or more agreements, in addition to the Administrative Services Agreement, with one or more of the General Partners and their Affiliates to render services to the Partnership or to the Partnership Policy Committee in the discharge of its duties to the Partnership. Any services rendered to the Partnership by a General Partner or any of its Affiliates shall be on terms that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 6.7(c) shall be deemed satisfied as to (i) any transaction approved by Special Approval, (ii) any transaction, the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iii) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership), is equitable to the Partnership. The provisions of Section 6.5 shall apply to the rendering of services described in this Section 6.7(c).

      (d) The Partnership Policy Committee may cause the Partnership to transfer assets to joint ventures, other partnerships, corporations, limited liability companies, or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as are consistent with this Agreement and applicable law.

      (e) Neither the General Partners nor any of their Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 6.7(e) shall be deemed to be satisfied as to (i) the transactions effected pursuant to Sections 4.2 and 4.1, the Conveyance Agreement and any other transactions described in or contemplated by the Registration Statement, (ii) any transaction approved by Special Approval, (iii) any transaction, the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties, or
(iv) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership), is equitable to the Partnership.

      (f) The General Partners and their Affiliates will have no obligation to permit the Partnership, the Intermediate Partnership or Northern Border Pipeline to use any facilities or assets of the General Partners and their Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use, nor shall there be any obligation on the part of the General Partners or their Affiliates to enter into such contracts.

      (g) Without limitation of Sections 6.7(a) through 6.7(f), and notwithstanding anything to the contrary in this Agreement, the existence of the conflicts of interest described in the Registration Statement are hereby approved by all Partners.

      6.8 INDEMNIFICATION. (a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, each General Partner, the members of the Partnership Policy Committee, any Departing Partner, any Person who is or was an officer or director of the Partnership, a General Partner or any Departing Partner and all other Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as (i) a General Partner, a member of the Partnership Policy Committee, a Departing Partner or any of their Affiliates, (ii) an officer, director, employee, partner, agent or trustee of the Partnership, a General Partner, any Departing Partner or any of their Affiliates or (iii) a Person serving at the request of the Partnership in another entity in a similar capacity, provided, that in each case the Indemnitee acted in good faith and in a manner which such Indemnitee believed to be in, or not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful; provided, further, no indemnification pursuant to this Section 6.8 shall be available to the General Partners with respect to their obligations incurred pursuant to the Indemnity Agreement, the Underwriting Agreement or the Conveyance Agreement (other than obligations incurred by the General Partners on behalf of the Partnership or the Intermediate Partnership). The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 6.8 shall be made only out of the assets of the Partnership, it being agreed that the General Partners shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

      (b) To the fullest extent permitted by law, expenses (including, without limitation, legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 6.8(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 6.8.

      (c) The indemnification provided by this Section 6.8 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of Outstanding Units, as a matter of law or otherwise, both as to actions in the Indemnitee's capacity as (i) a General Partner, a member of the Partnership Policy Committee, a Departing Partner or an Affiliate thereof, (ii) an officer, director, employee, partner, agent or trustee of the Partnership, a General Partner, any Departing Partner or an Affiliate thereof or (iii) a Person serving at the request of the Partnership in another entity in a similar capacity, and as to actions in any other capacity (including, without limitation, any capacity under the Underwriting Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

      (d) The Partnership may purchase and maintain (or reimburse the General Partners or their Affiliates for the cost of) insurance, on behalf of the General Partners, the members of the Partnership Policy Committee and such other Persons as the Partnership Policy Committee shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

      (e) For purposes of this Section 6.8, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute "fines" within the meaning of Section 6.8(a); and action taken or omitted by it with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Partnership.

      (f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

      (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.8 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

      (h) The provisions of this Section 6.8 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

      (i) No amendment, modification or repeal of this Section 6.8 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligation of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 6.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

      6.9 LIABILITY OF INDEMNITEES. (a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners, the Assignees or any other Persons who have acquired interests in the Units, for losses sustained or liabilities incurred as a result of any act or omission if such Indemnitee acted in good faith.

      (b) Subject to its obligations and duties as set forth in Section 6.2, the Partnership Policy Committee may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partners and the Partnership Policy Committee shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the Partnership Policy Committee in good faith.

      (c) Any amendment, modification or repeal of this Section 6.9 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability to the Partnership and the Limited Partners of the members of the Partnership Policy Committee, the General Partners, their directors, officers and employees under this Section 6.9 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

      6.10 RESOLUTION OF CONFLICTS OF INTEREST. (a) Unless otherwise expressly provided in this Agreement or the Intermediate Partnership Agreement, whenever a potential conflict of interest exists or arises between a General Partner or any of its Affiliates or the member of the Partnership Policy Committee designated by it, on the one hand, and the Partnership, the Intermediate Partnership, any Partner or any Assignee, on the other hand, any resolution or course of action in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, of the Intermediate Partnership Agreement, of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action is or, by operation of this Agreement is deemed to be, fair and reasonable to the Partnership. Each General Partner and Partnership Policy Committee Member shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of a resolution of such conflict or course of action. Any conflict of interest and any resolution of such conflict of interest shall be conclusively deemed fair and reasonable to the Partnership if such conflict of interest or resolution is (i) approved by Special Approval, (ii) on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iii) fair to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership). A General Partner or Partnership Policy Committee Member may also adopt a resolution or course of action that has not received Special Approval. Each General Partner and Partnership Policy Committee member (and the Audit Committee in connection with Special Approval) shall be authorized in connection with its determination of what is "fair and reasonable" to the Partnership and in connection with its resolution of any conflict of interest to consider (A) the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest; (B) any customary or accepted industry practices and any customary or historical dealings with a particular Person; (C) any applicable generally accepted accounting or engineering practices or principles; and (D) such additional factors as such General Partner or Partnership Policy Committee member (and, if applicable, the Audit Committee) determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances. Nothing contained in this Agreement, however, is intended to nor shall it be construed to require a General Partner or Partnership Policy Committee member (or the Audit Committee) to consider the interests of any Person other than the Partnership. In the absence of bad faith by a General Partner or Partnership Policy Committee member, the resolution, action or terms so made, taken or provided by such General Partner or Partnership Policy Committee member with respect to such matter shall not constitute a breach of this Agreement or any other agreement contemplated herein or a breach of any standard of care or duty imposed herein or therein or under the Delaware Act or any other law, rule or regulation.

      (b) Whenever this Agreement or any other agreement contemplated hereby provides that the Partnership Policy Committee, or a General Partner or any of its Affiliates, is permitted or required to make a decision (i) in its "sole discretion" or "discretion," that it deems "necessary or appropriate" or under a grant of similar authority or latitude, the Partnership Policy Committee, such General Partner or such Affiliate shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, the Partnership, the Intermediate Partnership, any Limited Partner or any Assignee, (ii) it may make such decision in its sole discretion (regardless of whether there is a reference to "sole discretion" or "discretion") unless another express standard is provided for, or (iii) in "good faith" or under another express standard, the Partnership Policy Committee, such General Partner or such Affiliate shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement, the Intermediate Partnership Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation. In addition, any actions taken by the Partnership Policy Committee, a General Partner or such Affiliate consistent with the standards of "reasonable discretion" set forth in the definitions of Available Cash or Cash from Operations shall not constitute a breach of any duty of the members of the Partnership Policy Committee, or a General Partner to the Partnership or the Limited Partners. The Partnership Policy Committee and the General Partners shall have no duty, express or implied, to sell or otherwise dispose of any asset of the Intermediate Partnership or of the Partnership, other than in the ordinary course of business. No borrowing by the Partnership or the Intermediate Partnership or the approval thereof by the Partnership Policy Committee shall be deemed to constitute a breach of any duty of the Partnership Policy Committee or a General Partner to the Partnership or the Limited Partners by reason of the fact that the purpose or effect of such borrowing is directly or indirectly to (A) enable a General Partner to receive or increase the amount of Incentive Distributions or (B) shorten the Subordination Period.

      (c) Whenever a particular transaction, arrangement or resolution of a conflict of interest is required under this Agreement to be "fair and reasonable" to any Person, the fair and reasonable nature of such transaction, arrangement or resolution shall be considered in the context of all similar or related transactions.

      (d) Subject to the terms of Section 6.4, the Limited Partners hereby authorize the Partnership Policy Committee, on behalf of the Partnership as a partner of the Intermediate Partnership, to approve of actions by the partnership policy committee or general partners of the Intermediate Partnership similar to those actions permitted to be taken by the Partnership Policy Committee pursuant to this Section 6.10.

      6.11 OTHER MATTERS CONCERNING THE GENERAL PARTNERS AND THE PARTNERSHIP POLICY COMMITTEE. (a) The General Partners and the Partnership Policy Committee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

      (b) The General Partners and the Partnership Policy Committee may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion (including, without limitation, an Opinion of Counsel) of such Persons as to matters that the General Partners and the Partnership Policy Committee reasonably believe to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

      (c) The Partnership Policy Committee shall have the right, in respect of any of its powers or obligations hereunder, to act through any of the duly authorized officers of the Partnership or the General Partners and their duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the Partnership Policy Committee in the power of attorney, have full power and authority to do and perform each and every act and duty that is permitted or required to be done by the Partnership Policy Committee hereunder.

      (d) Any standard of care and duty imposed by this Agreement or under the Delaware Act or any applicable law, rule or regulation shall be modified, waived or limited as required to permit the General Partners and the members of the Partnership Policy Committee to act under this Agreement or any other agreement contemplated by this Agreement and to make any decision pursuant to the authority prescribed in this Agreement so long as such action is reasonably believed by the General Partners or the members of the Partnership Policy Committee, as applicable, to be in, or not inconsistent with, the best interests of the Partnership.

      6.12 TITLE TO PARTNERSHIP ASSETS. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner or Assignee, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partners, one or more of their Affiliates or one or more nominees, as the Partnership Policy Committee may determine. Each General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of such General Partner or one or more of its Affiliates or one or more nominees shall be held by such General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that such General Partner shall use its reasonable efforts to cause record title to such assets (other than those assets in respect of which such General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable; provided that, prior to the withdrawal or removal of such General Partner or as soon thereafter as practicable, such General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the Partnership. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.

      6.13 PURCHASE OR SALE OF UNITS. The Partnership Policy Committee may cause the Partnership to purchase or otherwise acquire Units; provided that the Partnership Policy Committee may not cause the Partnership to purchase Subordinated Units during the Subordination Period. As long as Units are held by the Partnership or the Intermediate Partnership, such Units shall not be considered Outstanding for any purpose, except as otherwise provided herein. Each General Partner or any Affiliate of such General Partner may also purchase or otherwise acquire and sell or otherwise dispose of Units for its own account, subject to the provisions of Articles XI and XII.

      6.14 REGISTRATION RIGHTS OF CERTAIN PERSONS. (a) Prior to the end of the Subordination Period, if Northwest Border desires to sell any of its Initial Common Units, then upon the request of Northwest Border (which request may not be made more than once during any twelve month period without the approval of the Partnership Policy Committee), the Partnership shall file with the Commission as promptly as practicable after receiving such request, and use all reasonable efforts to cause to become effective and remain effective for a period of not more than six months following its effective date, a registration statement under the Securities Act registering the offering and sale of the number of Initial Common Units specified by Northwest Border; provided, however, that the Partnership shall not be required to effect more than three registrations pursuant to this Section 6.14(a).

      (b) At any time following the Closing Date, if (i) Northern Plains, Pan Border, Northwest Border or any Affiliate of any such Person (including, without limitation, for purposes of this Section 6.14, any Person that is an Affiliate at the date hereof notwithstanding that it may later cease to be an Affiliate) holds Units or other Partnership Securities that it desires to sell (excluding, in the case of Northwest Border and only during the Subordination Period, its Initial Common Units) and (ii) Rule 144 of the Securities Act (or any successor rule or regulation to Rule 144) or another exemption from registration is not available to enable such Person to dispose of such Units or other Partnership Securities (in the amount such person desires to sell and in accordance with such Person's intended method of disposition) without registration under the Securities Act, then upon the request of Northern Plains, Pan Border or Northwest Border (in each case for its own account and/or on behalf of one or more of its Affiliates), which request may, without the prior approval of the Partnership Policy Committee, only be made once during any 12 month period following the Closing Date (it being agreed that such limitation shall apply to such parties as a group and not individually), the Partnership shall file with the Commission as promptly as practicable after receiving such request, and use all reasonable efforts to cause to become effective and remain effective for a period of not more than six months following its effective date, a registration statement under the Securities Act registering the offering and sale of the number of Units or other Partnership Securities specified by the requesting party, subject to the terms of Section 6.14(c); provided, however, that each of Northern Plains, Pan Border and Northwest Border shall not have the right to request more than three registrations pursuant to this Section 6.14(b).

      (c) If Northern Plains, Pan Border or Northwest Border requests that the Partnership register Units or other Partnership Securities on its or its Affiliates behalf pursuant to Section 6.14(b), such requesting party shall simultaneously send a copy of such request to the other two parties, and each such other party, by delivery of written notice to the Partnership and the requesting party on or before the 15th day following receipt of the requesting parry's notice to the Partnership, shall have the right to participate in such registered offering in accordance with the terms of this Section 6.14(c) and subject to the other provisions of this Section 6.14. The requesting party and each party that sends timely notice of its desire to participate in a registration requested pursuant to Section 6.14(b) shall have the right to participate to the full extent of any Units or Partnership Securities that it desires to sell; provided, however, that if the managing underwriter for such registered offering advises the Partnership that the purchase of all or some of the such parties' Units or other Partnership Securities would adversely and materially affect the success of the proposed offering, the requesting party and such additional participating parties shall have the right to include their Units or other Partnership Securities (and/or those of any Affiliates on whose behalf a request or notice of intent to participate was sent by such party) in such registered offering on a pro rata basis according to their relative General Partner Percentage Interests, to the extent such managing underwriter deems advisable. No priority shall be given to the Units or other Partnership Securities of the party that first made a request for registration pursuant to
Section 6.14(b).

      (d) With respect to any registrations requested pursuant to Sections 6.14(a) or (b), if the Partnership Policy Committee determines in its good faith judgment that a postponement of a requested registration for up to six months would be in the best interests of the Partnership and its Partners due to a pending transaction, investigation or other event, the filing of such registration statement or the effectiveness thereof may be deferred for up to six months, but not thereafter.

      (e) In connection with any registration requested pursuant to Sections 6.14(a) or (b), subject to the terms of Section 6.14(d), the Partnership shall promptly prepare and file (x) such documents as may be necessary to register or qualify the securities subject to such registration under the securities laws of such states as the participating party or parties shall reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Partnership or any General Partner (other than a General Partner that consents thereto) would become subject to general service of process or to taxation or qualification to do business as a foreign corporation or partnership doing business in such jurisdiction, and (y) such documents as may be necessary to apply for listing or to list the securities subject to such registration on such National Securities Exchange as the participating party or parties shall reasonably request, and do any and all other acts and things that may reasonably be necessary or advisable to enable the participating party or parties to consummate a public sale of such securities in such states.

      (f) Except as set forth in the remaining provisions of this Section 6.14(f), all costs and expenses of any registration and offering undertaken by the Partnership pursuant to Sections 6.14(a), (b) or (g) shall be paid by the Partnership, without reimbursement from the Persons whose Units or other Partnership Securities are included in such registration and offering, except that all underwriting discounts and commissions attributable to any Units or other Partnership Securities of a Person that are included in such registration and offering shall be borne by such Person. With respect to any registration and offering of Initial Common Units by Northwest Border pursuant to Section 6.14(a), Northwest Border shall pay or reimburse the Partnership for all costs and expenses (including underwriting discounts and commissions) incurred by the Partnership in connection with such registration and offering. If Northwest Border participates in any registration and offering pursuant to Sections 6.14(b) or (g), any Common Units offered for inclusion in such registration and offering by Northwest Border shall be deemed to include its Initial Common Units (to the extent same have not already been sold by Northwest Border to a non-Affiliate pursuant to a transaction exempt from registration under the Securities Act or otherwise pursuant to a registration and offering under
Section 6.14(a)), and Northwest Border shall pay or reimburse the Partnership for a portion of the costs and expenses (including underwriting discounts and commissions) incurred by the Partnership in connection with such registration and offering based on the ratio that the number of Initial Common Units of Northwest Border deemed to be included in such registration bears to the total number of Units or other Partnership Securities included in such registration and offering.

      (g) If the Partnership shall at any time propose to file a registration statement under the Securities Act for an offering of equity securities of the Partnership for cash (other than an offering relating solely to an employee benefit or incentive plan), the Partnership shall so notify Northern Plains, Pan Border and Northwest Border and shall use all reasonable efforts to include in such registration statement such number or amount of securities as such Persons (or their Affiliates) may notify the Partnership that they desire to include in such registration statement. If the proposed offering pursuant to this Section 6.14(g) shall be an underwritten offering, then, in the event that the managing underwriter of such offering advises the Partnership and such Persons (to the extent they desire to participate) in writing that in its opinion the inclusion of all or some of such Persons' securities would adversely and materially affect the success of the offering, the Partnership shall include in such offering only that number or amount, if any, of securities held by such Persons which, in the opinion of the managing underwriter, will not so adversely and materially affect the offering. Such number or amount of such Persons' securities that the managing underwriter allows to be included in such registration and offering shall be allocated among the participating Persons in accordance with the principles set forth in the proviso clause of section 6.14(c).

      (h) If underwriters are engaged in connection with any registration referred to in this Section 6.14, the Partnership shall provide indemnification, representations, covenants, opinions and other assurance to the underwriters in form and substance reasonably satisfactory to such under writers. Further, in addition to and not in limitation of the Partnership's obligation under Section 6.8, the Partnership shall, to the fullest extent permitted by law, indemnify and hold harmless any Person participating in a registration and offering pursuant to Sections 6.14(a), (b) or (g), its officers, directors and each Person who controls such Person (within the meaning of the Securities Act) and any agent thereof (collectively, "INDEMNIFIED PERSONS") against any losses, claims, demands, actions, causes of action, assessments, damages, liabilities (joint or several), costs and expenses (including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements), resulting to, imposed upon, or incurred by the Indemnified Persons, directly or indirectly, under the Securities Act or otherwise (hereinafter referred to in this Section 6.14(c) as A "CLAIM" and in the plural as "CLAIMS"), based upon, arising out of, or resulting from any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which any Units were registered under the Securities Act or any state securities or Blue Sky laws, in any preliminary prospectus (if used prior to the effective date of such registration statement), or in any summary or final prospectus or in any amendment or supplement thereto (if used during the period the Partnership is required to keep the registration statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading; provided, however, that the Partnership shall not be liable to any Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary, summary or final prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of such Indemnified Person specifically for use in the preparation thereof. To the extent any of the indemnification provisions set forth in this Section 6.14(h) are inconsistent or in conflict with the indemnification provisions set forth in the Indemnity Agreement, the indemnification provisions set forth in such Indemnity Agreement shall control.

      (i) The provisions of Sections 6.14(a), (b) and (g) shall continue to be applicable with respect to each of Northern Plains, Pan Border and Northwest Border (and any of their Affiliates) after such Person ceases to be a General Partner of the Partnership, during a period of three years subsequent to the effective date of such cessation and for so long thereafter as is required for such Person to sell all of the Units or other Partnership Securities with respect to which it has requested during such three-year period that a registration statement be filed; provided, however, that the Partnership shall not be required to file successive registration statements covering the same securities for which registration was demanded during such three-year period. The provisions of Section 6.14(h) shall continue in effect thereafter.

      (j) Any request to register Partnership Securities pursuant to this
Section 6.14 shall (i) specify the Partnership Securities intended to be offered and sold by the Person making the request, (ii) express such Person's present intent to offer such Partnership Securities for distribution, (iii) describe the nature or method of the proposed offer and sale of Partnership Securities, and
(iv) contain the undertaking of such Person to provide all such information and materials and take all action as may be required in order to permit the Partnership to comply with all applicable requirements in connection with the registration of such Partnership Securities.

      6.15 RELIANCE BY THIRD PARTIES. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the Partnership Policy Committee and any officer of the Partnership authorized by the Partnership Policy Committee to act on behalf and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the Partnership Policy Committee or any such officer as if it were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Partnership Policy Committee or any such officer in connection with any such dealing. In no event shall any Person dealing with the Partnership Policy Committee or any such officer be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Partnership Policy Committee or any such officer. Each and every certificate, document or other instrument executed on behalf of the Partnership by the Partnership Policy Committee or any such officer shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

                                   ARTICLE VII
                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

      7.1 LIMITATION OF LIABILITY. The Limited Partners, the Organizational Limited Partner and the Assignees shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.

      7.2 MANAGEMENT OF BUSINESS. No Limited Partner or Assignee (other than the General Partners, any of their Affiliates or any officer, director, employee, partner, agent or trustee of the Partnership, General Partners or any of their Affiliates, in its capacity as such, if such Person shall also be a Limited Partner or Assignee) shall participate in the operation, management or control (within the meaning of the Delaware Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the Partnership Policy Committee, the General Partners, any of their Affiliates or any officer, director, employee, partner, agent or trustee of the Partnership, the General Partners or any of its Affiliates, in its capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

      7.3 OUTSIDE ACTIVITIES. Subject to the provisions of Section 6.6, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Limited Partners or Assignees, any Limited Partner or Assignee shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including, without limitation, business interests and activities in direct competition with the Partnership or the Intermediate Partnership. Neither the Partnership nor any of the other Partners or Assignees shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee.

      7.4 RETURN OF CAPITAL. No Limited Partner or Assignee shall be entitled to the withdrawal or return of his Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent provided by Article V or as otherwise expressly provided in this Agreement, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to which all Partners and Assignees agree within the meaning of section. 17-502(b) of the Delaware Act.

      7.5 RIGHTS OF LIMITED PARTNERS RELATING TO THE PARTNERSHIP. (a) In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 7.5(b), each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon reasonable demand and at such Limited Partner's own expense:

            (i) to obtain true and full information regarding the status of the business and financial condition of the Partnership;

            (ii) promptly after becoming available, to obtain a copy of the Partnership's federal, state and local tax returns for each year;

            (iii) to have furnished to him, upon notification to the Partnership, a current list of the name and last known business, residence or mailing address of each Partner;

            (iv) to have furnished to him, upon notification to the Partnership, a copy of this Agreement, the Administrative Services Agreement and the Certificate of Limited Partnership and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed;

            (v) to obtain true and full information regarding the amount of cash and description and statement of the Agreed Value of any other Capital Contribution by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner; and

            (vi) to obtain such other information regarding the affairs of the Partnership as is just and reasonable.

      (b) Notwithstanding any other provision of this Agreement, the Partnership Policy Committee may keep confidential from the Limited Partners and Assignees, for such period of time as the Partnership Policy Committee deems reasonable, any information that the Partnership Policy Committee reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Partnership Policy Committee in good faith believes is not in the best interests of the Partnership, the Intermediate Partnership or Northern Border Pipeline or could damage the Partnership, the Intermediate Partnership or Northern Border Pipeline or that the Partnership, the Intermediate Partnership or Northern Border Pipeline is required by law or by agreements with third parties to keep confidential (other than agreements with Affiliates of the General Partners the primary purpose of which is to circumvent the obligations set forth in this
Section 7.5).

                                  ARTICLE VIII
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

      8.1 RECORDS AND ACCOUNTING. The Partnership Policy Committee shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 7.5(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including, without limitation, the record of the Record Holders and Assignees of Units or other Partnership Securities, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard disks, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.

      8.2 FISCAL YEAR. The fiscal year of the Partnership shall be the calendar year.

      8.3 REPORTS. (a) As soon as practicable, but in no event later than 120 days after the close of each fiscal year of the Partnership, the Partnership Policy Committee shall cause to be mailed to each Record Holder of a Unit as of a date selected by the Partnership Policy Committee in its sole discretion, an annual report containing financial statements of the Partnership for such fiscal year of the Partnership, presented in accordance with generally accepted accounting principles, including a balance sheet and statements of operations, Partners' equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the Partnership Policy Committee.

      (b) As soon as practicable, but in no event later than 90 days after the close of each calendar quarter except the last calendar quarter of each year, the Partnership Policy Committee shall cause to be mailed to each Record Holder of a Unit, as of a date selected by the Partnership Policy Committee in its sole discretion, a report containing unaudited financial statements of the Partnership and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Units are listed for trading, or as the Partnership Policy Committee determines to be necessary or appropriate.


                                   ARTICLE IX
                                   TAX MATTERS

      9.1 PREPARATION OF TAX RETURNS. The Partnership Policy Committee shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within 90 days of the close of each taxable year of the Partnership, the tax information reasonably required by holders of Outstanding Units for federal and state income tax reporting purposes. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes. The taxable year of the Partnership shall be the calendar year.

      9.2 TAX ELECTIONS. Except as otherwise provided herein, the Partnership Policy Committee shall, in its sole discretion, determine whether to make any available election pursuant to the Code; provided, however, that the Partnership Policy Committee shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder. The Partnership Policy Committee shall have the right to seek to revoke any such election (including, without limitation, the election under Section 754 of the Code) upon the Partnership Policy Committee's determination in its sole discretion that such revocation is in the best interests of the Limited Partners and Assignees. For purposes of computing the adjustments under Section 743(b) of the Code, the Partnership Policy Committee shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of Units will be deemed to be the lowest quoted closing price of the Units on any National Securities Exchange on which such Units are traded during the calendar month in which such transfer is deemed to occur pursuant to Section 5.2(g) without regard to the actual price paid by such transferee.

      9.3 TAX CONTROVERSIES. Subject to the provisions hereof, Northern Plains is designated the Tax Matters Partner (as defined in Section 6231 of the Code), and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including, without limitation, resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner and Assignee agrees to cooperate with the Partnership Policy Committee and to do or refrain from doing any or all things reasonably required by the Partnership Policy Committee to conduct such proceedings.

      9.4 ORGANIZATIONAL EXPENSES. The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a 60-month period as provided in Section 709 of the Code.

      9.5 WITHHOLDING. Notwithstanding any other provision of this Agreement, the Partnership Policy Committee is authorized to take any action that it determines in its sole discretion to be necessary or appropriate to cause the Partnership and the Intermediate Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner or Assignee (including, without limitation, by reason of Section 1446 of the Code), the amount withheld shall be treated as a distribution of cash pursuant to Section 5.3 in the amount of such withholding from such Partner.

      9.6 ENTITY-LEVEL TAXATION. If legislation is enacted or the interpretation of existing legislation is modified which causes the Partnership, the Intermediate Partnership or Northern Border Pipeline to be treated as an association taxable as a corporation or otherwise subjects the Partnership, the Intermediate Partnership or Northern Border Pipeline to entity-level taxation for federal, state or local income tax purposes, the Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution or Third Target Distribution, as the case may be, shall be equal to the product obtained by multiplying (a) the amount thereof by (b) 1 minus the sum of (i) the highest marginal federal corporate (or other entity, as applicable) income tax rate of the Partnership (directly or through its interest in Northern Border Pipeline) for the fiscal year of the Partnership in which such quarter occurs (expressed as a percentage) plus (ii) the effective overall state and local income tax rate (expressed as a percentage) applicable to the Partnership (directly or through its interest in Northern Border Pipeline) for the calendar year next preceding the calendar year in which such quarter occurs (after taking into account the benefit of any deduction allowable for federal income tax purposes with respect to the payment of state and local income taxes), but only to the extent of the increase in such rates resulting from such legislation or interpretation. Such effective overall state and local income tax rate shall be determined for the calendar year next preceding the first calendar year during which the Partnership, the Intermediate Partnership or Northern Border Pipeline is taxable for federal income tax purposes as an association taxable as a corporation or is otherwise subject to entity-level taxation by determining such rate as if the Partnership, the Intermediate Partnership or Northern Border Pipeline had been subject to such state and local taxes during such preceding calendar year.

      9.7 ENTITY-LEVEL ARREARAGE COLLECTIONS. If the Partnership is required by applicable law to pay any federal, state or local income tax on behalf of, or withhold such amount with respect to, any Partner or Assignee or any former Partner or Assignee (a) the Partnership Policy Committee shall cause the Partnership to pay such tax on behalf of such Partner or Assignee or former Partner or Assignee from the funds of the Partnership; (b) any amount so paid on behalf of, or withheld with respect to, any Partner or Assignee shall constitute a distribution out of Available Cash to such Partner or Assignee pursuant to
Section 5.3; and (c) to the extent any such Partner or Assignee (but not a former Partner or Assignee) is not then entitled to such distribution under this Agreement, the

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Partnership Policy Committee shall be authorized, without the approval of any
Partner or Assignee, to amend this Agreement insofar as is necessary to maintain the uniformity of intrinsic tax characteristics as to all Units and to make subsequent adjustments to distributions in a manner which, in the reasonable judgment of the Partnership Policy Committee, will make as little alteration as practicable in the priority and amount of distributions otherwise applicable under this Agreement, and will not otherwise alter the distributions to which Partners and Assignees are entitled under this Agreement. If the Partnership is permitted (but not required) by applicable law to pay any such tax on behalf of, or withhold such amount with respect to, any Partner or Assignee or former Partner or Assignee, the Partnership Policy Committee shall be authorized (but not required) to cause the Partnership to pay such tax from the funds of the Partnership and to take any action consistent with this Section 9.7. The Partnership Policy Committee shall be authorized (but not required) to take all necessary or appropriate actions to collect all or any portion of a deficiency in the payment of any such tax that relates to prior periods and that is attributable to Persons who were Limited Partners or Assignees when such deficiencies arose, from such Persons.

      9.8 OPINIONS OF COUNSEL. Notwithstanding any other provision of this Agreement, if the Partnership, the Intermediate Partnership or Northern Border Pipeline is treated as an association taxable as a corporation at any time or is otherwise taxable for federal income tax purposes as an entity at any time and, pursuant to the provisions of this Agreement, an Opinion of Counsel would otherwise be required to the effect that an action will not cause the Partnership, the Intermediate Partnership or Northern Border Pipeline to become so treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes, such requirement for an Opinion of Counsel shall be deemed automatically waived.

                                    ARTICLE X
                                  CERTIFICATES

      10.1 CERTIFICATES. Upon the Partnership's issuance of Common Units or Subordinated Units to any Person, the Partnership shall issue one or more Certificates in the name of such Person evidencing the number of such Units being so issued. Certificates shall be executed on behalf of the Partnership by an Authorized Officer. No Common Unit Certificate shall be valid for any purpose until it has been countersigned by the Transfer Agent and by an Authorized Officer of the Partnership. The Partners holding Certificates evidencing Subordinated Units may exchange such Certificates for Certificates evidencing Common Units on or after the date on which such Subordinated Units are converted into Common Units pursuant to the terms of Section 5.7(c).

      10.2 REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE. (a) The Partnership Policy Committee shall cause to be kept on behalf of the Partnership a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 10.2(b), the Partnership Policy Committee will provide for the registration and transfer of Units. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Units and transfers of such Units as herein provided. The Partnership shall not recognize transfers of Certificates representing Units unless same are effected in the manner described in this Section 10.2. Upon surrender for registration of transfer of any Units evidenced by a Certificate, and subject to the provisions of Section 10.2(b), an Authorized Officer on behalf of the Partnership shall execute, and the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Certificates evidencing the same aggregate number of Units as was evidenced by the Certificate so surrendered.

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

      (b) Except as otherwise provided in Section 11.5, the Partnership shall not recognize any transfer of Units until the Certificates evidencing such Units are surrendered for registration of transfer and such Certificates are accompanied by a Transfer Application duly executed by the transferee (or the transferee's attorney-in-fact duly authorized in writing). No charge shall be imposed by the Partnership for such transfer, provided, that, as a condition to the issuance of any new Certificate under this Section 10.2, the Partnership Policy Committee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

      10.3 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES. (a) If any mutilated Certificate is surrendered to the Transfer Agent, an Authorized Officer on behalf of the Partnership shall execute, and upon its request the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number of Units as the Certificate so surrendered.

      (b) An Authorized Officer on behalf of the Partnership shall execute, and upon its request the Transfer Agent shall countersign and deliver a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

            (i) makes proof by affidavit, in form and substance satisfactory to the Partnership Policy Committee, that a previously issued Certificate has been lost, destroyed or stolen;

            (ii) requests the issuance of a new Certificate before the Partnership has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

            (iii) if requested by an Authorized Officer, delivers to the Partnership a bond, in form and substance satisfactory to the Authorized Officer, with surety or sureties and with fixed or open penalty as an Authorized Officer may reasonably direct, in its sole discretion, to indemnify the General Partners, the Partnership, the Partnership Policy Committee and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

            (iv) satisfies any other reasonable requirements imposed by the Partnership Policy Committee.

If a Limited Partner or Assignee fails to notify the Partnership within a reasonable time after he has notice of the loss, destruction or theft of a Certificate, and a transfer of the Units represented by the Certificate is registered before the Partnership, the Partnership Policy Committee or the Transfer Agent receives such notification, the Limited Partner or Assignee shall be precluded from making any claim against the Partnership, the General Partners, the Partnership Policy Committee, the General Partners or the Transfer Agent for such transfer or for a new Certificate.

      (c) As a condition to the issuance of any new Certificate under this
Section 10.3, the Partnership Policy Committee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including, without limitation, the fees and expenses of the Transfer Agent) reasonably connected therewith.

      10.4 RECORD HOLDER. In accordance with Section 10.2(b), the Partnership shall be entitled to recognize the Record Holder as the Limited Partner or Assignee with respect to any Units and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Units on the part of any other Person, whether or not the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement

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

of any National Securities Exchange on which the Units are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Units, as between the Partnership on the one hand and such other Persons on the other hand, such representative Person (a) shall be the Limited Partner or Assignee (as the case may be) of record and beneficially, (b) must execute and deliver a Transfer Application and
(c) shall be bound by this Agreement and shall have the rights and obligations of a Limited Partner or Assignee (as the case may be) hereunder and as provided for herein.

                                   ARTICLE XI
                             TRANSFER OF INTERESTS

      11.1 TRANSFER. (a) The term "TRANSFER," when used in this Article XI with respect to a Partnership Interest, shall be deemed to refer to a transaction by which a General Partner assigns its Partnership Interest as a general partner in the Partnership to another Person or by which the holder of a Unit assigns such Unit to another Person who is or becomes an Assignee, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.

      (b) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article XI. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article XI shall be null and void.

      (c) Nothing contained in this Article XI shall be construed to prevent a disposition by the parent entity of a General Partner of all of the issued and outstanding capital stock of such General Partner.

      (d) Nothing contained in this Article XI, or elsewhere in this Partnership Agreement, shall preclude the settlement of any transactions involving Common Units entered into through the facilities of the New York Stock Exchange.

      11.2 TRANSFER OF A GENERAL PARTNER'S PARTNERSHIP INTEREST. Except for a transfer by a General Partner of all or any part of its Partnership Interest as a general partner in the Partnership to an Affiliate of such General Partner or to another General Partner pursuant to the terms of Section 11.7(b) or (c), the transfer by a General Partner of all or any part of its Partnership Interest as a general partner in the Partnership to another Person shall be subject to the following restrictions:

                  (i) compliance with the notice requirements of Section
      11.7(a);

                  (ii) in the case of such a transfer by Northern Plains or Pan Border prior to December 31, 2003, the prior approval of at least a majority of the Outstanding Units (excluding for purposes of such determination Common Units owned by Northern Plains or Pan Border, as applicable, and its Affiliates); and

                  (iii) in the case of a transfer by a General Partner of less than all of its Partnership Interest as a general partner in the Partnership, the prior written consent of every other General Partner (it being agreed by the General Partners that the consent of the non-transferring General Partners shall not be required if a General Partner transfers all of its Partnership Interest as a general partner in the Partnership to another Person).

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

Notwithstanding anything herein to the contrary, no transfer by a General Partner of all or any part of its Partnership Interest as a general partner in the Partnership to another Person shall be permitted unless (i) the transferee agrees to assume and be bound by the provisions of this Agreement and Intermediate Partnership Agreement, (ii) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner or of any limited partner of the Intermediate Partnership or cause the Partnership, the Intermediate Partnership or Northern Border Pipeline to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes and (iii) such transferee also agrees to purchase all (or the appropriate portion thereof, if applicable) of the partnership interest of such General Partner as a general partner of the Intermediate Partnership. In the case of a transfer pursuant to and in compliance with this Section 11.2, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 12.3, be admitted to the Partnership as a General Partner immediately prior to the transfer of the Partnership Interest, and the business of the Partnership shall continue without dissolution.

      11.3 TRANSFER OF UNITS. (a) Units may be transferred only in the manner described in Section 10.2. The transfer of any Units and the admission of any new Partner shall not constitute an amendment to this Agreement.

      (b) Until admitted as a Substituted Limited Partner pursuant to Article XII, the Record Holder of a Unit shall be an Assignee in respect of such Unit. Limited Partners may include custodians, nominees, or any other individual or entity in its own or any representative capacity.

      (c) Each distribution in respect of Units shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holders thereof as of the Record Date set for the distribution. Such payment shall constitute full payment and satisfaction of the Partnership's liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

      (d) A transferee who has completed and delivered a Transfer Application shall be deemed to have (i) requested admission as a Substituted Limited Partner, (ii) agreed to comply with and be bound by and to have executed this Agreement, (iii) represented and warranted that such transferee has the right, power and authority and, if an individual, the capacity to enter into this Agreement, (iv) made the powers of attorney set forth in this Agreement and (v) given the consents and approvals and made the waivers contained in this Agreement.

      11.4 RESTRICTIONS ON TRANSFERS. Notwithstanding the other provisions of this Article XI, no transfer of any Unit or interest therein of any Limited Partner or Assignee shall be made if such transfer would (a) violate the then applicable federal or state securities laws or rules and regulations of the Securities and Exchange Commission, any state securities commission or any other governmental authorities with jurisdiction over such transfer, (b) result in the taxation of the Partnership, the Intermediate Partnership or Northern Border Pipeline as an association taxable as a corporation or otherwise subject the Partnership, the Intermediate Partnership or Northern Border Pipeline to entity-level taxation for federal income tax purposes or (c) affect the Partnership's or the Intermediate Partnership's existence or qualification as a limited partnership under the Delaware Act.

      11.5 CITIZENSHIP CERTIFICATES; NON-CITIZEN ASSIGNEES. (a) If the Partnership, the Intermediate Partnership or Northern Border Pipeline is or becomes subject to any federal, state or local law or regulation that, in the reasonable determination of the Partnership Policy Committee provides for the cancellation or forfeiture of any property in which the Partnership, the Intermediate Partnership or Northern Border Pipeline has an interest based on the nationality, citizenship or other related

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

status of a Limited Partner or Assignee, the Partnership Policy Committee may request any Limited Partner or Assignee to furnish to the Partnership Policy Committee, within 30 days after receipt of such request, an executed Citizenship Certification or such other information concerning his nationality, citizenship or other related status (or, if the Limited Partner or Assignee is a nominee holding for the account of another Person, the nationality, citizenship or other related status of such Person) as the Partnership Policy Committee may request. If a Limited Partner or Assignee fails to furnish to the Partnership Policy Committee within the aforementioned 30-day period such Citizenship Certification or other requested information or if upon receipt of such Citizenship Certification or other requested information the Partnership Policy Committee determines, with the advice of counsel, that a Limited Partner or Assignee is not an Eligible Citizen, the Units owned by such Limited Partner or Assignee shall be subject to redemption in accordance with the provisions of Section
11.6. In addition, the Partnership Policy Committee may require that the status of any such Limited Partner or Assignee be changed to that of a Non-citizen Assignee, and, thereupon, the Partnership Policy Committee or its designee shall be substituted for such Non-citizen Assignee as the Limited Partner in respect of his Units.

      (b) The Partnership Policy Committee or its designee shall, in exercising voting rights in respect of Units held by it on behalf of Non-citizen Assignees, distribute the votes in the same ratios as the votes of Limited Partners in respect of Units other than those of Non-citizen Assignees are cast, either for, against or abstaining as to the matter.

      (c) Upon dissolution of the Partnership, a Non-citizen Assignee shall have no right to receive a distribution in kind pursuant to Section 14.4 but shall be entitled to the cash equivalent thereof, and the Partnership Policy Committee shall provide cash in exchange for an assignment of the Non-citizen Assignee's share of the distribution in kind. Such payment and assignment shall be treated for Partnership purposes as a purchase by the Partnership Policy Committee from the Non- citizen Assignee of his Partnership Interest (representing his right to receive his share of such distribution in kind).

      (d) At any time after he can and does certify that he has become an Eligible Citizen, a Non-citizen Assignee may, upon application to the Partnership Policy Committee, request admission as a Substituted Limited Partner with respect to any Units of such Non-citizen Assignee not redeemed pursuant to
Section 11.6, and upon his admission pursuant to Section 12.2 the Partnership Policy Committee shall cease to be deemed to be the Limited Partner in respect of the Non-citizen Assignee's Units.

      11.6 REDEMPTION OF INTERESTS. (a) If at any time a Limited Partner or Assignee fails to furnish a Citizenship Certification or other information requested within the 30-day period specified in Section 11.5(a), or if upon receipt of such Citizenship Certification or other information the Partnership Policy Committee determines, with the advice of counsel, that a Limited Partner or Assignee is not an Eligible Citizen, the Partnership may, unless the Limited Partner or Assignee establishes to the satisfaction of the Partnership Policy Committee that such Limited Partner or Assignee is an Eligible Citizen or has transferred his Units to a Person who furnishes a Citizenship Certification to the Partnership Policy Committee prior to the date fixed for redemption as provided below, redeem the Partnership Interest of such Limited Partner or Assignee as follows:

            (i) The Partnership Policy Committee shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Limited Partner or Assignee, at his last address designated on the records of the Partnership or the Transfer Agent, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the Redeemable Units, the date fixed for redemption, the

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

      place of payment, that payment of the redemption price will be made upon surrender of the Certificate evidencing the Redeemable Units and that on and after the date fixed for redemption no further allocations or distributions to which the Limited Partner or Assignee would otherwise be entitled in respect of the Redeemable Units will accrue or be made.

            (ii) The aggregate redemption price for Redeemable Units shall be an amount equal to the Current Market Price (the date of determination of which shall be the dated fixed for redemption) of Units of the class to be so redeemed multiplied by the number of Units of each such class included among the Redeemable Units. The redemption price shall be paid, in the sole discretion of the Partnership Policy Committee, in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the rate of 10% annually and payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.

            (iii) Upon surrender by or on behalf of the Limited Partner or Assignee, at the place specified in the notice of redemption, of the Certificate evidencing the Redeemable Units, duly endorsed in blank or accompanied by an assignment duly executed in blank, the Limited Partner or Assignee or his duly authorized representative shall be entitled to receive the payment therefor.

            (iv) After the redemption date, Redeemable Units shall no longer constitute issued and Outstanding Units.

      (b) The provisions of this Section 11.6 shall also be applicable to Units held by a Limited Partner or Assignee as nominee of a Person determined to be other than an Eligible Citizen.

      (c) Nothing in this Section 11.6 shall prevent the recipient of a notice of redemption from transferring his Units before the redemption date if such transfer is otherwise permitted under this Agreement. Upon receipt of notice of such a transfer, the Partnership Policy Committee shall withdraw the notice of redemption, provided, the transferee of such Units certifies in the Transfer Application that he is an Eligible Citizen. If the transferee fails to make such certification, such redemption shall be effected from the transferee on the original redemption date.

      11.7 RIGHT TO MAKE OFFER; PREFERENTIAL PURCHASE RIGHT; BUYOUT RIGHT. (a) If a General Partner desires to transfer all of its Combined Interest to a party other than an Affiliate of such General Partner, such selling General Partner must first provide every other General Partner with notice of such intent to transfer and for a period of 30 days following the receipt by each non-selling General Partner of such notice, each non-selling General Partner shall have the right to submit an offer for the Combined Interest of such selling General Partner (and any other interests in the Partnership proposed to be sold by such selling General Partner). Such selling General Partner shall have no obligation to consider or accept any offers received from the non-selling General Partners, and from and after such 30 day period, such selling General Partner shall be free to consummate the proposed transaction referred to in its notices to the non-selling General Partners.

      (b) If any of the following events occurs: (i) the removal of a General Partner is approved by the requisite percentage of Limited Partners pursuant to
Section 13.2; or (ii) an Event of Withdrawal of the type described in Sections 13.1(a)(i), (iv), (v) or (vi) occurs with respect to a General Partner; upon written notice to the Partnership and the Departing Partner, the remaining General Partners shall have the right, exercisable on a pro rata basis according to their relative General Partner Percentage Interests or on such other basis as may be agreed upon, to purchase all (but not less than all) of the Combined Interest of the Departing Partner for an amount equal to

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the fair market value of such Combined Interest, as such fair market value is determined in accordance with the second paragraph of Section 13.3(a). If such remaining General Partners fail to send such notice to the Partnership and the Departing Partner on or before the 30th day following the date on which all of the remaining General Partners had received written or actual notice of the occurrence of such event, such remaining General Partners shall be deemed to have waived the right to purchase set forth in this Section 11.7(b).

      (c) If at any time during the Subordination Period a General Partner ceases to own at least 250,000 Subordinated Units, such General Partner shall promptly notify every other General Partner of such fact (the occurrence of such event being herein referenced to as a "BUYOUT EVENT"). At any time following the occurrence of a Buyout Event, the General Partners that did not suffer such Buyout Event shall have the right, exercisable by the delivery of written notice to the Partnership and the General Partner suffering such Buyout Event, to purchase all (but not less than all) of the Combined Interest of such General Partner and any Subordinated Units owned by such General Partner (on a pro-rata basis according to their relative General Partner Percentage Interests or on such other basis as may be agreed upon) for an amount equal to the Buyout Price (which amount shall be calculated using as the date of determination the date on which the General Partner(s) exercising such buyout right notified the Partnership and the affected General Partner of the desire to exercise such buyout right).

                                   ARTICLE XII
                              ADMISSION OF PARTNERS

      12.1 ADMISSION OF GENERAL PARTNERS AND UNDERWRITERS AS LIMITED PARTNERS. Upon the issuance by the Partnership of Common Units and Subordinated Units to the General Partners as described in Section 4.1(b) and the execution by each such party of a Transfer Application, the Partnership Policy Committee shall admit the General Partners to the Partnership as Limited Partners in respect of the Common Units and Subordinated Units issued to them. Upon the transfer by Northern Plains and Pan Border of Common Units to the Underwriters in connection with the Initial Offering (and the exercise by the Underwriters of the Overallotment Option, if applicable) and the execution by each Underwriter of a Transfer Application, the Partnership Policy Committee shall admit the Underwriters to the Partnership as Limited Partners in respect of the Common Units purchased by them.

      12.2 ADMISSION OF SUBSTITUTED LIMITED PARTNERS. By transfer of a Unit in accordance with Article XI, the transferor shall be deemed to have given the transferee the right to seek admission as a Substituted Limited Partner subject to the conditions of, and in the manner permitted under, this Agreement. A transferor of a Certificate shall, however, only have the authority to convey to a purchaser or other transferee who does not execute and deliver a Transfer Application (a) the right to negotiate such Certificate to a purchaser or other transferee and (b) the right to transfer the right to request admission as a Substituted Limited Partner to such purchaser or other transferee in respect of the transferred Units. Each transferee of a Unit (including, without limitation, any nominee holder or an agent acquiring such Unit for the account of another Person) who executes and delivers a Transfer Application shall, by virtue of such execution and delivery, be an Assignee and be deemed to have applied to become a Substituted Limited Partner with respect to the Units so transferred to such Person. Such Assignee shall become a Substituted Limited Partner (x) at such time as the Partnership Policy Committee consents thereto, which consent may be given or withheld in the Partnership Policy Committee's sole discretion, and (y) when any such admission is shown on the books and records of the Partnership. If such consent is withheld, such transferee shall be an Assignee. An Assignee shall have an interest in the Partnership equivalent to that of a Limited Partner with respect to allocations and distributions, including, without limitation, liquidating distributions, of the Partnership. With respect to voting rights attributable to Units that are held by Assignees, the Partnership Policy Committee shall

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

be deemed to be the Limited Partner with respect thereto and shall, in exercising the voting rights in respect of such Units on any matter, vote such Units at the written direction of the Assignee who is the Record Holder of such Units. If no such written direction is received, such Units will not be voted. An Assignee shall have no other rights of a Limited Partner.

      12.3 ADMISSION OF SUCCESSOR GENERAL PARTNER. A successor General Partner approved pursuant to Section 13.1 or 13.2 or the transferee of or successor to all of a General Partner's Partnership Interest as a general partner in the Partnership pursuant to Section 11.2 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as a General Partner, effective immediately prior to the withdrawal or removal of such General Partner pursuant to Section 13.1 or 13.2 or the transfer of a General Partner's Partnership Interest as a general partner in the Partnership pursuant to Section 11.2; provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 11.2 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor, together with any remaining General Partner, shall, subject to the terms hereof, carry on the business of the Partnership and the Intermediate Partnership without dissolution.

      12.4 ADMISSION OF ADDITIONAL LIMITED PARTNERS. (a) A Person (other than a General Partner or a Substituted Limited Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the Partnership Policy Committee (i) evidence of acceptance in form satisfactory to the Partnership Policy Committee of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 1.4, and (ii) such other documents or instruments as may be required in the discretion of the Partnership Policy Committee to effect such Person's admission as an Additional Limited Partner.

      (b) Notwithstanding anything to the contrary in this Section 12.4, no Person shall be admitted as an Additional Limited Partner without the consent of the Partnership Policy Committee, which consent may be given or withheld in the Partnership Policy Committee's sole discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded as such in the books and records of the Partnership, following the consent of the Partnership Policy Committee to such admission.

      12.5 AMENDMENT OF AGREEMENT AND CERTIFICATE OF LIMITED PARTNERSHIP. To effect the admission to the Partnership of any Partner, the Partnership Policy Committee shall take all steps necessary and appropriate under the Delaware Act to amend the records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practical an amendment of this Agreement and, if required by law, to prepare and file an amendment to the Certificate of Limited Partnership and may for this purpose, among others, exercise the power of attorney granted pursuant to Section 1.4.

                                  ARTICLE XIII
                        WITHDRAWAL OR REMOVAL OF PARTNERS

      13.1 WITHDRAWAL OF A GENERAL PARTNER. (a) A General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an "EVENT OF WITHDRAWAL");

            (i) a General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners (and it shall be deemed that a General Partner has given notice of withdrawal pursuant to this Section 13.1(a)(i) if a General Partner voluntarily withdraws as general partner of the Intermediate Partnership);


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

            (ii) a General Partner notifies the other General Partners that it desires to transfer all of its rights as General Partner pursuant to
      Section 11.2;

            (iii) a General Partner is removed pursuant to Section 13.2;

            (iv) a General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition; (C) files a petition or answer seeking for itself a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such General Partner in a proceeding of the type described in clauses (A)-(C) of this Section 13.1(a)(iv); or (E) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of such General Partner or of all or any substantial part of its properties;

            (v) a final and non-appealable judgment is entered by a court with appropriate jurisdiction ruling that a General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against a General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect; or

            (vi) a certificate of dissolution or its equivalent is filed for a General Partner, or 90 days expire after the date of notice to a General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation.

If an Event of Withdrawal specified in Section 13.1(a)(iv), (v) or (vi) occurs, the withdrawing General Partner shall give notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 13.1 shall result in the withdrawal of a General Partner from the Partnership.

      (b) Withdrawal of a General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) at any time during the period beginning on the Closing Date and ending at 12:00 Midnight, Central Standard Time, on December 31, 2003, a General Partner voluntarily withdraws by giving at least 90 days' advance notice of its intention to withdraw to the Limited Partners, provided, that prior to the effective date of such withdrawal the withdrawal is approved by Limited Partners holding at least two-thirds of the Outstanding Units (excluding for purposes of such determination Units owned by the Departing Partner and its Affiliates) and such General Partner delivers to the Partnership an Opinion of Counsel (" WITHDRAWAL OPINION OF COUNSEL") that such withdrawal (following the purchase by one or more of the remaining General Partners of the Combined Interest of such Departing Partner pursuant to Section 11.7(b) or the selection of a successor General Partner, as applicable) would not result in the loss of the limited liability of any Limited Partner or of the limited partner of the Intermediate Partnership or cause the Partnership, the Intermediate Partnership or Northern Border Pipeline to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes; (ii) at any time after 12:00 Midnight, Central Standard Time, on December 31, 2003, a General Partner voluntarily withdraws by giving at least 90 days' advance notice to the Limited Partners, such withdrawal to take effect on the date specified in such notice; (iii) at any time that a General Partner ceases to be a General Partner pursuant to Section 13.1(a)(ii) or is removed pursuant to Section 13.2; or (iv) notwithstanding clause (i) of this sentence, at any time that a General Partner voluntarily withdraws by giving at least 90 days' advance notice of its intention to withdraw to the Limited Partners, such withdrawal to take effect on the date specified in the notice, if at the time such notice is given one Person and its Affiliates (other than such General Partner and

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its Affiliates) own beneficially or of record or control at least 50% of the
Outstanding Units. The withdrawal of a General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall also constitute the withdrawal of such General Partner as a general partner of the Intermediate Partnership. If a General Partner gives a notice of withdrawal pursuant to Section 13.1(a)(i) or an Event of Withdrawal of the type described in Sections 13.1(a)(iv)-(vi) occurs, and in any such case one or more of the remaining General Partners do not elect to purchase the Combined Interest of such Departing Partner pursuant to Section 11.7(b), holders of at least a majority of the Outstanding Units (excluding for purposes of such determination Units owned by the Departing Partner and its Affiliates) may, prior to the effective date of such withdrawal, elect a successor General Partner. The Person so elected as successor General Partner shall automatically become a successor general partner of the Intermediate Partnership, as provided in Intermediate Partnership Agreement. If, prior to the effective date of a General Partner's withdrawal, one or more of the remaining General Partners have not elected to purchase the Combined Interest of such Departing Partner pursuant to Section 11.7(b) and a successor is not selected by the Limited Partners as provided herein, or the Partnership does not receive a Withdrawal Opinion of Counsel, the Partnership shall be dissolved in accordance with Section 14.1. Any successor General Partner elected in accordance with the terms of this Section 13.1 shall be subject to the provisions of Section 12.3.

      13.2 REMOVAL OF A GENERAL PARTNER. A General Partner may be removed if such removal is approved by Limited Partners holding at least two-thirds of the Outstanding Units (excluding for purposes of such determination Units owned by the General Partners and their Affiliates). Any such action by such Limited Partners for removal of a General Partner must, if one or more of the remaining General Partners do not elect to purchase all of the Combined Interest of such Departing Partner pursuant to Section 11.7(b), also provide for the election of a successor General Partner by Limited Partners holding at least a majority of the Outstanding Units (excluding for purposes of such determination Units owned by such Departing Partner and its Affiliates). Such removal shall be effective immediately following the purchase by one or more of the remaining General Partners of such Departing Partner's Combined Interest pursuant to Section 11.7(b) or the admission of a successor General Partner pursuant to Article XII, as applicable. The removal of a General Partner shall also automatically constitute the removal of such General Partner as general partner of the Intermediate Partnership, as provided in the Intermediate Partnership Agreement. If a person is elected as a successor General Partner in accordance with the terms of this Section 13.2, such person shall, upon admission pursuant to
Article XII, automatically become a successor general partner of the Intermediate Partnership, as provided in the Intermediate Partnership Agreement. The right of the Limited Partners holding Outstanding Units to remove a General Partner shall not exist or be exercised unless the Partnership has received an opinion opining as to the matters covered by a Withdrawal Opinion of Counsel. Any successor General Partner elected in accordance with the terms of this
Section 13.2 shall be subject to the provisions of Section 12.3.

      13.3 INTEREST OF DEPARTING PARTNER AND SUCCESSOR GENERAL PARTNER. (a) In the event of (i) the withdrawal of a General Partner under circumstances where such withdrawal does not violate this Agreement or (ii) removal of a General Partner by the Limited Partners under circumstances where Cause does not exist, if a successor General Partner is elected in accordance with the terms of
Section 13.1 or 13.2, the Departing Partner shall, at its option exercisable prior to the effective date of the departure of such Departing Partner, promptly receive from its successor in exchange for its Partnership Interest as a general partner in the Partnership and its partnership interest as a general partner of the Intermediate Partnership (collectively, the "COMBINED INTEREST") an amount in cash equal to the fair market value of such Combined Interest, such amount to be determined and payable as of the effective date of its departure. If a General Partner is removed by the Limited Partners under circumstances where Cause exists or if a General Partner withdraws under circumstances where such withdrawal violates this Agreement or the Intermediate Partnership Agreement, and if a successor

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General Partner is elected in accordance with the terms of Section 13.1 or 13.2, such successor shall have the option, exercisable prior to the effective date of the departure of such Departing Partner, to purchase the Combined Interest of the Departing Partner for such fair market value of such Combined Interest. In either event, the Departing Partner shall be entitled to receive all reimbursements due such Departing Partner pursuant to Section 6.5, including, without limitation, any employee-related liabilities (including, without limitation, severance liabilities), incurred in connection with the termination of any employees employed by such General Partner for the benefit of the Partnership or the Intermediate Partnership. Subject to Section 13.3(b), the Departing Partner shall, as of the effective date of its departure, cease to share in any allocations or distributions with respect to its Partnership Interest as a general partner in the Partnership and Partnership income, gain, loss, deduction and credit will be prorated and allocated as set forth in
Section 5.2(g).

      For purposes of this Section 13.3(a) and Section 11.7(b), the fair market value of a Departing Partner's Combined Interest shall be deemed to equal the product of (x) such Departing Partner's Gross General Partner Percentage Interest and (y) an amount equal to the Hypothetical Equity Value of the Partnership as of the effective date of the departure of such Departing Partner.

      (b) If the Combined Interest of a Departing Partner is not acquired by one or more of the remaining General Partners pursuant to Section 11.7(b) or by a successor in the manner set forth in Section 13.3(a), the Departing Partner shall become a Limited Partner and the Combined Interest shall be converted into Common Units based on the fair market value of such Combined Interest as calculated pursuant to Section 13.3(a), without reduction in such Partnership Interest (but subject to proportionate dilution by reason of the admission of its successor). Any successor General Partner shall indemnify the Departing Partner as to all debts and liabilities of the Partnership arising on or after the date on which the Departing Partner becomes a Limited Partner. For purposes of this Agreement, conversion of a General Partner's Partnership Interest as a general partner in the Partnership to Common Units will be characterized as if such General Partner contributed its Partnership Interest to the Partnership in exchange for the newly-issued Common Units.

      (c) If one or more of the remaining General Partners do not elect to purchase the Departing Partner's Combined Interest pursuant to Section 11.7(b), a successor General Partner is elected in accordance with the terms of Section
13.1 or 13.2, and the option described in Section 13.3(a) is not exercised by the party entitled to do so, a successor General Partner shall, at the effective date of its admission to the Partnership, contribute to the capital of the Partnership cash in an amount such that its Capital Account, after giving effect to such contribution and any adjustments made to the Capital Accounts of all Partners pursuant to Section 4.4(d)(i), shall be equal to that percentage of the Capital Accounts of all Partners that is equal to its Percentage Interest as a General Partner. In such event, each successor General Partner shall, subject to the following sentence, be entitled to such Percentage Interest of all Partnership allocations and distributions and any other allocations and distributions to which the Departing Partner was entitled. In addition, the Partnership Policy Committee shall cause this Agreement to be amended to reflect that, from and after the date of such successor General Partner's admission, the aggregate interest of all remaining General Partners and such successor General Partner in all Partnership distributions and allocations shall be 1%, and that of the holders of Outstanding Units shall be 99%.

      13.4 WITHDRAWAL OF LIMITED PARTNERS. No Limited Partner shall have any right to withdraw from the Partnership; provided, however, that when a transferee of a Limited Partner's Units becomes a Record Holder, such transferring Limited Partner shall cease to be a Limited Partner with respect to the Units so transferred.

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                                   ARTICLE XIV
                           DISSOLUTION AND LIQUIDATION

      14.1 DISSOLUTION. The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of a General Partner, if one or more of the remaining General Partners agrees to purchase the Combined Interest of such Departing Partner pursuant to Section 11.7, or if a successor General Partner is elected pursuant to Section 13.1 or 13.2, the Partnership shall not be dissolved and the remaining General Partners and/or such successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and (subject to Section 14.2) its affairs should be wound up, upon:

            (a) the expiration of its term as provided in Section 1.5;

            (b) an Event of Withdrawal of a General Partner as provided in
      Section 13.1(a)(other than Section 13.1(a)(ii)), unless (i) one or more of the remaining General Partners agree to purchase the Combined Interest of such Departing Partner pursuant to Section 11.7(b) or (ii) a successor is elected and an Opinion of Counsel is received as provided in Section
      13.1 (b) or 13.2 and such successor is admitted to the Partnership pursuant to Section 12.3;

            (c) an election by the Partnership Policy Committee to dissolve the Partnership that is approved by at least two-thirds of the Outstanding Units during the Subordination Period and at least a majority of the Outstanding Units thereafter (and all Limited Partners hereby expressly consent that such approval may be effected upon written consent of said applicable percentage of the Outstanding Units);

            (d) entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act; or

            (e) the sale of all or substantially all of the assets and properties of the Partnership and the Intermediate Partnership.

      14.2 CONTINUATION OF THE BUSINESS OF THE PARTNERSHIP AFTER DISSOLUTION. Upon (a) dissolution of the Partnership following an Event of Withdrawal caused by the withdrawal or removal of a General Partner as provided in Section 13.1
(a)(i) or (iii) and the failure to occur of either (i) the purchase by one or more of the remaining General Partners of such Departing Partner's Combined Interest pursuant to Section 11.7(b) or (ii) the selection of a successor to such Departing Partner pursuant to Section 13.1 or 13.2, then within 90 days thereafter or (b) dissolution of the Partnership upon an event constituting an Event of Withdrawal as defined in Section 13.1(a)(iv), (v) or (vi) and the failure to occur of either (i) the purchase by one or more of the remaining General Partners of such Departing Partner's Combined Interest pursuant to
Section 11.7(b) or (ii) the selection of a successor to such Departing Partner pursuant to Section 13.1 or 13.2, then within 180 days thereafter, a majority of the Outstanding Units may elect to reconstitute the Partnership and continue its business on the same terms and conditions set forth in this Agreement by forming a new limited partnership on terms identical to those set forth in this Agreement and having as the successor general partners the remaining General Partners (if they desire to continue in such capacity) and/or a Person approved by a majority of the Outstanding Units. Upon any such election by a majority of the Outstanding Units, all Partners shall be bound thereby and shall be deemed to have approved same. Unless such an election is made within the applicable time period as set forth

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above, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:

            (i) the reconstituted Partnership shall continue until the end of the term set forth in Section 1.5 unless earlier dissolved in accordance with this Article XIV;

            (ii) if one or more of the successor General Partners is not a former General Partner, or if one or more of the remaining General Partners does not desire to continue as a General Partner, then the interest of such former General Partner and/or such remaining General Partners shall be treated thenceforth as interests of a Limited Partner and converted into Common Units in the manner provided in Section 13.3(b); and

            (iii) all necessary steps shall be taken to cancel this Agreement and the Certificate of Limited Partnership and to enter into and, as necessary, to file a new partnership agreement and certificate of limited partnership, and the remaining General Partner(s) and such successor general partner may for this purpose exercise the powers of attorney granted the members of the Partnership Policy Committee pursuant to
      Section 1.4; provided, that the right of a majority of Outstanding Units to approve a successor General Partner and to reconstitute and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (x) the exercise of the right would not result in the loss of limited liability of any Limited Partner and (y) neither the Partnership, the reconstituted limited partnership, the Intermediate Partnership nor Northern Border Pipeline would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of such right to continue.

      14.3 LIQUIDATION. Upon dissolution of the Partnership, unless the Partnership is continued under an election to reconstitute and continue the Partnership pursuant to Section 14.2, the Partnership Policy Committee or its designee, or if it fails to act, a liquidator or liquidating committee approved by a majority of the Outstanding Units, shall be the Liquidator. The Liquidator (if other than the Partnership Policy Committee or its designee) shall be entitled to receive such compensation for its services as may be approved by a majority of the Outstanding Units. The Liquidator shall agree not to resign at any time without 15 days' prior notice and (if other than the Partnership Policy Committee or its designee) may be removed at any time, with or without cause, by notice of removal approved by a majority of the Outstanding Units. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by a majority of the Outstanding Units. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XIV, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Partnership Policy Committee and the General Partners under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 6.4(b)) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding-up and liquidation of the Partnership as provided for herein. The Liquidator shall liquidate the assets of the Partnership, and apply and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

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            (a) the payment to creditors of the Partnership, including, without limitation, Partners who are creditors, in the order of priority provided by law; and the creation of a reserve of cash or other assets of the Partnership for contingent liabilities in an amount, if any, determined by the Liquidator to be appropriate for such purposes; and

            (b) to all Partners in accordance with, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of this clause) for the taxable year of the Partnership during which the liquidation of the Partnership occurs (with the date of such occurrence being determined pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(g)); and such distribution shall be made by the end of such taxable year (or, if later, within 90 days after said date of such occurrence).

      14.4 DISTRIBUTIONS IN KIND. (a) Notwithstanding the provisions of Section 14.3, which require the liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including, without limitation, those to Partners as creditors) and/or distribute to the Partners or to specific classes of Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 14.3, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Limited Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

      (b) In accordance with Section 704(c)(1)(B) of the Code, in the case of any deemed distribution occurring as a result of a termination of the Partnership pursuant to Section 708(b)(1)(B) of the Code, to the maximum extent possible consistent with the priorities of Section 14.3, the Partnership Policy Committee shall have sole discretion to treat the deemed distribution of Partnership assets to Partners as occurring in a manner that will not cause a shift of the Book-Tax Disparity attributable to a Partnership asset existing immediately prior to the deemed distribution to another asset upon the deemed contribution of assets to the reconstituted Partnership, including, without limitation, deeming the distribution of any Partnership assets to be made either to the Partner who contributed such assets or to the transferee of such Partner.

      14.5 CANCELLATION OF CERTIFICATE OF LIMITED PARTNERSHIP. Upon the completion of the distribution of Partnership cash and property as provided in Sections 14.3 and 14.4 in connection with the liquidation of the Partnership, the Partnership shall be terminated and the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be cancelled and such other actions as may be necessary to terminate the Partnership shall be taken.

      14.6 REASONABLE TIME FOR WINDING UP. A reasonable time shall be allowed for the orderly winding up of business and affairs of the Partnership and the liquidation of its assets pursuant to Section 14.3 in order to minimize any losses otherwise attendant upon such winding up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

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      14.7 RETURN OF CAPITAL. The General Partners shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

      14.8 NO CAPITAL ACCOUNT RESTORATION. No Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership.

      14.9 WAIVER OF PARTITION. Each Partner hereby waives any right to partition of the Partnership property.

                                   ARTICLE XV
                      AMENDMENT OF PARTNERSHIP AGREEMENT;
                             MEETINGS; RECORD DATE

      15.1 AMENDMENT TO BE ADOPTED SOLELY BY PARTNERSHIP POLICY COMMITTEE. Each Limited Partner agrees that the Partnership Policy Committee (pursuant to its powers of attorney from the Limited Partners and Assignees), without the approval of any Limited Partner or Assignee, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

            (a) a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

            (b) admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

            (c) a change that, in the sole discretion of the Partnership Policy Committee, is reasonable and necessary or appropriate to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or that is necessary or advisable in the opinion of the Partnership Policy Committee to ensure that none of the Partnership, the Intermediate Partnership or Northern Border Pipeline will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

            (d) a change (i) that, in the sole discretion of the Partnership Policy Committee, does not adversely affect the Limited Partners in any material respect, (ii) that is necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including, without limitation, the Delaware Act) or that is necessary or desirable to facilitate the trading of the Units (including, without limitation, the division of Outstanding Units into different classes to facilitate uniformity of tax consequences within such classes of Units) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are or will be listed for trading, compliance with any of which the Partnership Policy Committee determines in its sole discretion to be in the best interests of the Partnership and the Limited Partners or (iii) that is required to effect the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

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            (e) an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership or the General Partners or their directors or officers from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

            (f) subject to the terms of Section 4.2, an amendment that the Partnership Policy Committee determines in its sole discretion to be necessary or appropriate in connection with the authorization for issuance of any class or series of Partnership Securities pursuant to Section 4.2;

            (g) any amendment expressly permitted in this Agreement to be made by the Partnership Policy Committee acting alone;

            (h) an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 16.3;

            (i) an amendment that, in the sole discretion of the Partnership Policy Committee, is necessary or desirable to reflect, account for and deal with appropriately the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity other than the Intermediate Partnership, in connection with the conduct by the Partnership of activities permitted by the terms of Section 3.1; or

            (j) any other amendments substantially similar to the foregoing.

      15.2 AMENDMENT PROCEDURES. Except as provided in Sections 15.1 and 15.3, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed only by or with the consent of the Partnership Policy Committee. Each such proposal shall contain the text of the proposed amendment. If an amendment is proposed, the Partnership Policy Committee shall seek the written approval of the requisite percentage of Outstanding Units or call a meeting of the Limited Partners to consider and vote on such proposed amendment. A proposed amendment shall be effective upon its approval by the holders of at least two-thirds of the Outstanding Units unless a greater or different percentage is required under this Agreement. The Partnership Policy Committee shall notify all Record Holders upon final adoption of any proposed amendment, including both amendments proposed and voted upon in accordance with this Section 15.2 and those proposed and voted upon under the special requirements of Section 15.3.

      15.3 AMENDMENT REQUIREMENTS. (a) Notwithstanding the provisions of Sections 15.1 and 15.2, no provision of this Agreement that establishes a percentage of Outstanding Units required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting requirement unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Units whose aggregate Outstanding Units constitute not less than the voting requirement sought to be reduced.

      (b) Notwithstanding the provisions of Sections 15.1 and 15.2, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner without its consent, (ii) enlarge the obligations of any General Partner without its consent, which may be given or withheld in such General Partner's sole discretion, (iii) modify the amounts distributable, reimbursable or otherwise payable to a General Partner by the Partnership, (iv) change Section 14.1 (a) or
(c), (v) restrict in any way any action by or rights of the General Partners or the Partnership Policy Committee as set forth in this Agreement or (vi) change the term of the Partnership or, except as set forth in Section 14.1(c), give any Person the right to dissolve the Partnership.

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      (c) Except as otherwise provided, and without limitation of the
Partnership Policy Committee's authority to adopt amendments to this Agreement as contemplated in Section 15.1, the Partnership Policy Committee may amend the Partnership Agreement without the approval of holders of Outstanding Units, except that any amendment that would have a material adverse effect on the rights or preferences of any class of Outstanding Units in relation to other classes of Units must be approved by the holders of not less than two-thirds of the Outstanding Units of the class affected.

      (d) Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 6.4 or 15.1 and except as otherwise provided by
Section 16.3(b), no amendments shall become effective without the approval of the holders of at least 95% of the Outstanding Units unless the Partnership obtains an Opinion of Counsel to the effects that (a) such amendment will not cause the Partnership, the Intermediate Partnership or Northern Border Pipeline to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes and (b) such amendment will not affect the limited liability of any Limited Partner or any limited partner of the Intermediate Partnership under applicable law.

      (e) This Section 15.3 shall only be amended with the approval of the holders of not less than 95% of the Outstanding Units.

      15.4 MEETINGS. All acts of Limited Partners to be taken hereunder shall be taken in the manner provided in this Article XV. Meetings of the Limited Partners may be called by the Partnership Policy Committee or by Limited Partners owning 20% or more of the Outstanding Units of the class or classes for which a meeting is proposed. Limited Partners shall call a meeting by delivering to the Partnership Policy Committee of one or more requests in writing stating that the signing Limited Partners wish to call a meeting and indicating the general or specific purposes for which the meeting is to be called. Within 60 days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the Partnership Policy Committee shall send a notice of the meeting to the Limited Partners either directly or indirectly through the Transfer Agent. A meeting shall be held at a time and place determined by the Partnership Policy Committee on a date not more than 60 days after the mailing of notice of the meeting. Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners' limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business.

      15.5 NOTICE OF A MEETING. Notice of a meeting called pursuant to Section
15.4 shall be given to the Record Holders in writing by mail or other means of written communication in accordance with Section 17.1. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

      15.6 RECORD DATE. For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 15.11, the Partnership Policy Committee may set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern) or (b) in the event that approvals are sought without a meeting, the date by which Limited Partners are requested in writing by the Partnership Policy Committee to give such approvals.

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

      15.7 ADJOURNMENT. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XV.

      15.8 WAIVER OF NOTICE; APPROVAL OF MEETING; APPROVAL OF MINUTES. The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, Limited Partners representing such quorum who were present in person or by proxy and entitled to vote, sign a written waiver of notice or an approval of the holding of the meeting or an approval of the minutes thereof. All waivers and approvals shall be filed with the Partnership records or made a part of the minutes of the meeting. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner does not approve, at the beginning of the meeting, of the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

      15.9 QUORUM. The holders of two-thirds of the Outstanding Units of the class or classes for which a meeting has been called represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners of such class or classes unless any such action by the Limited Partners requires approval by holders of a majority in interest of such Units, in which case the quorum shall be a majority (excluding, in either case, if such are to be excluded from the vote, Outstanding Units owned by the General Partners and their Affiliates). At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners holding Outstanding Units that in the aggregate represent a majority of the Outstanding Units entitled to vote and be present in person or by proxy at such meeting shall be deemed to constitute the act of all Limited Partners, unless a greater or different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Limited Partners holding Outstanding Units that in the aggregate represent at least such greater or different percentage shall be required. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Units specified in this Agreement. In the absence of a quorum, any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of a majority of the Outstanding Units represented either in person or by proxy, but no other business may be transacted, except as provided in Section 15.7.

      15.10 CONDUCT OF MEETING. The Chairman of the Partnership Policy Committee or, in the absence of the Chairman, such other person as may be selected by the Partnership Policy Committee shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including, without limitation, the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 15.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Chairman of the Partnership Policy Committee or such other person shall serve as chairman of any meeting and shall designate a Person to take the minutes of any meeting.

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

All minutes shall be kept with the records of the Partnership maintained by the Partnership Policy Committee. The Partnership Policy Committee may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including, without limitation, regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.

      15.11 ACTION WITHOUT A MEETING. Any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum percentage of the Outstanding Units that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted. Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing. The Partnership Policy Committee may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than 20 days, specified by the Partnership Policy Committee. If a ballot returned to the Partnership does not vote all of the Units held by the Limited Partner, the Partnership shall be deemed to have failed to receive a ballot for the Units that were not voted. If approval of the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the Partnership Policy Committee, the written approvals shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the Partnership Policy Committee, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Partnership and (c) an Opinion of Counsel is delivered to the Partnership Policy Committee to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners' limited liability, (ii) will not jeopardize the status of the Partnership as a partnership under applicable tax laws and regulations and (iii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners.

      15.12 VOTING AND OTHER RIGHTS. (a) Only those Record Holders of Units on the Record Date set pursuant to Section 15.6 (and also subject to the limitations contained in the definition of "Outstanding") shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which the holders of the Outstanding Units have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Units.

      (b) With respect to Units that are held for a Person's account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Units are registered, such broker, dealer or other agent shall, in exercising the voting rights in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Units in favor of, and at the direction of, the Person who is the beneficial owner, and the Partnership shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 15.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 10.4.

                                   ARTICLE XVI
                                     MERGER

      16.1 AUTHORITY. The Partnership may merge or consolidate with one or more corporations, business trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including, without limitation, a general partnership or limited partnership, formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation ("MERGER AGREEMENT") in accordance with this Article.

      16.2 PROCEDURE FOR MERGER OR CONSOLIDATION. Merger or consolidation of the Partnership pursuant to this Article requires the prior approval of the Partnership Policy Committee. If the Partnership Policy Committee shall determine, in the exercise of its sole discretion, to consent to the merger or consolidation, the Partnership Policy Committee shall approve the Merger Agreement, which shall set forth:

            (a) The names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

            (b) The name and jurisdictions of formation or organization of the business entity that is to survive the proposed merger or consolidation (the "SURVIVING BUSINESS ENTITY");

            (c) The terms and conditions of the proposed merger or consolidation;

            (d) The manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or general or limited partnership interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partnership interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partnership interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or general or limited partnership interests, rights, securities or obligations of any limited partnership, corporation, trust or other entity (other than the Surviving Business Entity) which the holders of such general or limited partnership interest are to receive in exchange for, or upon conversion of, their securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partnership interests, rights, securities or obligations of the Surviving Business Entity or any limited partnership, corporation, trust or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

            (e) A statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

            (f) The effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 16.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of the certificate of merger, the effective time shall be fixed no later than the time of the filing of the certificate of merger and stated therein); and

            (g) Such other provisions with respect to the proposed merger or consolidation as are deemed necessary or appropriate by the Partnership Policy Committee.

      16.3 APPROVAL BY LIMITED PARTNERS OF MERGER OR CONSOLIDATION. (a) The Partnership Policy Committee of the Partnership, upon its approval of the Merger Agreement, shall direct that the Merger Agreement be submitted to a vote of Limited Partners whether at a meeting or by written consent, in either case in accordance with the requirements of Article XV. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a meeting or the written consent.

      (b) The Merger Agreement shall be approved upon receiving the affirmative vote or consent of the holders of at least two-thirds of the Outstanding Units during the Subordination Period and at least a majority of the Outstanding Units thereafter unless the Merger Agreement contains any provision which, if contained in an amendment to this Agreement, the provisions of this Agreement or the Delaware Act would require the vote or consent of a greater percentage of the Outstanding Units or of any class of Limited Partners, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement; provided that, in the case of a merger or consolidation in which the surviving entity is a corporation or other entity intended to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes, if in the opinion of the Partnership Policy Committee it is necessary to effect, in contemplation of such merger or consolidation, an amendment that would otherwise require a vote pursuant to
Section 15.3(d), no such vote pursuant to Section 15.3(d) shall be required unless such amendment by its terms will be applicable to the Partnership in the event the merger or consolidation is abandoned or unless such amendment will be applicable to the Partnership during a period in excess of ten days prior to the merger or consolidation.

      (c) After such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger pursuant to Section 16.4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

      16.4 CERTIFICATE OF MERGER. Upon the required approval by the Partnership Policy Committee and the Limited Partners of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

      16.5 EFFECT OF MERGER. (a) At the effective time of the certificate of merger:

            (i) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

            (ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

            (iii) all rights of creditors and all liens on or security interest in property of any of those constituent business entities shall be preserved unimpaired; and

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

            (iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity, and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

      (b) A merger or consolidation effected pursuant to this Article shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another having occurred.

                                  ARTICLE XVII
                             RIGHT TO ACQUIRE UNITS

      17.1 RIGHT TO ACQUIRE UNITS. (a) Notwithstanding any other provision of this Agreement, if at any time not more than 20% of the total Units of any class then Outstanding are held by Persons other than the General Partners and their Affiliates, the General Partners shall then have the right (exercisable in the sole discretion of the General Partners and on a pro rata basis in accordance with their relative General Partner Percentage Interests, or as otherwise agreed), which right each General Partner may assign and transfer to the Partnership, any other General Partner, or any Affiliate of such General Partner or any other General Partner, exercisable in its sole discretion, to purchase all, but not less than all, of the Units of such class then Outstanding held by Persons other than the General Partners and their Affiliates, at the greater of
(x) the Current Market Price as of the date five days prior to the date that the notice described in Section 17.1(b) is mailed, and (y) the highest cash price paid by a General Partner or any of its Affiliates for any such Unit purchased during the 90-day period preceding the date that the notice described in Section
17.1 (b) is mailed. As used in this Agreement, (i) "CURRENT MARKET PRICE" as of any date of any class of Units listed or admitted to trading on any National Securities Exchange means the average of the daily Closing Prices (as hereinafter defined) per Unit of such class for the 20 consecutive Trading Days (as hereinafter defined) immediately prior to such date; (ii) "CLOSING PRICE" for any day means the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal National Securities Exchange on which the Units of such class are listed or admitted to trading or if the Units of such class are not listed or admitted to trading on any National Securities Exchange, the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or if on any such day the Units of such class are not quoted by any such organization, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in the Units of such class selected by the Partnership Policy Committee, or if on any such day no market maker is making a market in the Units of such class, the fair value of such Units on such day as determined reasonably and in good faith by the Partnership Policy Committee; and (iii) "TRADING DAY" means a day on which the principal National Securities Exchange on which the Units' of any class are listed or admitted to trading is open for the transaction of business or, if Units of a class are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

      (b) If a General Partner, any Affiliate of a General Partner or the Partnership elects to exercise the right to purchase Units granted pursuant to
Section 17.1 (a), the exercising party or parties shall deliver to the Transfer Agent notice of such election to purchase (the "NOTICE OF ELECTION TO PURCHASE") and shall cause the Transfer Agent to mail a copy of such Notice of Election to Purchase to the Record Holders of Units (as of a Record Date selected by the Partnership Policy Committee) at least 10, but not more than 60, days prior to the Purchase Date. Such Notice of

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

Election to Purchase shall also be published for a period of at least three consecutive days in at least two daily newspapers of general circulation printed in the English language and published in the Borough of Manhattan, New York. The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 17.1 (a) at which Units will be purchased and state that the General Partner(s), its Affiliate(s) or the Partnership, as the case may be, elects to purchase such Units, upon surrender of Certificates representing such Units in exchange for payment, at such office or offices of the Transfer Agent as the Transfer Agent may specify, or as may be required by any National Securities Exchange on which the Units are listed or admitted to trading. Any such Notice of Election to Purchase mailed to a Record Holder of Units at his address as reflected in the records of the Transfer Agent shall be conclusively presumed to have been given whether or not the owner receives such notice. On or prior to the Purchase Date, such General Partner(s), its Affiliate(s) or the Partnership, as the case may be, shall deposit with the Transfer Agent cash in an amount sufficient to pay the aggregate purchase price of all of the Units to be purchased in accordance with this Section 17.1. If the Notice of Election to Purchase shall have been duly given as aforesaid at least 10 days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Units subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Certificate shall not have been surrendered for purchase, all rights of the holders of such Units (including, without limitation, any rights pursuant to Articles IV, V and XIV) shall thereupon cease, except the right to receive the purchase price (determined in accordance with Section 17.1 (a)) for Units therefor, without interest, upon surrender to the Transfer Agent of the Certificates representing such Units, and such Units shall thereupon be deemed to be transferred to the General Partner(s), its Affiliate(s) or the Partnership, as the case may be, on the record books of the Transfer Agent and the Partnership, and such exercising party or parties shall be deemed to be the owner of all such Units from and after the Purchase Date and shall have all rights as the owner of such Units (including, without limitation, all rights as owner of such Units pursuant to Articles IV, V and XIV).

      (c) At any time from and after the Purchase Date, a holder of an Outstanding Unit subject to purchase as provided in this Section 17.1 may surrender his Certificate, as the case may be, evidencing such Unit to the Transfer Agent in exchange for payment of the amount described in Section 17.1
(a), therefor, without interest thereon.

                                  ARTICLE XVIII
                               GENERAL PROVISIONS

      18.1 ADDRESSES AND NOTICES. Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first-class United States mail or by other means of written communication to the Partner or Assignee at the address described below. Any notice, payment or report to be given or made to a Partner or Assignee hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Unit at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Unit or the Partnership Interest of a General Partner by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 18.1 executed by a General Partner, a member of the Partnership Policy Committee, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at

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

the address of such Record Holder appearing on the books and records of the Transfer Agent or the Partnership is returned by the United States Post Office marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) if they are available for the Partner or Assignee at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners and Assignees. Any notice to the Partnership or the Partnership Policy Committee shall be deemed given if received by the Chairman of the Partnership Policy Committee at the principal office of the Partnership designated pursuant to Section 1.3. The General Partners and the Partnership Policy Committee may rely and shall be protected in relying on any notice or other document from a Partner, Assignee or other Person if believed by it to be genuine.

      18.2 REFERENCES. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

      18.3 PRONOUNS AND PLURALS. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

      18.4 FURTHER ACTION. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

      18.5 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

      18.6 INTEGRATION. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

      18.7 CREDITORS. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

      18.8 WAIVER. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

      18.9 COUNTERPARTS. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Unit, upon accepting the certificate evidencing such Unit or executing and delivering a Transfer Application as herein described, independently of the signature of any other party.

      18.10 APPLICABLE LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

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

      18.11 INVALIDITY OF PROVISIONS. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                      GENERAL PARTNERS:

                                             NORTHERN PLAINS NATURAL GAS COMPANY

                                             By: /s/ Larry L. Deroin
                                                 -------------------
                                             Name: LARRY L. DEROIN
                                             Title: PRESIDENT

                                             NORTHWEST BORDER PIPELINE COMPANY

                                             By: /s/ G. L. Best
                                                 ---------------
                                             Name: G. L. BEST
                                             Title: VICE PRESIDENT

                                             PAN BORDER GAS COMPANY

                                             By: /s/ J. D. Thomas
                                                 ---------------
                                             Name: J. D.THOMAS
                                             Title: TREASURER

                                      ORGANIZATIONAL LIMITED PARTNER:

                                             NORTHWEST BORDER PIPELINE COMPANY

                                             By: /s/ G. L. Best
                                                 -----------------
                                             Name: G. L. Best
                                             Title: VICE PRESIDENT

                                  LIMITED PARTNERS:

                                       All Limited Partners now and hereafter
                                       admitted as limited partners of the
                                       Partnership, pursuant to Powers of
                                       Attorney now and hereafter executed in
                                       favor of, and granted and delivered to,
                                       the Members of the Partnership Policy
                                       Committee.

                                       By: /s/ Larry L. Deroin
                                           ------------------------------------
                                           Chairman of Partnership Policy
                                           Committee, as attorney-in-fact for
                                           all Limited Partners pursuant to
                                           the Powers of Attorney granted
                                           pursuant to Section 1.4.

                                    EXHIBIT A

                    to the Amended and Restated Agreement of
                             Limited Partnership of
                         NORTHERN BORDER PARTNERS, L.P.

                       CERTIFICATE EVIDENCING COMMON UNITS
                     REPRESENTING LIMITED PARTNER INTERESTS
                         NORTHERN BORDER PARTNERS, L.P.

 No.__________                                           __________ Common Units

      The undersigned officers of NORTHERN BORDER PARTNERS, L.P., a Delaware limited partnership (the "PARTNERSHIP"), hereby certifies that__________________________________ (the "HOLDER") is the registered owner of__________ Common Units representing limited partner interests in the Partnership (the "COMMON UNITS") transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer of the Common Units represented by this Certificate. The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Agreement of Limited Partnership of NORTHERN BORDER PARTNERS, L.P., as amended, supplemented or restated from time to time (the "PARTNERSHIP AGREEMENT"). Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 1400 Smith Street, Houston, Texas 77002. Capitalized terms used herein but not defined shall have the meaning given them in the Partnership Agreement.

      The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) given the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

      This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

      Dated: __________________

                                     NORTHERN BORDER PARTNERS, LP.

                                     By: ______________________________________
Countersigned and Registered by:                Chief Executive Officer

_______________________________,     By: ______________________________________
as Transfer Agent and Registrar          Chief Financial and Accounting Officer

By: ___________________________
      Authorized Signature

                                Exhibit A-Page 1

                            [Reverse of Certificate]

                                 ABBREVIATIONS

      The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM- as tenants in common           UNIF GIFT MIN ACT-.......Custodian.....
TEN ENT- as tenants by the entireties            (Cust)                  (Minor)
JT TEN - as joint tenants with right of           under Uniform Gifts to Minors
         survivorship and not as                  Act.......................
         tenants in common                                               (State)

      Additional abbreviations, though not in the above list, may also be used.

                           ASSIGNMENT OF COMMON UNITS
                                       in
                         NORTHERN BORDER PARTNERS, L.P.

              IMPORTANT NOTICE REGARDING INVESTOR RESPONSIBILITIES DUE TO TAX SHELTER STATUS OF NORTHERN BORDER PARTNERS, L.P.

      You have acquired an interest in Northern Border Partners, L.P., 1400 Smith Street, Houston, Texas 77002, whose taxpayer identification number is______________. The Internal Revenue Service has issued Northern Border Partners, L.P. the following tax shelter registration number:______________


      YOU MUST REPORT THIS REGISTRATION NUMBER TO THE INTERNAL REVENUE SERVICE IF YOU CLAIM ANY DEDUCTION, LOSS, CREDIT, OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN NORTHERN BORDER PARTNERS, L.P.

      You must report the registration number as well as the name and taxpayer identification number of Northern Border Partners, L.P. on Form 8271. FORM 8271 MUST BE ATTACHED TO THE RETURN ON WHICH YOU CLAIM THE DEDUCTION, LOSS, CREDIT, OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN NORTHERN BORDER PARTNERS, L.P.

      If you transfer your interest in Northern Border Partners, L.P. to another person, you are required by the Internal Revenue Service to keep a list containing (a) that person's name, address and taxpayer identification number,
(b) the date on which you transferred the interest and (c) the name, address and tax shelter registration number of Northern Border Partners, L.P. If you do not want to keep such a list, you must (1) send the information specified above to the Partnership, which will keep the list for this tax shelter, and (2) give a copy of this notice to the person to whom you transfer your interest. Your failure to comply with any of the above-described responsibilities could result in the imposition of a penalty under Section 6707(b) or 6708(a) of the Internal Revenue Service Code of 1986, as amended, unless such failure is shown to be due to reasonable cause.

      ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED, OR APPROVED BY THE INTERNAL REVENUE SERVICE.

                                Exhibit A-Page 2

      FOR VALUE RECEIVED, ____________________________________ hereby assigns, conveys, sells and transfers unto____________________________________________

____________________________________     ______________________________________
(Please print or typewrite name               (Please insert Social Security or
and address of Assignee)                  other identifying number of Assignee)

_________________________________________Common Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint _________________ as its attorney-in-fact with full power of substitution to transfer the same on the books of Northern Border Partners, L.P.

Date: __________________________       NOTE: The signature to any endorsement
                                       hereon must correspond with the name as
                                       written upon the face of this
                                       Certificate in every particular,
                                       without alteration, enlargement or
                                       change.

SIGNATURE(S) MUST BE GUARANTEED
BY A MEMBER FIRM OF THE NATIONAL       ________________________________________
ASSOCIATION OF SECURITIES DEALERS,                   (Signature)
INC. OR BY A COMMERCIAL BANK OR

TRUST COMPANY                          ________________________________________
                                                     (Signature)

      SIGNATURE(S) GUARANTEED

      No transfer of the Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration or transfer and an Application for Transfer of Common Units has been executed by a transferee either (a) on the form set forth below or (b) on a separate application that the Partnership will furnish on request without charge. A transferor of the Common Units shall have no duty to the transferee with respect to execution of the transfer application in order for such transferee to obtain registration of the transfer of the Common Units.

  ____________________________________________________________________________

                    APPLICATION FOR TRANSFER OF COMMON UNITS

      The undersigned ("ASSIGNEE") hereby applies for transfer to the name of the Assignee of the Common Units evidenced hereby.

      The Assignee (a) requests admission as a Substituted Limited Partner and agrees to comply with and be bound by, and hereby executes, the Amended and Restated Agreement of Limited Partnership of Northern Border Partners, L.P. (the "Partnership"), as amended, supplemented or restated to the date hereof (the "PARTNERSHIP AGREEMENT"), (b) represents and warrants that the Assignee has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (c) gives the powers of attorney provided for in the Partnership Agreement and (d) makes the waivers and gives the consents and approvals contained in the Partnership Agreement.

      Capitalized terms not defined herein have the meanings assigned to such terms in the Partnership Agreement.

                                Exhibit A-Page 3

 Date:___________________________           __________________________________
                                                   Signature of Assignee


_________________________________           __________________________________
Social Security or other                       Name and Address of Assignee
identifying number of Assignee

_________________________________
         Purchase Price
  including commissions, if any

Type of Entity (check one)

________________Individual_______________Partnership________________Corporation
________________Trust____________________Other (specify)______________________

Nationality (Check One):

___________U.S. Citizen, Resident or Domestic Entity
___________Foreign Corporation, or____________Non-resident alien

      If the U.S. Citizen, Resident or Domestic Entity box is checked, the following certification must be completed.

      Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the "CODE"), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person. To inform the Partnership that no withholding is required with respect to the undersigned interest-holder's interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the interest-holder).

Complete Either A or B:

      A.    Individual Interest-Holder

            1. I am not a non-resident alien for purposes of U.S. income taxation.

            2. My U.S. taxpayer identifying number (Social Security Number) is _______________________________________________________.

            3.    My home address is_________________________________________.

      B.    Partnership, Corporate or Other Interest-Holder

            1.    _____________________________________________ is not a foreign
                        (Name of Interest-Holder)
                  corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations).

            2.    The interest-holder's U.S. employer identification number is
                  __________________________________________________________.

            3. The interest-holder's office address and place of incorporation (if applicable) is____________________________.

                                Exhibit A-Page 4

      The interest-holder agrees to notify the Partnership within 60 days of the date the interest-holder becomes a foreign person.

      The interest-holder understands that this certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.

      Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of

  ____________________________________________________________________________
                           (Name of Interest-Holder)

  ____________________________________________________________________________
                               Signature and Date

  ____________________________________________________________________________
                             Title (if applicable)

      Note: If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or, in the case of any other nominee holder, a person performing a similar function. If the Assignee is a broker, dealer, bank trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any Person for whom the Assignee will hold the Common Units shall be made to the best of the Assignee's knowledge.

                                Exhibit A-Page 5